Exhibit 99.2

PROTOTYPE DEFINED CONTRIBUTION PLAN AND TRUST*

Basic Plan Document 01

Approved by IRS on

March 31, 2008

HUNTON & WILLIAMS LLP • www. hunton.com

© 2008

Prototype Defined Contribution Plan and Trust	Basic Plan Document
Approved March 31, 2008

i

v

TABLE OF CONTENTS

		Page

ARTICLE XVII MISCELLANEOUS		119

17.01.	Qualification and Interpretation	119
17.02.	Participating Employer	119
17.03.	Alienation of Benefits	119
17.04.	Gender	119
17.05.	Right to Inspect Records of the Plan	119
17.06.	Expenses of the Plan	119
17.07.	Lost Participant or Beneficiary	119
17.08.	Virginia Law Applies	119
17.09.	Headings Not Part Hereof	120
17.10.	USERRA	120

ARTICLE I

DEFINITIONS

1.01.        ACCOUNT

Account means the assets or value of the Trust Fund allocated to the Accounts described in Plan section 6.01. When Account is used without modification, it means the sum of all the Participant’s Accounts.

1.02.        ACP SAFE HARBOR MATCHING CONTRIBUTION

ACP Safe Harbor Matching Contribution means any contributions to a Cash or Deferred Profit Sharing Plan made by the Employer pursuant to Plan section 5.15(a) for the Plan Year and allocated to a Participant’s Account by reason of Elective Deferral or Voluntary Contributions.  ACP Safe Harbor Matching Contributions are subject to the vesting schedule elected by the Employer in Adoption Agreement #003.  ACP Safe Harbor Matching Contributions may be used to satisfy the nondiscrimination tests of Plan section 5.13 if the Employer has elected in the Adoption Agreement to use the safe harbors as provided under Plan sections 5.12 and 5.15.

1.03.        ACTUAL DEFERRAL PERCENTAGE OR ADP

Actual Deferral Percentage or ADP means, for purposes of measuring compliance with Code section 401(k) for a specified group of Participants for each Plan Year, the average of the ratios (calculated separately for each Participant in the group) of

(a)           the amount of Employer contributions made on behalf of the Participant for the Plan Year, to

(b)           the Participant’s compensation under Code section 414(s) for the Plan Year.

For purposes of this definition, Employer contributions shall include (i) Elective Deferral Contributions (other than Elective Deferral Restoration Contributions as defined in Plan section 5.06(b) and Catch-Up Contributions), including Excess Deferrals of Highly Compensated Employees but not including Elective Deferral Contributions taken into account under Plan section 5.13 (provided the ADP test is satisfied both with and without the exclusion of these Elective Deferrals for Plan Years beginning before 2006) or Excess Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferral Contributions made under the Plan or plans of this Employer, and (ii) if elected by the Employer in the Adoption Agreement, Qualified Nonelective Contributions and Qualified Matching Contributions under this Plan or any other plan of the Employer. The Actual Deferral Percentage of an Employee who is eligible to but does not make an Elective Deferral Contribution, and who does not receive an allocation of a Qualified Matching Contribution or a Qualified Nonelective Contribution, is zero.

1.04.        ADMINISTRATOR

Administrator means the person or persons specified by the Employer in the Adoption Agreement and appointed under Plan Article XIII to administer the Plan. In the absence of the appointment of an Administrator, the Employer shall be deemed to be the Administrator for all purposes under the Plan.

1.05.        ADOPTION AGREEMENT

Adoption Agreement means the instrument designed by the Sponsor that is (i) completed and executed by the Employer who elects to adopt the Plan and (ii) accepted by the Sponsor.  The Adoption Agreement sets forth the variable features of the Plan and Trust, as elected by the Employer.  The Adoption Agreement may be amended from time to time.  The provisions of the Adoption Agreement are incorporated into and made a part of the Plan.

1.06.        ADP SAFE HARBOR MATCHING CONTRIBUTION

ADP Safe Harbor Matching Contribution means any contributions to a Cash or Deferred Profit Sharing Plan made by the Employer pursuant to Plan section 5.12(a)(1) for the Plan Year and allocated to a Participant’s Account by reason of Elective Deferral or Voluntary Contributions.  ADP Safe Harbor Matching Contributions are nonforfeitable when made, and are subject to the distribution restrictions of Plan section 5.08; provided however, that ADP Safe Harbor Matching Contributions may not be withdrawn on account of hardship.  ADP Safe Harbor Matching Contributions may be used to satisfy the nondiscrimination tests of Plan sections 5.10 or 5.13 if the Employer has elected in the Adoption Agreement to use the safe harbors as provided under Plan sections 5.12 and 5.15.

1.07.        AFFILIATE

Affiliate means

(a)           a member of a controlled group of corporations as defined in Code section 1563(a), determined without regard to Code sections 1563(a)(4) and 1563(e)(3)(C), of which an Employer is a member according to Code section 414(b);

(b)           an unincorporated trade or business that is under common control with an Employer as determined according to Code section 414(c); or

(c)           a member of an affiliated service group of which an Employer is a member according to Code section 414(m); or

(d)           any entity required to be aggregated with the Employer according to Code section 414(o).

(e)           Service with an Affiliate shall be treated as if it were service with the Employer, and all Employees of the Employer and any Affiliate shall be treated as employed by a single employer.  No one shall become a Participant in a Plan solely on account of being employed by an Affiliate and, except as provided in Plan section 2.04(b), a Participant shall cease to be an active Participant if he transfers to such an Affiliate (unless he continues simultaneously to be an Employee hereunder).

1.08.        ALTERNATE PAYEE

Alternate Payee means a Participant’s Spouse, former Spouse, child or other dependent who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to the Participant.

1.09.        ANNUAL ADDITIONS

Annual Additions means the sum of the following amounts credited to a Participant’s Account for the Limitation Year: (i) Employer Contributions; (ii) Voluntary Contributions (if any); (iii) Forfeitures (if any); (iv) amounts allocated after March 31, 1984, to an individual medical benefit account (as defined in Code section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer; (v) amounts derived from contributions paid or accrued after December 31, 1985 which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee under a welfare benefits fund (as defined in Code section 419(e)) maintained by the Employer; and (vi) amounts derived from contributions to a simplified employee pension plan.  For this purpose, any excess Annual Addition applied under Plan section 7.02 in the Limitation Year to reduce Employer Contributions will be considered Annual Additions for such Limitation Year. The following amounts are not considered to be Annual Additions; (i) the transfer of funds from one qualified plan to another; (ii) rollover contributions; (iii) loan repayments under Plan section 9.04; (iv) repayment of distributions under Plan section 8.02(b)(2); and (v) employee contributions to a simplified employee pension plan.

1.10.        ANNUITY STARTING DATE

Annuity Starting Date means the first day of the first period with respect to which an amount is payable as an annuity, or in the case of a benefit not payable in the form of an annuity, the first day on which all events occur that entitle a Participant to such benefit.  A Participant’s Annuity Starting Date is determined subject to the procedures set forth in Plan section 10.03.

1.11.        BENEFICIARY

Beneficiary means one or more individuals or entities that are entitled to receive any benefits that may be payable under the Plan on or after a Participant’s death subject to the following:

(a)           Married Participants.  If a Participant is married, Beneficiary means the Participant’s Surviving Spouse, unless the Spouse consents to the Participant’s designation of another Beneficiary.  The consent by the Participant’s Spouse must be made in writing, must acknowledge the effect of the Participant’s designation of another Beneficiary, and must be witnessed by a Plan representative or a notary public.

(b)           Unmarried Participants. If a Participant has no Surviving Spouse, Beneficiary means one or more individuals or entities designated in writing by the Participant.

(c)           Qualified Domestic Relations Order.  Despite the preceding, to the extent provided in a Qualified Domestic Relations Order, Beneficiary means the Spouse, former Spouse, child, or other dependent of a Participant who is recognized by such order as having a right to receive all or a portion of any benefits payable under the Plan to such Participant on or after the Participant’s death.

1.12.        BOARD

Board means the members, collectively, who serve as the corporate directors of an Employer. Board action may be taken by a majority vote of its members at a meeting, by unanimous consent in lieu of a meeting or in any other manner permissible under applicable state law. The Board may delegate to an appropriate officer, or officers of the Employer, or Committee, all or part of its authority under the Plan. Any action reserved to the Board may be taken by any executive committee of the Board.

1.13.        CATCH-UP CONTRIBUTIONS

Catch-Up Contributions means Elective Deferral Contributions made to the Plan after 2001 that are in excess of an otherwise applicable Plan limit and that are made by Participants who are aged 50 or over by the end of their taxable years.  An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Deferral Contributions without regard to Catch-Up Contributions, such as the limits on Annual Additions, the dollar limitation on Elective Deferral Contributions under Code section 402(g) (not counting Catch-Up Contributions) and the limit imposed by the ADP test under Code section 401(k)(3). Catch-Up Contributions for a Participant for a taxable year may not exceed (1) the dollar limit on Catch-Up Contributions under Code section 414(v)(2)(B)(i) for the taxable year or (2) when added to other Elective Deferral Contributions, 100 percent of the Participant’s Compensation for the taxable year.  The dollar limit on Catch-Up Contributions under Code section 414(v)(2)(B)(i) is $1,000 for taxable years beginning in 2002, increasing by $1,000 for each year thereafter up to $5,000 for taxable years beginning in 2006 and later years.  After 2006, the $5,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code section 414(v)(2)(C). Any such adjustments will be in multiples of $500.

1.14.        CODE

Code means the provisions of the Internal Revenue Code of 1986, as amended, as may be in effect from time to time.  Any reference to a specific provision of the Code shall mean both that provision and any subsequent legislation that modifies, amends, recodifies, or replaces that provision.

1.15.        COMPENSATION

Compensation means (a), (b) or (c) below, as elected by the Employer in the Adoption Agreement, subject to the provisions of (d) - (j):

(a)           W-2 Wages.  The Participant’s wages, as defined in Code section 3401(a), and all other payments of compensation to the Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the employee a written statement under Code sections 6041(d), 6051(a)(3) and 6052, determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed; or

(b)           Federal Withholding Wages.  The Participant’s total compensation received from the employer for personal services actually rendered and which is includible as gross income for federal income tax purposes.  Compensation includes salary, hourly pay, overtime and bonuses, but does not include reimbursements for expenses and designated travel allowances.  Compensation is determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed; or

(c)           415 Safe-Harbor Compensation.  The Participant’s earned income, wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowance), and excluding the following:

(1)           Exclusions.

(A)          Employer contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or Employer contributions under a “simplified employee pension,” as defined in Code section 408(k), to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

(B)           amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(C)           amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option plan; and

(D)          other amounts which receive special tax benefits or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee).

(2)           For Limitation Years beginning on or after January 1, 2005;

(A)          Post-Severance Compensation.  Except as provided in Plan section 1.15(c)(2)(B), payments made within two and one-half months after severance from employment (within the meaning of Code section 401(k)(2)(B)(i)(I)) will be compensation within the meaning of Code section 415(c)(3) if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular Compensation for services during the Employee’s regular working hours, Compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued.

(B)           Qualified Military Service.  Any payments not described in paragraph (A) above are not considered compensation if paid after severance from employment, even if they are paid within two and one-half months following severance from employment, except for payments to an individual who does not currently perform services for the Employer by reason of Military Leave, to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering Military Leave.

(d)           Applicable Period.  Compensation shall include only that Compensation which is actually paid to the Participant during the applicable period.  Except as provided elsewhere in this Plan, the applicable period shall be the period elected by the Employer in the Adoption Agreement.  If the Employer makes no election, the applicable period shall be the Plan Year.

(e)           Deferrals. Notwithstanding the above:

(1)           unless elected by the Employer in the Adoption Agreement, Compensation shall include any amount which is contributed by an Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Code section 125, 402(e)(3), 402(h), or 403(b) or for years on or after January 1, 2001, Code section 132(f). In the absence of an election in the Adoption Agreement, Compensation shall include such amounts.

(2)           unless elected by the Employer in the Adoption Agreement, amounts deferred under Code section 125 shall include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he has other health coverage (deemed Code section 125 compensation).  An amount will be treated as an amount under Code section 125 only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

(f)            Exclusions from Compensation.  Notwithstanding the above, Compensation shall exclude the types of pay specified by the Employer in the Adoption Agreement.

(g)           Compensation from Self-Employment.  For any Self-Employed Individual covered under the Plan, Compensation will mean the net earnings derived by a Partner or Owner-Employee from self-employment as defined in Code section 401(c)(2), to the extent such net earnings constitute compensation for personal services rendered in the Employer’s trade or business with respect to which the Plan is established are a material income-producing factor.  In determining Compensation for this purpose, (i) net earnings from self-employment shall be reduced by the contributions to this Plan on behalf of participating Employees to the extent deductible under Code section 404 (or in the case of an Employer which is a partnership, by each Partner’s distributive share thereof) but shall not be reduced by any other contributions to the Plan and (ii) net earnings shall be determined with regard to the deduction allowed to the taxpayer under Code section 164(f) for taxable years beginning after December 31, 1989.

(h)           Disabled Participants.  If the Employer elects in the Adoption Agreement to make Employer Basic Contributions to Disabled Participants, Compensation for a Disabled Participant is the Compensation such Disabled Participant would have received for the Plan Year if the Participant had been paid at the rate of Compensation paid immediately before becoming Disabled.  Employer Basic Contributions made on behalf of such a Disabled Participant are nonforfeitable when made, and for Plan Years beginning before January 1, 1997, such imputed Compensation may be taken into account only if the Participant is not a Highly Compensated Employee.

(i)            Plan section 7.01.  For purposes of computing the Maximum Permissible Amount under Plan section 7.01 and the minimum top-heavy contribution under Plan section 7.03:

(1)           Deferrals.  Effective for Limitation Years beginning on or after January 1, 1998, Compensation paid or made available during such Limitation Year shall include any elective deferral (as defined in Code section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the employee and which is not includible in gross income of the Employee by reason of Code section 125, 132(f)(4) or 457.  If elected by the Employer in the Adoption Agreement, amounts under Code section 125 shall also include deemed Code section 125 compensation, as described in subsection (e)(2) above.

(2)           Exclusions.  Compensation shall be determined by including any items that are excluded from Compensation pursuant to the Adoption Agreement.

(3)           Applicable Period. Compensation for any Limitation Year shall include Compensation during the entire 12-month period ending on the last day of the Limitation Year.

(j)            Limitation.  In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B).  For Plan Years beginning on or after January 1, 1994, and before January 1, 2002, the annual Compensation of each Employee taken into account under the Plan shall not exceed $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code section 401(a)(17)(B).  The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year.

(1)           Short Determination Period.  If a determination period consists of fewer than 12 months, the applicable annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

(2)           Prior Determination Period.  If Compensation for any prior determination period is taken into account in determining an Employee’s benefit accruing in the current Plan Year, the Compensation for that prior determination period is subject to the applicable annual compensation limit in effect for that prior determination period.  For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the annual compensation limit in effect for determination periods beginning before that date is $200,000.  In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the annual compensation limit in effect for determination periods beginning before that date is $150,000.

(3)           Payroll Interface.  Notwithstanding the preceding, to facilitate the efficient administration of the Plan and interface with any Employer’s payroll system, for purposes of determining the amount of Compensation that may be taken into account for purposes of the Code section 401(a)(17) annual limitation, Compensation shall include, depending on which is more favorable to the affected Participant, either (A) all Compensation earned through the applicable pay period or (B) the sum of all pro-rated amounts of Compensation through the applicable pay period where the pro-rated amount as to any affected Participant for each pay period is the applicable annual limit divided by the number of pay periods in the Plan Year applicable to such Participants (adjusted to reflect changes in status).  In no event may the amount of Compensation that is taken into account exceed a Participant’s actual Compensation through the applicable pay period.

1.16.        CONTRIBUTION PERCENTAGE OR ACP

Contribution Percentage or ACP means, for purposes of measuring compliance with Code section 401(m) for a specified group of Participants for each Plan Year, the average of the ratios (expressed as a percentage) of

(a)           the sum of the Voluntary Contributions and Matching Contributions allocated to the Account of each such Participant for the Plan Year to

(b)           the Participant’s compensation under Code section 414(s) for the Plan Year.

Forfeitures of Excess Aggregate Contributions or Matching Contributions that are allocated to the Participant’s Account shall be taken into account in determining a Participant’s Contribution Percentage in the year in which such Forfeiture is allocated.  If elected by the Employer in the Adoption Agreement, Qualified Nonelective Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) may be taken into account in determining a Participant’s Contribution Percentage.  If elected by the Employer in the Adoption Agreement, any Elective Deferral Contributions, to the extent not taken into account in Plan section 5.10, may be included in a Participant’s Contribution Percentage (provided that the test under Plan section 5.10 is satisfied both before and after such Elective Deferral Contributions are excluded).  A Participant’s Contribution Percentage shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals or Excess Contributions.

1.17.        DAVIS-BACON CONTRACT

“Davis-Bacon Contract” means a contract between the Employer and the United States or the District of Columbia which mandates the payment of the prevailing wage to the Employees providing services under the contract in accordance with the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation.  For purposes of the Plan, “Davis-Bacon Contract” also includes a contract under any state prevailing wage law.

1.18.        DEFERRAL COMPENSATION

Deferral Compensation means the compensation specified by the Employer in Adoption Agreement #003 to be used in making Elective Deferral Contributions and in calculating Matching Contributions.  In the absence of such an election, Deferral Compensation shall have the same meaning as Compensation.

1.19.        DEFINED BENEFIT PLAN

Defined Benefit Plan means any plan established and qualified under Code section 401 or 403, other than and to the extent it is not treated as a Defined Contribution Plan.

1.20.        DEFINED CONTRIBUTION PLAN

Defined Contribution Plan means a pension, profit-sharing or stock-bonus plan established and qualified under Code section 401 or 403 that provides an individual account for each participant and for benefits based solely on the amount contributed to each participant’s account, together with any income, expenses, gains, losses and any forfeitures of accounts of other participants that may be allocated to that participant’s account.

1.21.        DETERMINATION DATE OR DETERMINATION PERIOD

Determination Date or Determination Period means the date for a qualified plan that is the last day of that plan’s preceding plan year or, for a plan’s first plan year, the last day of that first plan year.

1.22.        DIRECTED ACCOUNT

Directed Account means the Accounts or portion of Accounts over which the Participant exercises investment control, as specified by the Employer in the Adoption Agreement.

1.23.        DISABILITY OR DISABLED

Disability or Disabled means the following as elected by the Employer in the Adoption Agreement:

(a)           As Determined By a Physician Chosen By The Administrator.  A Participant’s inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of not less than 12 months.  The permanence and degree of such impairment shall be established and supported by medical evidence furnished by the Administrator to the Trustee.

(b)           Social Security Disability. A Participant satisfies the requirements for Social Security disability benefits. In the absence of an election in the Adoption Agreement, this shall be the definition of Disability under the Plan.

(c)           Employer’s Long-Term Disability Plan.  A Participant satisfies the requirements for benefits under the Employer’s long-term disability plan.

The rules with respect to Disability shall be applied uniformly and consistently to all Participants in similar circumstances.

1.24.        DISTRIBUTION CALENDAR YEAR

Distribution Calendar Year means the calendar year for which a minimum distribution is required under Code section 401(a)(9).  For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Plan section 11.02.

1.25.        EARLY RETIREMENT DATE

Early Retirement Date means the date specified by the Employer in the Adoption Agreement on which a Participant may commence distribution of his Account after attaining his Early Retirement Age and satisfying the service requirement elected by the Employer in the Adoption Agreement. A Participant’s “Early Retirement Age” is the age (not less than 55) elected by the Employer in the Adoption Agreement

1.26.        EFFECTIVE DATE

Effective Date means the date as of which the Employer adopts the Plan, as specified in the Adoption Agreement.

1.27.        ELECTIVE DEFERRAL CONTRIBUTIONS

(a)           In General.  If the Employer adopts a Cash or Deferred Profit Sharing Plan (Adoption Agreement #003), Elective Deferral Contributions means contributions made to the Plan during the Plan Year by the Employer, (i) in lieu of cash Deferral Compensation to a Participant and (ii) which the Participant may elect to receive in cash.  Elective Deferral Contributions shall not include any deferrals properly distributed as Excess Annual Additions.

(1)           Bonus Deferrals.  In addition, if elected by the Employer in the Adoption Agreement, Elective Deferral Contributions also include contributions made to the Plan, at the separate election of the Participant, in lieu of a cash bonus.

(2)           Plan Years After 2005.  For Plan Years beginning after December 31, 2005, the term Elective Deferral Contributions shall include Pre-Tax Deferrals and, if elected by the Employer in the Adoption Agreement, Roth Deferrals.

(b)           Timing of Contributions.

(1)           Current Availability.  Elective Deferral Contributions may not be made with respect to Deferral Compensation which is currently available on or before the date the Participant made such election or, if later, the latest of the date the Employer adopts this Cash or Deferred Profit Sharing Plan, or the date such arrangement first became effective .

(2)           Contribution May Not Precede Election.  A contribution is made pursuant to a cash or deferred election only if the contribution is made after the election is made.

(3)           Contribution May Not Precede Services.  A contribution is made pursuant to a cash or deferred election only if the contribution is made after the Participant’s performance of service with respect to which the contribution is made (or when the cash or other taxable benefit would be currently available, if earlier).

(c)           Participant’s Deferrals.  With respect to any taxable year, a Participant’s Elective Deferral Contributions is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Code section 401(k), any salary reduction simplified employee pension described in Code section 408(k)(6), any SIMPLE IRA plan described in Code section 408(p), any plan described under Code section 501(a)(18), and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code section 403(b) pursuant to a salary reduction agreement.

(d)           Vesting.  Elective Deferral Contributions shall be nonforfeitable when made and distributable only as specified in Plan section 5.08.

1.28.        EMPLOYEE

Employee means any person employed by and receiving Compensation from the Employer or an Affiliate for personal services rendered and with respect to whom the Employer is required to withhold U.S. federal income taxes from such Compensation (whether or not such classification is ultimately determined to be correct as a matter of law or an Employer subsequently agrees to retroactively treat or reclassify such person as an employee).

(a)           Exclusions.  The Employer may specify in the Adoption Agreement whether the following classes of employees are ineligible to participate under the Plan.  The Employer may also exclude in the Adoption Agreement any other specifically described class(es) of employees.

(1)           Collectively-Bargained Employees.  Employees included in a unit of employees covered by a collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the employees of the Employer who are covered pursuant to that agreement are professionals as defined in Treasury Regulations Section 1.410(b)-6(d)(2)(iii)(B).  For this purpose, the term “employee representatives” does not include any organization more than half of whose members are employees who are owners, officers, or executives of the employers.

(2)           Nonresident Aliens.  Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States.

(3)           Independent Contractors.  Any individual who is employed as an independent contractor not entitled to benefits under the Plan and with respect to whom the Employer does not withhold income taxes and file Form W-2 (or any replacement Form), with the Internal Revenue Service and does not remit Social Security payments to the Federal government, even if such individual is later adjudicated to be a common law employee.

(b)           Leased Employees. Unless otherwise specified by the Employer in the Adoption Agreement, the term Employee shall include a Leased Employee if such Leased Employee is deemed an Employee of the

Employer under Code section 414(n) or (o). A Leased Employee shall not be considered an Employee of the Employer if

(1)           such Employee is covered by a money purchase pension plan providing

(A)          a nonintegrated employer contribution rate of at least ten percent of Compensation, as defined in Code section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Leased Employee’s gross income under Code section 125, 402(e)(3), 402(h)(1)(B), 403(b), and for Plan Years beginning on or after January 1, 2001, Code section 132(f)(4),

(B)           immediate participation, and

(C)           full and immediate vesting; and

(2)           Leased Employees do not constitute more than 20% of the Employer’s non-highly compensated workforce within the meaning of Code section 414(n)(5)(C)(ii).

If the Employer does not elect to exclude Leased Employees as an eligible class of Employee, contributions or benefits provided by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer and there shall be no duplication of benefits under this Plan.

1.29.        EMPLOYER

(a)           In General. Employer means the corporation, partnership or sole proprietorship that executes the Adoption Agreement.  Employer includes only those Affiliates that adopt the Plan in accordance with Plan section 2.04.  The term Employer includes any successor corporation, partnership or sole proprietorship by merger, purchase or otherwise, that may continue the Plan.  A sole proprietor is considered to be his own Employer. A partnership is considered to be the Employer of each of its Partners.

(b)           Plan sections 7.01 and 7.02.  For purposes of Plan sections 7.01 and 7.02, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Code section 414(b) as modified by Code section 415(h)), all commonly controlled trades or businesses (as defined in Code section 414(c) as modified by Code section 415(h)) or affiliated service groups (as defined in Code section 414(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under code section 414(o).

1.30.        EMPLOYER BASIC CONTRIBUTIONS

Employer Basic Contributions means any contributions to the Plan made by the Employer for the Plan Year pursuant to Plan section 4.01 and allocated to a Participant’s Account as provided in the Adoption Agreement.

1.31.        EMPLOYER CONTRIBUTIONS

Employer Contributions means Employer Basic Contributions, Elective Deferral Contributions, Qualified Nonelective Contributions, Matching Contributions, Qualified Matching Contributions, Safe Harbor Nonelective Contributions, ADP Safe Harbor Matching Contributions and ACP Safe Harbor Matching Contributions. All Employer Contributions shall be conditioned upon their deductibility by the Employer for federal income tax purposes.

1.32.        EMPLOYER STOCK

Employer Stock means a qualifying employer security as defined in ERISA section 407(d)(3)(1).

1.33.        ENTRY DATE

Entry Date means the date or dates, as specified by the Employer in the Adoption Agreement, on which an Employee may commence participation in the Plan.  The Employer may specify different Entry Dates in Adoption Agreement #003 for eligibility to participate in the Plan for (1) Elective Deferral Contributions and/or (2) Matching and/or Employer Basic Contributions.

1.34.        ERISA

ERISA means (i) the Employee Retirement Income Security Act of 1974, as amended as of the relevant time and (ii) the rulings, regulations and interpretations of ERISA issued by the Secretary of Labor. Any reference to a specific provision of ERISA shall mean both that provision and any subsequent legislation that modifies, amends, recodifies, or replaces that provision.

1.35.        EXCESS AGGREGATE CONTRIBUTION

Excess Aggregate Contribution means, with respect to any Plan Year, the excess of the aggregate amount of Matching Contributions and Voluntary Contributions (and any other contributions taken into account in computing the Contribution Percentage) actually made on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under the limitations described in Plan section 5.13.  Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.  To determine the total Excess Aggregate Contributions under the Plan for a Plan Year,

(a)           calculate the reduction in contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages, beginning with the highest of such percentages in accordance with Treasury Regulations Section 1.401(m)- 2(b)(2)(ii); then

(b)           the dollar amounts calculated in subsection (a).

Such determination shall be made after first determining Excess Deferrals and then determining Excess Contributions.

1.36.        EXCESS CONTRIBUTIONS

Excess Contributions means, with respect to any Plan Year, the aggregate amount of Employer contributions (as defined in Plan section 1.03) actually taken into account in computing the ADP on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under Plan section 5.10. Excess Contributions shall be treated as Annual Additions under the Plan. To determine the total Excess Contributions under the Plan for a Plan Year,

(a)           calculate the reduction in contributions made on behalf of Highly Compensated Employees in order of their Actual Deferral Percentages, beginning with the highest of such percentages, in accordance with Treasury Regulations Section 1.401(k)-2(b)(2)(ii); then

(b)           total the dollar amounts calculated in subsection (a).

Such determination shall be made after first determining Excess Deferrals.

1.37.        EXCESS DEFERRALS

Excess Deferrals means the amount of Elective Deferral Contributions of a Participant that either (a) are made during the Participants’ taxable year and exceed the applicable dollar limitation under Code section 402(g)(1)(B) (including, if applicable, the dollar limitation on Catch-Up Contributions) for such year; or (b) are made during a calendar year and exceed the applicable dollar limitation under Code section 402(g)(1)(B) (including, if applicable, the dollar limitation on Catch-Up Contributions) for the Participant’s taxable year beginning in such calendar year, counting only Elective Deferral Contributions made under this Plan and any other plan, contract or arrangement maintained by the Employer.  Excess Deferrals shall be treated as Annual Additions under the Plan unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year.

1.38.        FIDUCIARY

Fiduciary means a person or entity who, in accordance with ERISA section 3(21), (i) exercises any discretionary authority or discretionary control respecting management of the Plan, (ii) exercises any authority or control respecting management or disposition of Plan assets, (iii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan, or has the authority or responsibility to do so, or (iv) has any discretionary authority or discretionary responsibility in the administration of the Plan.

1.39.        FIVE PERCENT OWNER

Five Percent Owner means any person who owns (or is considered as owning within the meaning of Code section 318) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent of the capital or profits interest in the Employer.  In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code sections 414(b), (c), (m) and (o) and the Treasury regulations promulgated thereunder, shall be treated as separate employers.  For purposes of Plan section 10.07, a Participant is treated as a Five Percent Owner if such Participant is a Five Percent Owner any time during the Plan Year ending with or within the calendar year in which such owner attains age 66½ or any subsequent Plan Year.

1.40.        FORFEITURE

Forfeiture means the portion of a Participant’s Account which is forfeited pursuant to Plan section 8.02, whether (i) on account of such Participant’s resignation or dismissal from employment with the Employer prior to becoming fully vested in his Accounts or (ii) on account of the application of Plan section 5.11(c)(3) or 5.14(e).

1.41.        HIGHLY COMPENSATED EMPLOYEE

Highly Compensated Employee, for any Plan Year beginning after December 31, 1996,

(a)           means:

(1)           a common law employee of an Employer and its Affiliates who was a Five Percent Owner at any time during the determination year or the look-back year; or

(2)           a common law employee of an Employer and its Affiliates who received Compensation in excess of $80,000 (as adjusted from time to time to reflect changes in the cost of living in accordance with the Code and applicable regulations) for the look-back year and, if the Employer so elects in the Adoption Agreement, was during such look-back year among the top 20% (the top-paid group) of all employees of the Employer and its Affiliates in Compensation.

(b)           Determination and Look-Back Years. For purposes of this Plan section, the applicable year of the Plan for which a determination is being made is called a “determination year” and the preceding 12-month period is called a “look-back year.” If the Employer so elects in the Adoption Agreement, for purposes of determining who is a Highly Compensated Employee under paragraph (a)(2), the look-back year is the calendar year beginning with or within the look-back year.

(c)           Nonresident Aliens.  For purposes of this Plan section, employees who are nonresident aliens and who receive no earned income (within the meaning of Code section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) shall not be treated as employees.

(d)           Top-Paid Group.  If elected by the Employer in the Adoption Agreement, an employee is in the top-paid group of employees for any Plan Year if such employee is in the group consisting of the top 20% of all employees of the Employer and Affiliates when ranked on the basis of compensation paid during such determination year.  The following employees shall be excluded for purposes of determining who is in the top-paid group:

(1)           employees who have not completed six months of service;

(2)           employees who normally work fewer than 17½ hours per week;

(3)           employees who normally work not more than six months during any year;

(4)           employees who have not attained age 21; and

(5)           except to the extent provided in regulations, employees who are included in a collective bargaining agreement between employee representatives and an Employer or Affiliate.

(e)           Former Employees.  Highly Compensated Employee shall include any former Employee based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with Treasury Regulations Section 1.414(q)-1T, Q&A-4 and Notice 97-45.

(f)            Transition Rule.  In determining whether an Employee is a Highly Compensated Employee for Plan Years beginning in 1997, the definition of Highly Compensated Employee as described in subsection (a) above is treated as having been in effect for Plan Years beginning in 1996.

1.42.        HOUR OF SERVICE

Hour of Service means

(a)           Work Hours.  Each hour for which an Employee is directly or indirectly paid for the performance of duties, to be credited to the Employee for the computation period in which the duties are performed.

(b)           Non-Work Hours.  Each hour for which an Employee is paid, or entitled to payment, by the Employer for reasons other than the performance of duties (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty prior to December 12, 1994, or leave of absence.

(1)           Maximum Hours.  No more than 501 Hours of Service will be credited under this subsection for any single continuous period (whether or not such period occurs in a single computation period).

(2)           Exclusions.  No Hours of Service are credited under this subsection (b) to an individual with respect to any payment that is made or is due under a plan maintained solely for the purposes of complying with applicable worker’s compensation or unemployment compensation or disability insurance laws, or for a payment that solely reimburses an individual for his medical or medically related expenses incurred.

(3)           Source of Payment.  For purposes of this subsection (b), a payment is deemed to be made by or be due from an Employer or an Affiliate regardless of whether it is made by or due from an

Employer or an Affiliate directly, or indirectly through a trust fund to which the Employer or Affiliate contributes or pays premiums and regardless of whether contributions made or due to the trust fund, or other entity are for the benefit of particular employees or on behalf of a group of employees in the aggregate.

(c)           Back Pay.  Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer excluding any hour credited under subsection (a) or (b). These Hours of Service shall be credited to the Employee for the computation period or periods to which the award or agreement pertains, rather than the computation period in which the award, agreement or payment is made.

(d)           Military Leave.  Each hour during a period in which an individual would have performed services for and been compensated by an Employer or an Affiliate but for the fact that such individual was on a Military Leave for service in the Uniformed Services, provided the individual entered such service directly from the employ of an Employer or an Affiliate, was discharged from such service and was reemployed by an Employer or an Affiliate on or after December 12, 1994, within the period during which his employment rights as a veteran are protected by law.  Hours credited under this subsection shall be calculated, but not limited, in accordance with subsection (b).

(e)           Leave of Absence.  Each hour attributable to a period of service with respect to which an Employee is not paid or entitled to payment (including an approved leave of absence).  For purposes of this subsection, the number of Hours of Service attributable to any such period of service shall be determined by the Administrator on a basis consistent with the Employee’s customary work week.  The provisions of Labor Regulations sections 2530.200b-2(b) and (c) are incorporated herein by reference.

(f)            Leased Employees.  Hours of Service shall be credited for any individual considered an Employee for purposes of this Plan under Code section 414(n) or (o) and the Regulations thereunder.

(g)           Equivalencies. Unless otherwise elected by the Employer in the Adoption Agreement, Hours of Service shall be credited on the basis of the actual hours for which an individual is paid or entitled to payment. Any method for crediting Hours of Service shall apply on a uniform basis to all Employees.

(h)           Service for Affiliate.  An Employee shall receive credit for Hours of Service performed for an Affiliate in the same manner and to the same extent as though such Service had been performed for the Employer.  For purposes of the Plan, a Partner or Owner-Employee shall accrue credit for Hours of Service in the same manner and to the same extent as though he were an Employee.

(i)            Purpose.  Hours of Service are counted for the purposes of determining a Year of Service, a Break in Service, and employment commencement (or reemployment commencement) dates.

(j)            Parental Leave.  Solely for purposes of determining, for participation and vesting purposes, whether a One-Year Break in Service has occurred, an Employee who is absent from work for maternity or paternity reasons shall receive credit for

(1)           Hours of Service.  If the Employer has specified that Years of Service will be based on Hours of Service, the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence up to a maximum of 501 Hours of Service.  If such an Employee should incur a One-Year Break in Service in the computation period in which such absence began, such hours shall be credited to that computation period.  If such Employee would not incur such a One-Year Break in Service in the first computation period, such hours shall be credited to the next succeeding computation period.  The Hours of Service to be so credited shall be determined pursuant to Department of Labor Regulations Sections 2530.200b-2(b) and (c), as amended from time to time.

(2)           Elapsed Time.  If the Employer has specified that Years of Service will be based on elapsed time, a One-Year Break in Service will not begin until the date specified in Plan section 1.60(a)(2)(C).

(3)           Parental Leave Defined.  For purposes of this subsection, an absence from work for maternity or paternity reasons means an absence (A) by reason of the pregnancy of the individual, (B) by reason of a birth of a child of the individual, (C) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (D) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(k)           Family and Medical Leave Act.  Solely for purposes of determining, for participation and vesting purposes, whether a One-Year Break in Service has occurred in a computation period, an Employee who takes leave under the Family and Medical Leave Act will receive credit for the Hours of Service that normally would have been credited to such individual but for such leave.  The total number of Hours of Service that can be credited under this subsection cannot exceed 501, and such Hours of Service shall be credited (i) in the computation period in which the absence began if necessary to prevent the Break in Service in that period, or (ii) in all other cases, in the following computation period.  Any individual who receives credit for Hours of Service for a maternity or paternity leave of absence under subsection (j) will not receive credit for those same Hours of Service under this subsection (k).

1.43.        INFORMATION DATE

Information Date means the date that the Participant receives written information pertaining to procedures for electing or revoking a benefit election, which date is no more than 90 days prior to the Annuity Starting Date.

1.44.        INVESTMENT FUND

Investment Fund means one of the investment media described in Plan section 15.01(b) into which a Participant may direct the investment of the balances in his Directed Account, if so elected by the Employer in the Adoption Agreement. A list of the Investment Funds may be obtained from the Administrator.

1.45.        INVESTMENT MANAGER

Investment Manager means an entity that has the power to manage, acquire or dispose of Plan assets and acknowledges fiduciary responsibility to the Plan in writing.  Such entity must be (i) a person, firm or corporation registered under the Investment Advisors Act of 1940, (ii) an investment advisor not registered under the Investment Advisors Act of 1940 by reason of paragraph (1) of section 203A(a) of such Act, but which is registered as an investment advisor under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it filed the most recent registration form required to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of labor, (iii) a bank as defined in the Investment Advisors Act of 1940, or (iv) an insurance company qualified to manage assets of retirement plans or perform similar functions under the laws of more than one state.

1.46.        KEY EMPLOYEE

Key Employee means,

(a)           Plan Years Beginning After December 31, 2001.  In determining whether the Plan is top heavy for Plan Years beginning after December 31, 2001, Key Employee means any Employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1- percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Plan section 1.15(a), (b) or (c), including deferrals described under Plan section 1.15(e)(1) and, if elected by the Employer in the Adoption Agreement, Plan section 1.15(e)(2).

(b)           Plan Years Beginning Before January 1, 2002.  In determining whether the Plan is top heavy for Plan Years beginning before January 1, 2002, Key Employee means any employee or former employee (including any deceased employee) who at any time during the five-year period ending on the Determination Date was (i) an officer of the Employer having Compensation in excess of 50% of the dollar amount prescribed in Code section 415(b)(1)(A) (relating to Defined Benefit Plans), (ii) an owner of one of the ten largest interests in the Employer if such individual’s Compensation exceeds the dollar amount prescribed in Code section 415(c)(1)(A) (relating to Defined Contribution Plans), (iii) a Five Percent Owner, or (iv) a one-percent owner of the Employer having Compensation in excess of $150,000. The constructive ownership rules of Code section 318 (or the principles of that section, in the case of an unincorporated Employer) will apply to determine ownership in the Employer.  The number of officers taken into account under clause (i) will not exceed the greater of three or ten percent of the total number (after application of the Code section 414(q) exclusions) of Employees, but no more than 50 officers.

(c)           In General.  The determination of who is a Key Employee will be made in accordance with Code section 416(i)(l), the Treasury regulations thereunder and other guidance of general applicability.

1.47.        LEASED EMPLOYEE

Leased Employee means any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person (“leasing organization”), has performed services for the Employer (or for the Employer and related persons determined in accordance with Code section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Employer, or by the Employer and related persons determined in accordance with Code section 414(n)(6).

1.48.        LIFE EXPECTANCY

Life Expectancy means the life expectancy and joint and last survivor expectancy computed by using the appropriate table in Treasury Regulation section 1.401(a)(9)-9.

1.49.        LIMITATION YEAR

Limitation Year means the Plan Year, or the 12-consecutive month period elected by the Employer in the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

1.50.        MASTER OR PROTOTYPE PLAN

Master or Prototype Plan means a master or prototype plan, the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

1.51.        MATCHING CONTRIBUTION

Matching Contribution means contributions to the Plan made by the Employer for the Plan Year based on Elective Deferral or Voluntary Contributions and allocated to a Participant’s Account, as provided in Adoption Agreement #003.

1.52.        MAXIMUM PERMISSIBLE AMOUNT

Maximum Permissible Amount means:

(a)           For Limitation Years beginning on or after January 1, 2002, except for Catch-Up Contributions described in Plan section 5.01(b), the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of:

(1)           $40,000, as adjusted for increases in the cost-of-living under Code section 415(d), or

(2)           100 percent of the Participant’s Compensation for the Limitation Year.

(b)           For Limitation Years beginning before January 1, 2002, the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of:

(1)           $30,000 (as adjusted by the Secretary of the Treasury for increases in the cost of living), or

(2)           25% of the Participant’s Compensation for the Limitation Year.

(c)           Adjustments.  The compensation limit referred to in (a)(2) or (b)(2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code sections 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition.

(d)           Short Limitation Year.  If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount shall not exceed the dollar amount in (a)(1) or (b)(1) (as adjusted) multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

1.53.        MILITARY LEAVE

Military Leave means the performance of duty on a voluntary or involuntary basis in a Uniformed Service under competent authority and includes active duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty, a period for which a person is absent from a position of employment for the purpose of an examination to determine the fitness of the person to perform such duty, and any other absence qualifying as “service in the uniformed services” within the meaning of USERRA.  Notwithstanding the foregoing, Military Leave does not include service in a Uniformed Service that terminates as a result of separation of the Participant from such Uniformed Service under other than honorable conditions, as set forth in USERRA.

1.54.        NAMED FIDUCIARY

Named Fiduciary means the Employer unless otherwise specified by the Employer in the Adoption Agreement.  Unless the chief executive officer of an Employer designates in writing another person or persons to serve as Named Fiduciary, the Named Fiduciary under the Plan is the chief executive officer of a corporate Employer, the managing partner of a partnership Employer, the managing member of a limited liability company Employer or the sole proprietor, as appropriate.

1.55.        NET PROFITS

Net Profits means, unless otherwise specified by the Employer in the Adoption Agreement, the net income or accumulated earnings of the Employer for any Plan Year as determined for federal income tax purposes before deduction of (i) Employer contributions made under the Plan or to any other pension, profit sharing or other employee benefit plan or trust qualified under Code section 401(a), or (ii) any federal or state income taxes imposed upon the Employer.

1.56.        NON-HIGHLY COMPENSATED EMPLOYEE

Non-Highly Compensated Employee means an Employee of the Employer who is not a Highly Compensated Employee.

1.57.        NON-KEY EMPLOYEE

Non-Key Employee means an employee, former employee or other individual described in Code section 416(i)(5) who is not a Key Employee.

1.58.        NORMAL RETIREMENT AGE

Normal Retirement Age means the age specified by the Employer in the Adoption Agreement.

1.59.        NORMAL RETIREMENT DATE

Normal Retirement Date means the date specified by the Employer in the Adoption Agreement on which a Participant may commence distribution of his Account after attaining his Normal Retirement Age.

1.60.        ONE-YEAR BREAK IN SERVICE

One-Year Break in Service means

(a)           one of the following, depending on the method of calculating Years of Service specified by the Employer in the Adoption Agreement:

(1)           Hours of Service.  If the Employer has specified that Years of Service will be based on Hours of Service, One-Year Break in Service means a Year of Service during which a Participant completes fewer than 501 Hours of Service (or a lesser number of hours specified by the Employer in the Adoption Agreement) with the Employer; or

(2)           Elapsed Time  If the Employer has specified that Years of Service will be based on elapsed time, One-Year Break in Service means a 12-consecutive month period during which the Participant is not credited with any Hours of Service.  The 12-consecutive month period begins on the earlier of:

(A)          the date a Participant separates from service by reason of quitting, retirement, death or discharge, or

(B)           the first anniversary of the first day of the period in which an Employee remains absent from service (with or without pay) for any reason other than quitting, retirement, death or discharge, or

(C)           the second anniversary of the first day of the period in which an Employee remains absent from service (with or without pay) for the reasons described in Plan sections 1.42(k) and (j).

(b)           An Employee who is reemployed after an absence from employment due to Military Leave shall be treated as not having incurred a One-Year Break in Service as a result of the period or periods of Military Leave.

1.61.        OWNER-EMPLOYEE

Owner-Employee means either a sole proprietor (one who owns the entire interest in an unincorporated profession, trade or business) or a partner who owns more than ten percent of either the capital interest or the profits interest in the partnership which is the Employer.

1.62.                        PARTICIPANT

Participant means any Employee, Partner or Owner-Employee who has satisfied the eligibility requirements specified by the Employer in the Adoption Agreement and whose Account under the Plan has not been distributed or forfeited.

1.63.                        PARTNER

Partner means any partner of the Employer who owns less than ten percent of both the capital interest and profits interest in the partnership which is the Employer.

1.64.                        PERMISSIVE AGGREGATION GROUP

Permissive Aggregation Group means, for Top-Heavy testing purposes, the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

1.65.                        PLAN

Plan means the Hunton & Williams LLP Prototype Defined Contribution Plan and Trust; however, the Plan adopted by each Employer executing the Adoption Agreement shall be known by the name that the Employer designates in the Adoption Agreement.  The Plan, as in effect for such Employer and amplified or modified by the Adoption Agreement, may from time to time be amended.

1.66.                        PLAN YEAR

Plan Year means the 12-consecutive month period designated by the Employer in the Adoption Agreement.

1.67.                        PRE-TAX DEFERRALS

Pre-Tax Deferrals means a Participant’s Elective Deferral Contributions under Plan section 5.01 that are not includible in the Participant’s gross income at the time deferred.  Prior to January 1, 2006, all Elective Deferral Contributions were Pre-Tax Deferrals.

1.68.                        QUALIFIED DOMESTIC RELATIONS ORDER

Qualified Domestic Relations Order means a judgment, decree, order or approval of a property settlement agreement entered on or after January 1, 1985, that

(a)                                  relates to the provision of child support, alimony payments, or marital property rights to an Alternate Payee;

(b)                                 is made pursuant to a state domestic relations or community property law;

(c)                                  creates or recognizes the right of, or assigns the right to, an Alternate Payee to receive all or a portion of the benefit payable with respect to the Participant under this Plan;

(d)                                 clearly specifies (i) the name and last known mailing address (if available) of the Participant and the name and mailing address of each Alternate Payee, unless the Administrator has reason to know the address independently of the Order; (ii) the amount or percentage of the Participant’s benefits to be paid by the Plan to each Alternate Payee or the manner in which such amount or percentage is to be determined; (iii) the number of payments or period to which the Order applies; and (iv) each plan to which the Order applies;

(e)                                  does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

(f)                                    does not require the Plan to provide increased benefits (that is, does not provide for the payment of benefits in excess of the actuarial equivalent of the benefits to which the Participant would be entitled in the absence of the Order); and

(g)                                 does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order determined previously to be a Qualified Domestic Relations Order.

A domestic relations order entered before January 1, 1985 is a Qualified Domestic Relations Order if payment of Plan benefits pursuant to that order have begun by January 1, 1985, regardless of whether the order satisfies the requirements of Code section 414(p), and even if payments have not begun by January 1, 1985, pursuant to such an order, it may still be treated as a Qualified Domestic Relations Order even though it does not satisfy the requirements of Code section 414(p).

1.69.                        QUALIFIED ELECTION

Qualified Election means a waiver by a Participant of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity form of benefit.

(a)                                  Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall not be effective unless

(1)                                  the Participant’s Spouse consents in writing to the election;

(2)                                  the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);

(3)                                  the Spouse’s consent acknowledges the effect of the election; and

(4)                                  the Spouse’s consent is witnessed by a Plan representative or notary public.

(b)                                 Additionally, a Participant’s waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election.

(c)                                  Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse.  A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights.  A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits.  The number of revocations shall not be limited.  No consent obtained under this provision shall be valid unless the Participant has received the notice required by Plan section 10.04(d).

1.70.                        QUALIFIED JOINT AND SURVIVOR ANNUITY

Qualified Joint and Survivor Annuity means an immediate annuity for the life of the Participant, with a survivor annuity for the life of the Spouse.  Such survivor annuity shall be not less than 50% and not more than 100% of the amount payable during the joint lives of the Participant and the Spouse.  The Qualified Joint and

Survivor Annuity shall be the amount of benefit which can be purchased with the Participant’s vested Account balance.  The amount of the survivor annuity under the Plan shall be 50% unless a greater amount is elected by the Employer in the Adoption Agreement.

1.71.                        QUALIFIED MATCHING CONTRIBUTIONS

Qualified Matching Contributions means any contributions to a Cash or Deferred Profit Sharing Plan made by the Employer pursuant to Plan section 5.05 for the Plan Year and allocated to a Participant’s Account by reason of Elective Deferral Contributions, as provided in the Adoption Agreement.  Qualified Matching Contributions are nonforfeitable when made, and are subject to the distribution restrictions of Plan section 5.08; provided, however, that a Participant shall not be permitted to take a hardship withdrawal of amounts credited to his Qualified Matching Contributions Account after the later of December 31, 1988, or the last day of the Plan Year ending before July 1, 1989.  Qualified Matching Contributions may be used to pass the nondiscrimination test in Plan section 5.10 if the Employer has elected in the Adoption Agreement to use the current year testing method.

1.72.                        QUALIFIED NONELECTIVE CONTRIBUTIONS

Qualified Nonelective Contributions means any contributions to a Cash or Deferred Profit Sharing Plan made by the Employer pursuant to Plan section 5.04 for the Plan Year and allocated to a Participant’s Account as provided in the Adoption Agreement.  Qualified Nonelective Contributions are nonforfeitable when made, and are subject to the distribution restrictions of Plan section 5.08; provided, however, that a Participant shall not be permitted to take a hardship withdrawal of amounts credited to his Qualified Nonelective Contributions Account after the later of December 31, 1988, or the last day of the Plan Year ending before July 1, 1989. Qualified Nonelective Contributions may be used to pass the nondiscrimination tests in Plan sections 5.10 or 5.13 if the Employer has elected in the Adoption Agreement to use the current year testing method.

1.73.                        QUALIFIED PRERETIREMENT SURVIVOR ANNUITY

Qualified Preretirement Survivor Annuity means an annuity for the life of the Participant’s Spouse, which can be provided by the vested balance in the Participant’s Account as of the date of his death.

1.74.                        REQUIRED AGGREGATION GROUP

Required Aggregation Group means, for top-heavy testing purposes, (1) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date or during any of the four preceding Plan Years (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Code sections 401(a)(4) or 410.

1.75.                        REQUIRED BEGINNING DATE

Required Beginning Date means the date as of which distributions must commence in accordance with Code section 401(a)(9), as elected by the Employer in the Adoption Agreement.

1.76.                        ROLLOVER CONTRIBUTION

Rollover Contribution means a contribution of assets received by (or on behalf of) a person from another qualified retirement plan or individual retirement account which (i) meets the requirements for tax deferral of rollovers pursuant to Code section 402, or (ii) qualifies as a distribution pursuant to Treasury Regulation Section 1.411(d)-4, Q&A 3(c).  If any amount accepted as a rollover is a Roth Deferral, a separate account or record shall be maintained for such amount and the earnings thereon.  The Employer will specify in the Adoption Agreement whether or not Rollover Contributions will be accepted by the Plan.

1.77.                        ROTH DEFERRALS

Roth Deferral means a Participant’s Elective Deferral Contributions that are includible in the Participant’s gross income at the time deferred and have been irrevocably designated as Roth Deferrals by the Participant in his deferral election.  A Participant’s Roth Deferrals will be maintained in a separate account containing only the Participant’s Roth Deferrals and gains and losses attributable to Roth Deferrals.

1.78.                        ROTH DEFERRAL ACCOUNT

Roth Deferral Account means, unless otherwise provided by the Plan Administrator, a Participant’s account to which Roth Deferral Contributions are allocated pursuant to Plan section 5.01(c).  A Participant’s Roth Deferral Account may also hold amounts received in a direct rollover contribution of a distribution from a designated Roth account under a plan of the Participant’s prior employer.

1.79.                        SAFE HARBOR NONELECTIVE CONTRIBUTION

Safe Harbor Nonelective Contribution means any contributions to a Cash or Deferred Profit Sharing Plan made by the Employer pursuant to Plan section 5.12(a)(2) for the Plan Year and allocated to a Participant’s Account. Safe Harbor Nonelective Contributions are nonforfeitable when made, and are subject to the distribution restrictions of Plan section 5.08; provided, however, that Safe Harbor Nonelective Contributions may not be withdrawn on account of hardship.  Safe Harbor Nonelective Contributions may be used to satisfy the nondiscrimination test of Plan section 5.10 if the Employer has elected in the Adoption Agreement to use the safe harbor as provided under Plan section 5.12.

1.80.                        SELF-EMPLOYED INDIVIDUAL

Self-Employed Individual means an individual who has Compensation (as defined in Plan section 1.15(g)) for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had Compensation but for the fact that the trade or business had no Net Profits for the taxable year.

1.81.                        SPONSOR

Sponsor means Hunton & Williams LLP, the entity responsible for maintaining the Hunton & Williams LLP Prototype Defined Contribution Plan, in form, in accordance with applicable revenue procedures issued by the Internal Revenue Service regarding the establishment and maintenance of a prototype program.  The Sponsor is empowered with certain exclusive rights, exercisable in its sole discretion, and as reserved to it under such applicable revenue procedures.  The Sponsor is not responsible for maintaining the Plan in operation as it may be adopted by any Employer.

1.82.                        SPOUSE OR SURVIVING SPOUSE

Spouse means the individual legally married to a Participant (according to the laws of the individual’s domicile), on the earlier of the Participant’s Annuity Starting Date or date of death.  A former Spouse will be treated as the Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order.

1.83.                        TOP-HEAVY PLAN

Top Heavy Plan means a qualified plan that meets any of the following conditions:

(a)                                  Single Plan. The Top-Heavy Ratio for the plan exceeds 60 percent and the plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

(b)                                 Required Aggregation Group.  The plan is part of a Required Aggregation Group but not part of a Permissive Aggregation Group of plans, and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60 percent.

(c)                                  Required and Permissive Aggregation Groups. The plan is part of a Required Aggregation Group and a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

1.84.                        TOP-HEAVY RATIO

Top Heavy Ratio means:

(a)                                  Defined Contribution Plans Only.

(1)                                  Top-Heavy Determination For Plan Years Beginning After December 31, 2001.  If the Employer maintains one or more Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any Defined Benefit Plan which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction,

(A)                              the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date(s) (including any part of any Account balance distributed in the one-year period ending on the Determination Date), and

(B)                                the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the one-year period ending on the Determination Dates).

In the case of a distribution made for a reason other than severance from employment, death, or disability, this subsection (a)(1) shall be applied by substituting “five-year period” for “one-year period.”  The Account of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the one-year period ending on the Determination Date will be disregarded.

(2)                                  Top-Heavy Determination For Plan Years Beginning Before January 1, 2002.  If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction,

(A)                              the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date(s) (including any part of any Account balance distributed in the five-year period ending on the Determination Date), and

(B)                                the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Determination Dates) both computed in accordance with Code section 416 and the regulations thereunder.

The Account of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the five-year period ending on the Determination Date will be disregarded.

(b)                                 Defined Contribution and Defined Benefit Plans.  If the Employer maintains a Defined Benefit Plan, the Employer must specify in the Adoption Agreement the actuarial assumptions (interest and mortality only) to be used to calculate the present value of benefits from a Defined Benefit Plan.

(1)                                  Top-Heavy Determination For Plan Years Beginning After December 31, 2001.  If the Employer maintains one or more Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more Defined Benefit Plans which during the five-year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction,

(A)                              the numerator of which is the sum of account balances under the aggregated Defined Contribution Plan(s) for all Key Employees, determined in accordance with subsection (a)(1) above, and the present value of accrued benefits under the aggregated Defined Benefit Plan(s) for all Key Employees as of the Determination Dates, and

(B)                                the denominator of which is the sum of the account balances under the aggregated Defined Contribution Plan(s) for all Participants, determined in accordance with subsection (a)(1) above, and the present value of accrued benefits under the aggregated Defined Benefit Plan(s) for all Participants as of the Determination Dates, all determined in accordance with Code section 416 and the regulations thereunder.

(2)                                  Top-Heavy Determination For Plan Years Beginning Before January 1, 2002.  If the Employer maintains one or more Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more Defined Benefit Plans which during the five-year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction,

(A)                              the numerator of which is the sum of account balances under the aggregated Defined Contribution Plan(s) for all Key Employees, determined in accordance with subsection (b)(3) below, and the present value of accrued benefits under the aggregated Defined Benefit Plan(s) for all Key Employees as of the Determination Dates, and

(B)                                the denominator of which is the sum of the account balances under the aggregated Defined Contribution Plan(s) for all Participants, determined in accordance with subsection (b)(3) below, and the present value of accrued benefits under the aggregated Defined Benefit Plan(s) for all Participants as of the Determination Dates, all determined in accordance with Code section 416 and the regulations thereunder.

(3)                                  Determination of Accrued Benefits.  For purposes of this subsection (b), the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 and the regulations thereunder for the first and second plan years of a Defined Benefit Plan.  The accrued benefit of a Participant other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

(A)                              Top-Heavy Determinations For Plan Years Beginning After December 31, 2001.  The accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the one-year period ending on the Determination Date will be disregarded.  The accrued benefits in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the Determination Date.  In the case of a distribution made for a reason other than severance from employment, death, or disability, this subsection (b)(3)(A) shall be applied by substituting “five-year period” for “one-year period.”

(B)                                Top-Heavy Determinations For Plan Years Beginning Before January 1, 2002.  The accrued benefit of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the five-year period ending on the Determination Date will be disregarded.  The accrued benefits in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

(c)                                  Adjustments.  Both the numerator and the denominator of the Top-Heavy Ratio determined under this Plan section 1.84 are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date.

(d)                                 The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416, the Treasury regulations and other guidance of general applicability issued thereunder.  Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio.  When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

1.85.                        TRANSFERRED CONTRIBUTION

Transferred Contribution means a contribution of assets held for the benefit of an Employee, Partner or Owner-Employee which are transferred directly to the Plan from another Defined Contribution Plan in which such person was a participant, which transfer does not result in a payment or distribution to the person.  The Employer will specify in the Adoption Agreement whether or not Transfer Contributions will be accepted by the Plan.

1.86.                        TRUST OR TRUST FUND

Trust or Trust Fund means the assets of the Plan held in trust by the Trustees pursuant to the terms of the Plan.

1.87.                        TRUSTEE

Trustee means the individual or individuals, or institution appointed by the Board and listed on the Adoption Agreement to act in accordance with the provisions of Plan Article XIII.

1.88.                        UNIFORMED SERVICE

Uniformed Service means the Armed Forces of the United States of America; the Army National Guard and the Air National Guard when engaged in active duty training, inactive duty training or full-time National Guard duty; the commissioned corps of the Public Health Service; and any other category of persons designated by the President of the United States in time of war or emergency.

1.89.                        USERRA

USERRA means the Uniformed Services Employment and Reemployment Rights Act of 1994, and is effective for reemployments initiated on and after December 12, 1994.

1.90.                        VALUATION DATE

Valuation Date means the date on which the assets of the Trust Fund are valued at fair market value. The Plan’s Valuation Date is the last day of each Plan Year and the dates selected by the Employer in the Adoption Agreement or any other date determined by the Employer from time to time.

1.91.                        VOLUNTARY CONTRIBUTIONS

Voluntary Contributions means after-tax contributions (other than Roth Deferrals) made by a Participant to the Plan, pursuant to Plan section 4.03. Voluntary Contributions may only be made if the Employer adopts a Cash or Deferred Profit Sharing Plan (Adoption Agreement #003).

1.92.                        YEAR OF SERVICE

(a)                                  Year of Service means a 12-consecutive month period (computation period) determined as specified by the Employer in the Adoption Agreement.  A Participant’s Years of Service will be used to determine his eligibility to participate in the Plan pursuant to Plan Article III, his nonforfeitable right to any Employer Basic or Matching Contributions allocated to his Account, his right to an allocation of Employer Basic or Matching Contributions and his eligibility for retirement under the Plan.  The Employer may elect in the Adoption Agreement to use different methods of calculating Years of Service for different purposes.

(1)                         Hours method.  If elected by the Employer in the Adoption Agreement, Years of Service are based on the 12-consecutive month period ending on the last day of each Plan Year (unless otherwise specified by the Employer in the Adoption Agreement) in which an employee is credited with 1,000 Hours of Service (unless a lesser number is specified by the Employer in the Adoption Agreement).

(2)                         Elapsed time method.  If elected by the Employer in the Adoption Agreement, Years of Service are based on an individual’s continuous and uninterrupted employment in the service of an Employer or an Affiliate commencing with the date the individual first completes an Hour of Service for the performance of duties and continuing until such individual has a One-Year Break in Service.  If the Employer elects in the Adoption Agreement to determine Years of Service using “elapsed time” an individual’s Years of Service shall be computed in accordance with the following rules:

(A)                     Inclusions.  An individual’s elapsed time service shall not be interrupted by and shall include sick leave, disability leave, service in the armed forces of the United States (provided an individual entered such service directly from the employ of an Employer or an Affiliate and was reemployed by an Employer or an Affiliate while his employment rights are protected by law), temporary layoff, or leave of absence from the Employer for up to two years, and periods of absence from work not otherwise taken into consideration hereunder before an individual’s termination of employment with an Employer and its Affiliates.

(B)                       Period of Severance.  A period of severance is a continuous period of time during which the employee is not employed by the Employer. Such period begins on the date the employee retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the employee was otherwise first absent from service. An individual shall be entitled to credit for his period of severance (up to a maximum of 12 months) if he returns to the employ of an Employer or an Affiliate as an Employee and performs an Hour of Service for the performance of duties before the anniversary of his One-Year Break in Service.

(C)                       Aggregation of Service.  All periods of elapsed time service required to be recognized under the Plan (whether or not consecutive) will be aggregated on the basis of days, and a Participant will be entitled to a whole year of elapsed time service for each 365 days of service.

(b)                                 Leave of Absence. Periods of approved leave of absence not in excess of two years shall be counted as service to the extent determined by the Administrator on the basis of established uniform and nondiscriminatory rules.

(c)                                  Service with Predecessor Employer.  If the Employer maintains the plan of a predecessor employer, service with such predecessor employer shall be treated as service for the Employer under the Plan. If the Employer does not maintain the plan of a predecessor employer, service with predecessor employers shall be credited as service with the Employer except as noted in the Adoption Agreement.

(d)                                 Military Leave. In calculating a Participant’s Years of Service for purposes of determining the nonforfeitability of a Participant’s Account, a Participant shall be deemed to have earned Years of Service equal to the product of (i) the number of calendar months (or a fraction thereof) that the Participant was absent from employment due to Military Leave, and (ii) the average Hours of Service per month the Participant earned during the 12-month period immediately preceding the Military Leave (or, if shorter, the period of the Participant’s employment with the Company immediately preceding the Military Leave) if the Participant’s reemployment with the Employer or an Affiliate is in accordance with USERRA.

ARTICLE II

ADOPTION OF THE PLAN

2.01.                                 COMPLETION OF ADOPTION AGREEMENT

An Employer may adopt the Plan by completing the Adoption Agreement in such form as the Sponsor shall require and which is accepted by the Sponsor.

2.02.                                 PLAN AND TRUST AGREEMENT CONTROL

An Adoption Agreement may contain only those provisions which are authorized by and consistent with the provisions of the Plan and Trust Agreement, and, in the event of any inconsistency, the provisions of the Plan and Trust shall control.

2.03.                                 ADOPTION AND EFFECTIVE DATE OF PLAN

Upon acceptance of the Adoption Agreement by the Sponsor, and upon the receipt by the Trustee of an initial contribution, the Plan and Trust shall be effective as of the Effective Date.

2.04.                                 ADOPTION BY AFFILIATES

(a)                        Participation Agreement. Notwithstanding anything herein to the contrary, the Board may include the employees of an Affiliate in the membership of the Plan upon appropriate action by the board of directors of such Affiliate and the execution of a Participation Agreement.

(1)                                  Plan Provisions.  Each participating Employer shall be required to adopt the Plan in the form specified by the Employer in the Adoption Agreement.

(2)                                  Trustee. Each participating Employer shall be required to use the Trustee(s) specified by the Employer in the Adoption Agreement.

(3)                                  Agent.  Each participating Employer shall be deemed to have irrevocably designated the Employer as its agent with respect to all of its relations with the Trustee and the Administrator for all purposes under the Plan.  Each participating Employer shall be deemed to have delegated to the Board the sole authority to amend, merge or otherwise modify the Plan, except to the extent the Board may expressly delegate such authority.  Unless the context of the Plan clearly indicates the contrary, the word “Employer” shall be deemed to include each participating Employer.

(4)                                  Expenses. Any expenses of the Plan which are to be paid by the Employer or borne by the Trust Fund shall be paid by each participating Employer in the same proportion that the Account balances standing to the credit of all Participants employed by such participating Employer bears to the total Account balances standing to the credit of all Participants of all Employers.

(b)                        Employee Transfers. The transfer of any Participant from or to a participating Employer shall not affect such Participant’s rights under the Plan, and all amounts credited to such Participant’s Account, as well as his accumulated Years of Service with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit. No such transfer shall effect a termination of employment under the terms of the Plan, and the participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employer in the same manner as was the former participating Employer from whom the Employee was transferred.

(c)                         Allocation of Contributions and Forfeitures. Any Employer Contribution or Forfeiture subject to allocation during a Plan Year shall be allocated among all Participants of all participating Employers in accordance with Plan Article IV.

(d)                        Employer Contributions.  If any participating Employer is prevented in whole or in part from making a contribution which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code section 404(a)(3)(B), so much of the contribution which such participating Employer was prevented from making may be made for the benefit of the participating employees of such participating Employer, by other participating Employers who are members of the same affiliated group within the meaning of Code section 1504(a) to the extent of their current or accumulated earnings or profits; provided however, that such contribution by each other participating Employer shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this subsection which the total prevented contribution bears to the total current and accumulated earnings or profits of all the participating Employers remaining after adjustment for all contributions made to the Plan without regard to this subsection. A participating Employer on behalf of whose Employees a contribution is made under this subsection shall not be required to reimburse the contributing participating Employers.

2.05.                        BINDING UPON EMPLOYER

The Plan shall be binding upon the Employer who executes an Adoption Agreement and shall have the same force and effect as though such Employer had executed the Plan.

ARTICLE III

ELIGIBILITY TO PARTICIPATE

3.01.                        ELIGIBILITY

(a)                         Continued Eligibility. Each Employee, Partner, or Owner-Employee who is a Participant in the Plan on the day before the Effective Date specified in the Adoption Agreement, continues to be a Participant as long as he continues to be employed by an Employer or is entitled to benefits from the Plan.

(b)                        Initial Eligibility. Each Employee, Partner, or Owner-Employee who satisfies the eligibility requirements set forth in the Adoption Agreement on the Effective Date shall begin participation on the Effective Date. If so elected in the Adoption Agreement, each Employee, Partner or Owner-Employee employed on the Effective Date shall begin participation on such date, even if they have not satisfied the Plan’s eligibility requirements.  Each other Employee, Partner, or Owner-Employee shall become a Participant in the Plan effective as of the Entry Date elected by the Employer in the Adoption Agreement coinciding with or next following the date on which he satisfies the eligibility requirements set forth in the Adoption Agreement.

(c)                         Davis-Bacon Contract(s). If the Employer contributes to the Plan under a Davis-Bacon Contract, except as the contract provides, the Employer’s Adoption Agreement elections imposing age and service eligibility conditions do not apply with respect to an Employee performing Davis-Bacon Contract service.

3.02.                        SERVICE FOR PURPOSES OF ELIGIBILITY TO PARTICIPATE

(a)                         Eligibility Service Requirements.  The Employer may elect different eligibility service requirements under Adoption Agreement #003 for purposes of eligibility to (1) make Elective Deferral Contributions, (2) receive Employer Basic Contributions and/or (3) receive Matching Contributions.  Any eligibility service requirement that the Employer elects to apply in determining an eligible Employee’s eligibility to make Elective Deferral Contributions shall also apply in determining an eligible Employee’s eligibility to make Voluntary Contributions, if Voluntary Contributions are permitted under the Plan, and to receive Qualified Nonelective Contributions.  If an Employer elects to have different eligibility service requirements apply, an eligible Employee who has met the eligibility requirements with respect to certain contributions, but who has not met the eligibility requirement with respect to other contributions, shall become a Participant in accordance with the provisions of Plan section 3.01, but only with respect to the contributions for which he has met the eligibility requirements.

(b)                        Maximum Service Requirement.  The service requirement set forth in the Adoption Agreement shall not exceed two years for purposes of participation in the Money Purchase Pension Plan (Adoption Agreement #001) and the Profit Sharing Plan (Adoption Agreement #003) and shall not exceed one year for purposes of participation in the cash or deferred arrangement that is part of the Cash or Deferred Profit Sharing Plan (Adoption Agreement #003).  However, if the Employer elects an annual entry date in the Adoption Agreement, the service requirement shall not exceed one year and six months for purposes of participation in the Money Purchase Pension Plan (Adoption Agreement #001) and the Profit Sharing Plan (Adoption Agreement #003) and shall not exceed six months for purposes of participation in the cash or deferred arrangement that is part of the Cash or Deferred Profit Sharing Plan (Adoption Agreement #003).

(c)                         Eligibility Computation Period.  For purposes of computing Years of Service and One-Year Breaks in Service for eligibility to participate in the Plan, an Employee’s computation period shall depend on the method chosen by the Employer in the Adoption Agreement for calculating Years of Service:

(1)                         Hours Method.  If the Employer has specified that Years of Service will be based on Hours of Service, the initial computation period shall be the 12 consecutive month period beginning with the date an Employee first performs an Hour of Service with the Employer (employment commencement date).  The computation period after the initial computation period which shall be used for the purposes of measuring the completion of a Year of Service shall be the Plan Year which includes the first anniversary of the Employee’s employment commencement date unless the

Employer elects in the Adoption Agreement to use the 12 consecutive month period commencing on the first anniversary of the Employee’s date of employment and subsequent anniversaries thereof; provided, however, that an Employee who is credited with 1,000 Hours of Service in both the initial computation period and the subsequent computation period (i.e., the Plan Year which includes the first anniversary of the Employee’s employment commencement date) shall be credited with two Years of Service for purposes of determining his eligibility to participate in the Plan.

(2)                         Elapsed Time.  If the Employer has specified that Years of Service will be based on elapsed time, the computation period shall be the 12 consecutive month period beginning with the date an Employer first performs an Hour of Service with the Employer and subsequent anniversaries thereof.

(d)                                 Service with an Affiliate.  For purposes of determining his eligibility to participate in the Plan pursuant to Plan section 3.01, an Employee shall also receive credit for Years of Service with an Affiliate.

3.03.                        CONTINUED PARTICIPATION

(a)                         Continued Participation.  A Participant shall continue to be a Participant so long as any portion of his vested Account balance remains undistributed, notwithstanding that he may no longer be entitled to contribute or to have contributions made to the Plan on his behalf.

(b)                        Benefiting Participant.  A Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Treasury Regulation 1.410(b)-3(a).

3.04.                        CHANGE IN STATUS

(a)                         Change to Eligible Status.  In the event an employee who is not eligible to participate in the Plan becomes an Employee, such Employee shall participate in the Plan immediately if such Employee has satisfied the minimum age and service requirements prescribed in the Adoption Agreement and would have otherwise previously become a Participant.

(b)                        Change to Ineligible Status.  In the event a Participant becomes ineligible to participate (by moving to an ineligible class of employee), but has not incurred a One-Year Break in Service, such Participant shall participate in the Plan immediately upon returning to an eligible class of Employee.  If such Participant incurs a One-Year Break in Service, eligibility shall be determined under the rules in Plan section 3.06.

3.05.                        PARTICIPATION FOR PURPOSES OF ROLLOVER OR TRANSFERRED CONTRIBUTION

If authorized by the Employer in the Adoption Agreement, an Employee, Partner or Owner-Employee whose Rollover or Transferred Contribution is authorized by the Administrator shall become a Participant as of the date of such contribution, if he has not previously become a Participant. Such person shall be a Participant only for purposes of such Rollover or Transferred Contribution, and shall not be eligible to receive or make a contribution until he has qualified to be a Participant pursuant to Plan section 3.01.

3.06.                        RE-EMPLOYMENT

All Years of Service with the Employer are counted toward eligibility to participate except as noted below:

(a)                         Prior to One-Year Break in Service.  If any Participant has terminated employment, and is reemployed by the Employer before a One-Year Break in Service, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

(b)                                 After One-Year Break in Service.  Service shall not include, with respect to any Employee who is not vested in his Account under Plan section 8.01, service prior to a One-Year Break in Service if the number of consecutive One Year Breaks in Service of such Employee equals or exceeds five (exclusive of any Years of Service excluded under this exception).

(1)                                  Prior Service Disregarded.  If all of a Participant’s Years of Service are disregarded pursuant to this subsection (b), such Participant will be treated as a new Employee for purposes of this Article, and will become a Participant in accordance with Plan section 3.01.

(2)                                  Prior Service Not Disregarded.  If a Participant’s Years of Service may not be disregarded pursuant to this subsection (b), such Participant shall continue to participate in the Plan, or, if terminated, shall participate immediately upon reemployment.

(c)                                  Military Leave.  A Participant who is reemployed after an absence from employment due to Military Leave which is less than five years in the aggregate and whose reemployment satisfies the conditions required under USERRA shall be treated as not having incurred a One-Year Break in Service as a result of a period or periods of Military Leave.

ARTICLE IV

CONTRIBUTIONS

4.01.                                 EMPLOYER BASIC CONTRIBUTIONS

(a)                        Money Purchase Pension Plan.  An Employer using Adoption Agreement #001 to adopt a Money Purchase Pension Plan (a defined contribution plan subject to the minimum funding requirements of Code section 412) shall contribute to the Plan for each Plan Year an amount determined by the Employer as specified in the Adoption Agreement.

(b)                       Profit Sharing or Cash and Deferred Profit Sharing Plan.  An Employer using Adoption Agreement #003 to adopt a Profit Sharing Plan or a Cash or Deferred Profit Sharing Plan shall contribute to the Plan for each Plan Year an amount determined by the Employer as specified in the Adoption Agreement.

4.02.                                 ALLOCATIONS OF EMPLOYER BASIC CONTRIBUTIONS

Employer Basic Contributions shall be allocated to the Accounts of those Participants specified by the Employer in the Adoption Agreement as of the last Valuation Date of the Plan Year to which they relate in the manner specified by the Employer in the Adoption Agreement (and described below).  Unless otherwise specified by the Employer in the Adoption Agreement, in order to receive an allocation of Employer Basic Contributions, a Participant must be employed by the Employer on the last day of the Plan Year.

(a)                        Fixed Percentage.  To the Employer Basic Contribution Accounts of all eligible Participants, in a set percentage of each eligible Participant’s Compensation as specified by the Employer in the Adoption Agreement;

(b)                       Flat Dollar.  To the Employer Basic Contribution Accounts of all eligible Participants, in a flat dollar amount specified by the Employer in the Adoption Agreement;

(c)                        Pro Rata.  To the Employer Basic Contribution Accounts of all eligible Participants, pro rata, based on Compensation paid to them by the Employer during the period specified by the Employer in the Adoption Agreement;

(d)                       Integrated with Social Security.  To the Employer Basic Contribution Accounts of all eligible Participants, taking into account permitted disparity in accordance with Code section 401(l) and the Regulations promulgated thereunder, according to the following provisions and as specified by the Employer in the Adoption Agreement:

(1)                                  First, a percentage of each Participant’s Compensation in excess of the Integration Level for the Plan Year shall be allocated to each Participant’s Account.

(2)                                  Second, an additional amount, which shall not be less than the percentage of each Participant’s Compensation selected in (A), shall be allocated to each Participant’s Account in the ratio that each Participant’s Compensation for the Plan Year bears to all Participants’ Compensation for the Plan Year.

(3)                                  The Excess Contribution Percentage may not exceed the Base Contribution Percentage by more than the Maximum Excess Allowance and the disparity between the Excess Contribution Percentage and the Base Contribution Percentage must be uniform with respect to all Participants.

(4)                                  Further, for any Plan Year in which the Plan is Top Heavy, no Participant shall receive an allocation of less than 3% of his Compensation for the Plan Year.

(5)                                  For purposes of this subsection, the following definitions shall apply:

(A)                              Base Contribution Percentage means the percentage of Compensation at which Employer Contributions (and Forfeitures) are allocated to the Accounts of Participants with respect to Compensation of Participants at or below the Integration Level.

(B)                                Excess Contribution Percentage means the percentage of Compensation at which Employer Contributions (and Forfeitures) are allocated to the Accounts of Participants with respect to Compensation above the Integration Level.

(C)                                Integration Level means an amount equal to the Taxable Wage Base or other dollar amount (not to exceed the Taxable Wage Base) as set forth in the Adoption Agreement.

(D)                               Maximum Excess Allowance means the lesser of (1) the Base Contribution Percentage, or (2) 5.7%.

(E)                                 Taxable Wage Base, with respect to any Taxable Year, means the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of the Plan Year.

(6)                                  Annual overall permitted disparity limit.  Notwithstanding the preceding paragraphs, for any Plan Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension, as defined in Code section 408(k), maintained by the Employer that provides for permitted disparity (or imputes disparity), Employer contributions and forfeitures will be allocated to the Account of each Participant who either completes more than 500 Hours of Service during the plan year or who is employed on the last day of the Plan Year in the ratio that such Participant’s total Compensation bears to the total Compensation of all Participants.

(7)                                  Cumulative permitted disparity limit.  Effective for Plan Years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years.  Total cumulative permitted years means the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant’s cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year.  If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.

(e)                                  Davis-Bacon Contract Allocation Formula.  To the Employer Basic Contributions Account of all Participants in Davis-Bacon Contract service for the Plan Year in accordance with the applicable Davis-Bacon Contract.  The Employer’s contribution will take into account each Participant’s hourly rate, employment category, employment classification and such other factors as the Davis-Bacon Contract may specify.  If the Participant is also eligible to receive Employer Basic Contributions allocated as specified under paragraphs (1) through (4) above, such contribution will be adjusted for the Davis-Bacon Contract contribution as specified in the Adoption Agreement.

(f)                                    Cross-Tested Allocation Formula.  To the Employer Basic Contributions Account of all eligible Participants as specified by the Employer in the Adoption Agreement and as described in paragraphs (1) and (2) below.  Unless otherwise specified by the Employer in the Adoption Agreement, any allocation of Employer Basic Contributions must satisfy the minimum allocation gateway described in paragraph (1).  An Employer instead may elect to use broadly available allocation rates (within the meaning of Treasury Regulations section 1.401(a)(4)-8(b)(1)(iii) and paragraph (2)) or a gradual age schedule (within the meaning of Treasury Regulations section 1.401(a)(4)-8(b)(1)(iv) and paragraph (3)).

(1)                                  Minimum Allocation Gateway.  Each eligible non-Highly Compensated Employee must have an Allocation Rate (as defined in Plan section 4.02(f)(1)(A)(v)) that is not less than the lesser of 5% or one-third the Allocation Rate of the Highly-Compensated Employee with the highest Allocation Rate.

(A)                                       Participant Group Allocation Formula.  To the Employer Basic Contributions Account of all eligible Participants for the Plan Year as follows:

(i)                           First, the total amount of Employer Basic Contributions is allocated among the Deemed Aggregated Allocation Groups in portions determined by the Employer.

(ii)                        Second, within each Deemed Aggregated Allocation Group, the allocation portion is allocated to each Participant in the ratio that such Participant’s Compensation bears to the total Compensation of all Participants in the group.

(iii)                             Each eligible Participant of the Employer will constitute a separate Allocation Group for purposes of allocating Employer Basic Contributions.

(iv)                            Deemed Aggregated Allocation Group means all of the separate Allocation Groups that have the same Allocation Rate.

(v)                       Allocation Rate means the amount of Employer Basic Contributions allocated to a Participant for a Plan Year, expressed as a percentage of Compensation.

(I)                                    Only a limited number of Allocation Rates is permitted, and the number of Allocation Rates cannot be greater than the maximum allowable number of Allocation Rates.

(II)                                The maximum allowable number of Allocation Rates is equal to the sum of the allowable number of Allocation Rates for eligible non-highly compensated employees and the allowable number of allocation rates for eligible Highly Compensated Employees.  The allowable number of Allocation Rates for eligible Highly Compensated Employees is equal to the number of eligible Highly Compensated Employees, limited to 25.  The allowable number of non-highly compensated employee Allocation Rates depends on the number of eligible non-highly compensated employees (see table below), limited to 25

If the number of eligible non-highly compensated employees in the Plan is	then the allowable number of non-highly compensated employee Allocation Rates is
1-2	1
3-8	2
9-11	3
12-19	4
20-29	5
30 or more	the number of eligible non-highly compensated employees divided by five (rounded down to the next whole number if the result is not a whole number) but may not exceed 25.

(III)                            The number of eligible non-highly compensated employees to which a particular Allocation Rate applies must reflect a reasonable classification of Employees and no Employee can be assigned to more than one Deemed Aggregated Allocation Group for a Plan Year.

(B)                       Age-Weighted Allocation Method.  To the Employer Basic Contributions Account of all eligible Participants for the Plan Year such that the equivalent benefit accrual rate for each Participant is identical.

(i)                                     The equivalent benefit accrual rate is the annul annuity commencing at the Participant’s testing age, expressed as a percentage of the Participant’s Compensation which is provided from the allocation of Employer Basic Contributions and forfeitures for the Plan Year, using the standardized actuarial assumptions that satisfy Treasury Regulations section 1.401(a)(4)-12 specified in the Adoption Agreement.

(ii)                                  The Participant’s testing age is the later of Normal Retirement Age or the Participant’s current age.

(2)                                  Broadly Available Allocation Gateway.  If the Employer elect in the Adoption Agreement to use the broadly available allocation gateway, each Allocation Rate (as defined in Plan section 4.02(f)(1)(A)(v)) will be currently available (within the meaning of Treasury Regulation section 1.401(a)(4)-4(b)(2)) to a group of Employees that satisfies Code section 410(b) without regard to the average benefit test.  If two Allocation Rates are permissibly aggregated under Treasury Regulation section 1.401(a)(4)-4(d)(4), they are aggregated and treated as a single Allocation Rate.  Disregard of the age and service conditions of Treasury Regulations section 1.401(a)(4)-4(b)(2)(ii)(A) does not apply for purposes of this subsection (2).  The Allocation Rate for each group of Employees will be as specified in the Adoption Agreement.

(3)                                  Gradual Age or Service Allocation Gateway.  If the Employer elects in the Adoption Agreement to use the gradual age or service allocation gateway, the Allocation Rates (as defined in Plan section 4.02(f)(1)(A)(v)) must increase smoothly at regular intervals within a series of bands based solely on age, on Years of Service, or on the number of points representing the sum of age and service (age and service points), such that the same Allocation Rate applies to all eligible Participants whose age, Years of Service, or age and service points are within each band; and the Allocation Rates under the schedule increase smoothly at regular intervals.

(A)                              Smoothly Increasing Allocation Rates.  A schedule of Allocation Rates increases smoothly if the Allocation Rate for each band within the schedule is greater than the Allocation Rate for the immediately preceding band (i.e., the band with the next lower number of years of age, Years of Service or age and service points) but by no more than 5 percentage points.  However, a schedule of Allocation Rates will not be treated as increasing smoothly if the ratio of the Allocation Rate for any band to the rate for the immediately preceding band is more than 2.0 or if it exceeds the ratio of Allocation Rates between the two immediately preceding bands.

(B)                                Regular Intervals.  A schedule of Allocation Rates has regular intervals of age, Years of Service or age and service points, if each band, other than the band associated with the highest age, Years of Service, or age and service points, is the same length.

(i)                                     For this purpose, if the schedule is based on age, the first band is deemed to be of the same length as the other bands if it ends at or before age 25.

(ii)                                  For a schedule of Allocation Rates based on age and service points, the rules of subparagraph (i) are applied by substituting 25 age and service points for age 25.

(iii)                               For a schedule of Allocation Rates based on Years of Service, the starting service for the first service band is permitted to be treated as one Year of Service of any lesser amount of service.

(g)                                 Allocation Limits. Allocations under this Plan section 4.02 may be made only to the extent they are within the maximum contribution limits of Plan section 7.01.

4.03.                                 VOLUNTARY CONTRIBUTIONS

If the Employer adopts a Money Purchase Pension Plan or a Profit Sharing Plan without a cash or deferred arrangement, the Plan may not accept Voluntary Contributions for Plan Years beginning after the Plan Year in which this Plan is adopted by the Employer.

4.04.                                 ROLLOVER CONTRIBUTIONS AND TRANSFERRED CONTRIBUTIONS

(a)                        Adoption Agreement.  If the Employer so elects in the Adoption Agreement, the Plan may, with the consent of the Trustee, accept a Rollover Contribution or Transferred Contribution on behalf of an Employee, Partner or Owner-Employee from the types of plans specified in the Adoption Agreement, beginning on the effective date specified in the Adoption Agreement.

(b)                       Procedures.  Each person making a Rollover Contribution or Transferred Contribution shall deliver the amount to be contributed to the Administrator, who shall deliver it to the Trustee to be retained in the Participant’s Rollover Contribution Account or Transferred Contribution Account.

(1)                                  The Administrator shall develop such procedures and require such information from Employees as it deems necessary to ensure that amounts contributed under this Plan section 4.04 meet the requirements for rollovers established by this Plan section and by Code section 402(c).  No Rollover Contributions may be made to the Plan until approved by the Administrator.  No Rollover Contribution of a distribution from a designated Roth account under a plan of an Employee’s prior employer shall be approved unless the Employer has elected under Adoption Agreement #003 to permit Roth Deferral Contributions to the Plan.

(2)                                  If a Rollover Contribution made under this Plan section 4.04 is later determined by the Administrator not to have met the requirements of this Plan section or of the Code or Treasury regulations, the Trustee shall, within a reasonable time after such determination is made, and on instructions from the Administrator, distribute to the Employee the amounts then held in the Trust attributable to such Rollover Contributions.

(c)                        Transferred Contributions. If the Administrator accepts a Transferred Contribution on behalf of an Employee from any Defined Contribution Plan that (i) is subject to the funding standards of Code section 412 or (ii) would require payment of a Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity under Code sections 401(a)(11) and 417 with respect to that Employee, the provisions of Plan section 10.04 shall apply to such Participant’s Transferred Contribution Account.

(d)                       Limitations.  A Rollover Contribution or Transferred Contribution made pursuant to this Plan section 4.04 shall be made without regard to the annual limitations on the Maximum Permissible Amount under Plan Article VII.

4.05.                                 USERRA CONTRIBUTIONS

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Military Leave will be provided in accordance with Code section 414(u).  A Participant who is reemployed by an Employer after a period of Military Leave and whose reemployment satisfies the provisions of USERRA shall be entitled to Employer Basic Contributions equal to the amount the Employer would have contributed on behalf of the Participant had the Participant not incurred Military Leave. Earnings and forfeitures shall not be considered in determining the Employer’s obligation under this Plan section.

4.06.                                 DEDUCTIBLE EMPLOYEE CONTRIBUTIONS

The Administrator shall not accept deductible employee contributions, as defined in Code section 72(o)(5)(B), that are made for a taxable year beginning after December 31, 1986.  Contributions made prior to that date will be maintained in a separate account and will be nonforfeitable at all times. The account will share in the income, gains and losses of the Trust Fund in the same manner as described in Plan section 6.02. Subject to Plan section 10.04, the Participant may withdraw any part of his deductible employee contribution account by making a written application to the Administrator.

4.07.                                 TIME OF PAYMENT OF CONTRIBUTIONS

Employer Basic Contributions, if any, for a Plan Year shall be paid by the Employer to the Trustee within the time prescribed by the Code for filing the Employer’s federal income tax return for its taxable year ending with or within the Plan Year, including extensions.

4.08.                                 RETURN OF EMPLOYER CONTRIBUTIONS

(a)                                 In General.                     Notwithstanding any other provision of the Plan, contributions made by an Employer may be returned to such Employer if

(1)                         Mistake of Fact. The contribution was made by reason of a mistake of fact, or

(2)                         Deduction Disallowed.  The contribution was conditioned upon its deductibility by the Employer for federal income tax purposes and the deduction was disallowed, and

(3)                         Timing of Return.  The return to the Employer of the amount involved occurs within one year of the mistaken payment of the contribution or the disallowance of the deduction, as the case may be.

(b)                       Initial Qualification. In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

(c)                        Amount To Be Returned. The amount which may be returned to the Employer is the excess of the amount contributed over the amount that would have been contributed had there not occurred the circumstances causing the excess.  Earnings attributable to the excess contributions may not be returned to the Employer, but losses thereto shall reduce the amount to be so returned.

4.09.                                 PROFITS NOT REQUIRED FOR A PROFIT SHARING PLAN

If the Employer so elects in Adoption Agreement #003, Employer Contributions to a profit sharing plan may be made without regard to Net Profits. The Plan shall continue to be designed to qualify as a profit sharing plan for purposes of Code sections 401(a), 402, 412 and 417.

ARTICLE V

CASH OR DEFERRED ARRANGEMENT

5.01.                        CASH OR DEFERRED CONTRIBUTIONS

(a)                                  Elective Deferral Contributions.  An Employer that elects to allow Elective Deferral Contributions on Adoption Agreement #003 shall contribute to the Plan for each Plan Year such amounts as the Participants may direct to have contributed as Elective Deferral Contributions under the Plan.  Elective Deferral Contributions shall include both single-sum and continuing contributions as specified by the Employer in the Adoption Agreement.

(1)                                  Commencement of Elective Deferral Contributions.  Unless otherwise specified by the Employer in the Adoption Agreement, each Participant must make an affirmative election to commence Elective Deferral Contributions to the Plan.

(A)                              Affirmative Election.  A Participant shall be afforded a reasonable period each Plan Year to elect to make Elective Deferral Contributions to the Plan in lieu of receiving such amounts as cash Deferral Compensation. Such election shall not become effective before the time specified in the Adoption Agreement.

(B)                                Negative Election.  As specified in the Adoption Agreement, a Participant shall be afforded a period of at least 30 days to elect to receive Deferral Compensation in cash in lieu of contributing such amounts to the Plan as Elective Deferral Contributions. At the beginning of the election period, each Participant shall receive a notice that explains (i) the percentage of the Participant’s Deferral Compensation that will be contributed to the Plan as an Elective Deferral Contribution, (ii) the right of the Participant to elect to receive such amounts in cash or to make a greater or smaller Elective Deferral Contribution, and (iii) the procedure for making such an election and the timing for implementation of any such election. An election shall not become effective before the time specified in the Adoption Agreement.

(2)                                  Modification and Termination of Elective Deferral Contributions.  A Participant’s Elective Deferral Contributions shall continue until modified or terminated. A Participant shall be afforded a reasonable period at least once each calendar year, a specified in the Adoption Agreement, to modify the amount or frequency of his Elective Deferral Contributions. A Participant may terminate his Elective Deferral Contributions at any time.

(3)                                  Elective Deferral Contributions of Cash Bonuses Included as Deferral Compensation.  To the extent provided in the Adoption Agreement, a Participant may make a separate Elective Deferral Contribution of cash bonuses included as Deferral Compensation that, at the Participant’s separate election, will be contributed to the Plan or received by the Participant in cash. A Participant shall be afforded a reasonable period to elect to defer cash bonus amounts. Such election shall not apply to Deferral Compensation which is currently available on or before the date the election is made.

(4)                                  Maximum Amount of Elective Deferral Contributions.  A Participant’s Elective Deferral Contributions are subject to any limitations imposed in the Adoption Agreement and the Plan, in conjunction with additional statutory limitations. The Administrator may limit the amount of Elective Deferral Contributions made by Highly Compensated Employees as needed to meet the limitations of Plan section 5.10. Except as permitted under Plan section 5.01(b), no Participant shall be permitted to have Elective Deferral Contributions made under the Plan during any calendar year in excess of the limitation under Code section 402(g). The applicable dollar limitation contained in Code section 402(g)(1)(B) is $10,500 for taxable years beginning in 2000 and 2001, increasing to $11,000 for taxable years beginning in 2002 and increasing $1,000 for each year thereafter up to $15,000 for taxable years beginning in 2006 and later years. After 2006, the $15,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code section 402(g)(5), in multiples of $500.

(5)                                  Allocations.  Prior to January 1, 2006, all Elective Deferral Contribution were allocated to a Participant’s Elective Deferral Contribution Account. After December 31, 2005, Pre-Tax Deferral shall be allocated to a Participant’s Elective Deferral Contribution Account, and Roth Deferrals shall be allocated to a Participant’s Roth Deferral Account. Allocations under this subsection may be made only to the extent they are within the maximum contribution limits specified in Plan section 7.01.

(b)                                 Catch-Up Contributions.  If elected by the Employer in the Adoption Agreement, all Employees who are eligible to make Elective Deferral Contributions under this Plan and who will have attained age 50 before the close of their taxable year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Code section 414(v). Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code sections 401(a)(4), 401(k)(3), 401(k)(11), 403(b)(12), 408(k), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions.

(c)                                  Roth Deferrals.  If elected by the Employer in the Adoption Agreement, any Participant who enters into a salary reduction agreement may designate all or any portion of the Elective Deferral Contributions made thereunder, including any Catch-Up Contributions made under subsection (b), as a Roth Deferral. All Roth Deferrals shall be includible in the Participant’s gross income at the time deferred. Any Elective Deferral Contribution designated as a Roth Deferral may not later be redesignated as a Pre-Tax Deferral.

(1)                                  If any portion of a Participant’s Elective Deferral Contribution is to be distributed under Plan section 5.09 or 5.11(c), such distribution shall be deemed to be derived first from Pre-Tax Deferrals unless the Participant shall notify the Plan Administrator in writing that Roth Deferrals are to be distributed.

(2)                                  If a distribution is to be made to a Participant that is less than all of the Participant’s Account, the Participant must notify the Plan Administrator in writing at least 30 days in advance of such distribution whether any portion of such distribution is to include Roth Deferrals. In the absence of such designation, Roth Deferrals shall be distributed after all Pre-Tax Deferrals.

5.02.                        VOLUNTARY CONTRIBUTIONS

(a)                                  Adoption Agreement.  Subject to the limitation on Annual Additions described in Plan Article VII, an Employer adopting a Cash or Deferred Profit Sharing Plan (Adoption Agreement #003) may elect in the Adoption Agreement to permit Employees to make Voluntary Contributions for each Plan Year. Such contributions shall be paid to the Trustee and retained in the Participant’s Voluntary Contribution Account. If elected by the Employer in the Adoption Agreement, each Participant’s Voluntary Contributions shall be aggregated with his Elective Deferral Contributions and the aggregate amount of such contributions may not exceed the percentage of Deferral Compensation specified by the Employer in the Adoption Agreement.

(b)                                 Allocations.  Voluntary Contributions shall be allocated to the appropriate Participant’s Voluntary Contribution Account as of the Valuation Date coincident with or next following the date they are received by the Trustee. Allocations under this subsection may be made only to the extent they are within the maximum contribution limits specified in Plan section 7.01.

(c)                                  Limitations.  Voluntary Contributions for Plan Years beginning after December 31, 1986, will be limited so as to meet the nondiscrimination test of Code section 401(m). Contributions made prior to that date shall be maintained in a separate account and shall be nonforfeitable at all times.

5.03.                        MATCHING CONTRIBUTIONS

(a)                                  Adoption Agreement.  If elected by the Employer in the Adoption Agreement, the Employer may make Matching Contributions to the Plan. The amount of such Matching Contributions shall be calculated by reference to the Participants’ Elective Deferral and/or Voluntary Contributions as specified by the Employer in the Adoption Agreement. The Employer may elect in the Adoption Agreement to match Catch-Up Contributions.

(b)                                 Allocations.  Matching Contributions made for the accounting period designated by the Employer in the Adoption Agreement shall be allocated to Participants’ Accounts as of a date no later than the last Valuation Date of the Plan Year to which they relate in the manner specified by the Employer in the Adoption Agreement. Unless otherwise specified by the Employer in the Adoption Agreement, in order to receive an allocation of Matching Contributions, a Participant must be employed by the Employer on the last day of the Plan Year.

(c)                                  Limitations.  Allocations under this subsection may be made only to the extent they are within the maximum contribution limits specified in Plan section 7.01.

(d)                                 Forfeitures.  Matching Contributions must be forfeited if the contributions to which they relate are Excess Deferrals (unless the Excess Deferrals are for Non-Highly Compensated Employees), Excess Contributions or Excess Aggregate Contributions.

5.04.                        QUALIFIED NONELECTIVE CONTRIBUTIONS

(a)                                  Adoption Agreement.  If elected by the Employer in the Adoption Agreement, the Employer may make Qualified Nonelective Contributions in an amount determined by the Employer.

(b)                                 Allocations.  Qualified Nonelective Contributions shall be allocated as of the last Valuation Date of the Plan Year to the Qualified Nonelective Contribution Accounts of the Participants specified in the Adoption Agreement either (1) pro rata based on Plan Year Compensation or (2) as a flat dollar amount.

(c)                                  ADP and/or ACP Test.  In addition, in lieu of distributing Excess Contributions as provided in Plan section 5.11, or Excess Aggregate Contributions as provided in Plan section 5.14, the Employer may elect in the Adoption Agreement to use Qualified Nonelective Contributions to satisfy the ADP test of Plan section 5.10 and/or the ACP test of Plan section 5.13.

(d)                                 Limitations.  Allocations under this subsection may be made only to the extent they are within the maximum contribution limits specified in Plan section 7.01.

(e)                                  Restrictions.  Qualified Nonelective Contributions shall be fully vested when made and shall be subject to the distribution restrictions in Plan section 5.08; provided, however that a Participant shall not be permitted to take a hardship withdrawal of amounts credited to his Qualified Nonelective Contributions Account after the later of December 31, 1988 or the last day of the Plan Year ending before July 1, 1989.

5.05.                        QUALIFIED MATCHING CONTRIBUTIONS

(a)                                  Adoption Agreement.  If elected by the Employer in the Adoption Agreement, the Employer may make Qualified Matching Contributions in an amount determined by the Employer, and use such contributions to satisfy the ADP test of Plan section 5.10. A Qualified Matching Contribution must be designated as such at the time it is contributed to the Trust.

(b)                                 Allocations.  Unless otherwise specified by the Employer in the Adoption Agreement, Qualified Matching Contributions shall be allocated based on Elective Deferral and Voluntary Contributions as of the last Valuation Date of the Plan Year among the Qualified Matching Contribution Accounts of all Non-Highly Compensated Employees.

(c)                                  Limitations.  Allocations under this subsection may be made only to the extent they are within the maximum contribution limits specified in Plan section 7.01.

(d)                                 Restrictions and Forfeitures.  Qualified Matching Contributions shall be fully vested when made and shall be subject to the distribution restrictions in Plan section 5.08; provided, however that a Participant shall not be permitted to take a hardship withdrawal of amounts credited to his Qualified Matching Contributions Account after the later of December 31, 1988 or the last day of the Plan Year ending before July 1, 1989. Notwithstanding the preceding, Qualified Matching Contributions must be forfeited if the contributions to which they relate are Excess Deferrals (unless the Excess Deferrals are for Non-Highly Compensated Employees), Excess Contributions, or Excess Aggregate Contributions.

5.06.                        USERRA CONTRIBUTIONS

(a)                                  Restoration Contributions.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Military Leave will be provided in accordance with Code section 414(u). A Participant who is reemployed by an Employer after a period of Military Leave and whose reemployment satisfies the provisions of USERRA shall be entitled to Matching Contributions equal to the amount the Employer would have contributed on behalf of the Participant had the Participant not incurred Military Leave and had the Participant’s Elective Deferral Restoration Contributions actually been made pursuant to subsection (b) during the period of Military Leave to which such Matching Contributions relate. Earnings and forfeitures shall not be considered in determining the Employer’s obligation under this Plan section.

(b)                                 Elective Deferral Restoration Contributions.  Elective Deferral Restoration Contributions are contributions made to the Plan by the Employer, at the election of the Participant in lieu of cash Compensation. A Participant’s Elective Deferral Restoration Contribution shall not exceed the amount of Deferral Compensation that the Participant could have deferred under the Plan during his or her Military Leave had the Participant remained employed by the Employer during the Military Leave.

(c)                                  Compensation.  For purposes of determining the maximum amount of Elective Deferral Restoration Contributions, a Participant shall be treated as having received Deferral Compensation equal to either (i) the Deferral Compensation the Participant would have received during the period of Military Leave had the Participant not incurred Military Leave, determined based on the rate of pay the Participant would have received from the Employer but for the absence during Military Leave, or (ii) if the Deferral Compensation the Participant would have received during the period of Military Leave is not reasonably certain, the Participant’s average Deferral Compensation during the 12-month period immediately preceding the Military Leave (or, if shorter, the period of employment immediately preceding the Military Leave).

(d)                                 Voluntary Restoration Contributions.  During the Account Restoration Period, a Participant may make Voluntary Restoration Contributions to the Plan totaling an amount not greater than the Voluntary Contributions the Participant could have made to the Plan had the Participant not incurred a period of Military Leave. Voluntary Restoration Contributions may be in addition to any other contributions, including Voluntary Contributions, that the Participant may make to the Plan upon his or her return from Military Leave. The determination of Compensation shall be made in the same manner as described in subsection (c).

(e)                                  Account Restoration.  Notwithstanding any provision of the Plan to the contrary and in addition to any other contribution to the Plan, a Participant may cause Restoration Contributions to be made on his or her behalf during the Account Restoration Period.

(f)                                    Account Restoration Period.  The duration of a Participant’s Account Restoration Period shall equal the lesser of (i) the product of three and the duration of the Military Leave, and (ii) five years. The Account Restoration Period commences on the date the Participant becomes reemployed by an Employer following Military Leave.

5.07.                        TIME OF PAYMENT OF CONTRIBUTIONS

Elective Deferral or Voluntary Contributions shall be paid by the Employer to the Trustee as soon as practicable after such amounts can reasonably be segregated from the assets of the Employer but in no event later than the 15th business day of the month following the month in which the Participant would have received the Compensation in cash.

5.08.                        DISTRIBUTION RESTRICTIONS ON ELECTIVE DEFERRAL CONTRIBUTIONS

(a)                                  Restrictions.  Notwithstanding any other provision of the Plan, Elective Deferral, Qualified Matching, Qualified Nonelective, ADP Safe Harbor Matching and Safe Harbor Nonelective Contributions and income allocable to each may not be distributed before:

(1)                                          Severance From Employment.  The Participant’s severance from employment (separation from service for Plan Years beginning before 2002);

(2)                                          Death.  The Participant’s death;

(3)                                          Disability.  The Participant’s Disability;

(4)                                          Hardship.  The Participant has a hardship pursuant to Plan section 9.03.

(5)                                          Age 59½.  The Participant has attained age 59½.

(6)                                          Plan Termination.  Lump sum distributions are made upon Plan termination if the Plan terminates without the establishment of another Defined Contribution Plan (other than an employee stock ownership plan as defined in Code section 409(a) or 4975(e)(7), a simplified employee pension plan as defined in Code section 408(k), a SIMPLE IRA plan as defined in Code section 408(p), a plan or contract described in Code section 403(b) or a plan described in Code section 457(b) or (f)) at any time during the period beginning on the date of plan termination and ending 12 months after all assets have been distributed from the Plan.

(7)                                          In Plan Years Beginning Before 2002.  Distributions made under this Plan section 5.09(a)(7) must be made in a lump sum.

(A)                              Disposition of Assets.  A Participant’s Employer which is a corporation disposes to an unrelated corporation substantially all of its assets (within the meaning of Code section 409(d)(2)) used in the trade or business of the corporation if such corporation continues to maintain this Plan, and that Participant continues employment with the business that acquires the assets; or

(B)                                Disposition of Interest.  A corporation disposes to an unrelated entity its interest in the Participant’s Employer, which is a subsidiary corporation within the meaning of Code section 409(d)(3) if such corporation continues to maintain this Plan, and the Participant continues his employment with the Employer.

(b)                                 Consent Requirements.  All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Code sections 401(a)(11) and 417.

5.09.                        EXCESS DEFERRALS

(a)                                  Notice of Excess Deferrals.  A Participant who makes elective deferrals (as defined in Code section 402(g)) to a plan of an employer that is not an Affiliate may assign to this Plan any Excess Deferrals made during the Participant’s taxable year. A Participant’s assignment of Excess Deferrals shall (i) be in writing; (ii) be submitted to the Administrator not later than March 1; (iii) specify the amount of the Participant’s Excess Deferrals for the preceding calendar year; an (iv) be accompanied by the Participant’s written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Code section 401(k), 408(k) or 403(b), shall exceed the limit imposed on the Participant by Code section 402(g) for the year in which the Elective Deferral Contributions occurred. A Participant is deemed to notify the Administrator of any Excess Deferrals that arise by taking into account only those Elective Deferral Contributions made to this Plan and any plans of this Employer and its Affiliates.

(b)                                 Correction After Taxable Year.  Notwithstanding any other provision of the Plan, Excess Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 following the calendar year in which the Excess Deferrals were made, to Participants to whose Account such Excess Deferrals were allocated for the preceding calendar year. For years beginning after 2005, distribution of Excess Deferrals for a year shall be made first from the Participant’s Pre-Tax Deferrals, to the extent Pre-Tax Deferrals were made for the year, unless the Participant specifies otherwise.

(c)                                  Correction During Taxable Year.  Excess Deferrals and any income or loss allocable thereto may be distributed during the calendar year in which the Excess Deferrals were made to the Participants to whose Account such Excess Deferrals were allocated for that calendar year. The correcting distribution cannot occur until after the Trustee has received the Elective Deferral Contributions that caused the Excess Deferral. For years beginning after 2005, distribution of Excess Deferrals for a year shall be made first from the Participant’s Pre-Tax Deferrals, to the extent Pre-Tax Deferrals were made for the year, unless the Participant specifies otherwise.

(d)                                 Income or Loss.  Excess Deferrals shall be adjusted for income or loss up to the date of distribution (last day of the Plan Year in which they occur for Plan Years beginning prior to January 1, 2006). Income or loss allocable to Excess Deferrals may be determined under either (1) or (2) below:

(1)                                  Safe-Harbor Formula.  The income or loss allocable to Excess Deferrals is the sum of:

(A)                              income or loss allocable to the Participant’s Elective Deferral Contributions Account for the taxable year multiplied by a fraction, the numerator of which is such Participant’s Excess Deferrals for the year and the denominator is the Participant’s Account balance attributable to Elective Deferral Contributions without regard to any income or loss occurring during such taxable year; and

(B)                                10 percent of the amount determined under (A) multiplied by the number of whole calendar months between the end of the Participant’s taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

(2)                                  Reasonable Method.  The income or loss allocable to Excess Deferrals shall be determined based on any reasonable method selected by the Employer, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participant’s Accounts.

(e)                                  Limitations.  The amount of Excess Deferrals that may be distributed with respect to a Participant shall be reduced by any Excess Contributions previously distributed or recharacterized with respect to such Participant for the Plan Year beginning with or within such taxable year. Effective January 1, 2006, distribution of Excess Deferrals for a year shall be made first from the Participant’s Elective Deferral Account, to the extent Pre-Tax Deferrals were made for the year, and then from the Participant’s Roth Deferral Account, if any, unless the Participant specifies otherwise. In no event may the amount distributed pursuant to this Plan section 5.09 exceed the Participant’s total Elective Deferral Contributions for such taxable year.

(f)                                    Forfeiture of Matching Contributions.  Matching Contributions which relate to Elective Deferral Contributions distributed as Excess Deferrals shall be forfeited as of the last Valuation Date of the Plan Year to which the Excess Deferrals relate in accordance with Plan section 8.02(d).

5.10.                        LIMITATIONS ON ELECTIVE DEFERRAL CONTRIBUTIONS

(a)                                  Actual Deferral Percentage Test.  Unless the Employer has elected in the Adoption Agreement to use the safe-harbor provisions of Plan section 5.12, the Actual Deferral Percentage (“ADP”) for Highly Compensated Employees for the Plan Year and the prior Plan Year’s Actual Deferral Percentage for Non-Highly Compensated Employees for the prior Plan Year must satisfy one of the tests described in paragraphs (1) or (2):

(1)                                  The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year’s ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(2)                                  The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year’s ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0; provided, however, that the ADP for Participants who are Highly Compensated Employees does not exceed the prior Plan Year’s ADP for Participants who were Non-Highly Compensated Employees in the prior Plan Year by more than two percentage points.

(3)                                  First Testing Year.  For the first Plan Year during which the Plan permits any Participant to make Elective Deferral Contributions and this is not a successor plan, for purposes of paragraphs (1) and (2), the prior Plan Year’s Non-Highly Compensated Employees’ ADP shall be three percent unless the Employer has elected in Adoption Agreement #003 to use the current Plan Year’s ADP for such Participants.

(4)                                  State or Local Governmental Plans.  Pursuant to Code section 401(k)(3)(G), a state or local governmental plan is deemed to satisfy the ADP test.

(b)                                 Current Year Testing Method.  If elected by the Employer in Adoption Agreement #003, the ADP test in Plan section 5.10(a) will be applied by comparing the current Plan Year’s ADP for Participants who are Highly Compensated Employees with the current Plan Year’s ADP for Participants who are Non-Highly Compensated Employees. Once made, this election can be changed only if the Plan has used current year testing for each of the preceding five Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code section 410(b)(6)(C)(i), the Employer maintains both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in Code section 410(b)(6)(C)(ii).

(c)                                  Disproportionate Contributions.  In Plan Years beginning on or after January 1, 2006, the following rules apply to Qualified Nonelective and Qualified Matching Contributions taken into account under the ADP test.

(1)                                  Qualified Nonelective Contributions.  Qualified Nonelective Contributions made to the Account of a Non-Highly Compensated Employee cannot be taken into account under the ADP test to the extent such contributions exceed the product of that Non-Highly Compensated Employee’s Compensation and the greater of 5% or two times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account under an ACP test under Plan section 5.13 (including the determination of the representative contribution rate for purposes of 5.13(c)(2)), is not permitted to be taken into account for purposes of this subsection (c) (including the determination of the representative contribution rate under paragraph (A) of this subsection).

(A)                              Definition of Representative Contribution Rate.  For purpose of this subsection (d), the Plan’s representative contribution rate is the lowest applicable contribution rate of any eligible Non-Highly Compensated Employee among a group of eligible Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees for the Plan Year (or, if greater, the lowest applicable contribution rate of any eligible Non-Highly Compensated Employee in the group of all eligible Non-Highly

Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year).

(B)                                Definition of Applicable Contribution Rate.  For purposes of this subsection (d), the applicable contribution rate for an eligible Non-Highly Compensated Employee is the sum of the Qualified Matching Contributions taken into account under this subsection (d) for the eligible Non-Highly Compensated Employee for the Plan Year and the Qualified Nonelective Contributions made for the eligible Non-Highly Compensated Employee for the Plan Year, divided by the eligible Non-Highly Compensated Employee’s Compensation for the same period.

(C)                                Special Rule for Prevailing Wage Contributions.  Notwithstanding the preceding, Qualified Nonelective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under a Davis-Bacon Contract can be taken into account for a Plan Year for a Non-Highly Compensated Employee to the extent such contributions do not exceed ten percent of that Non-Highly Compensated Employee’s Compensation.

(2)                                  Qualified Matching Contributions.  Qualified Matching Contributions made to the Account of a Non-Highly Compensated Employee cannot be taken into account under the ADP test if they could not be taken into account under the ACP test for the Plan Year under the rules of Plan section 5.13(c).

(3)                                  Contributions Only Used Once.  Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account under this Plan section 5.10(c) to the extent such contributions are taken into account for purposes of satisfying any other ADP test, any ACP test, or the requirements of Treasury Regulations Sections 1.401(k)-3, 1.401(m)-3 or 1.401(k)-4.

(d)                                 Participation in Multiple Plans.  The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if the Employer has elected in the Adoption Agreement to treat such contributions as Elective Deferrals for purposes of the ADP test) allocated to his Account under two or more arrangements described in Code section 401(k) that are maintained by the Employer, shall be determined as if all such Elective Deferral Contributions (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) are made under the cash or deferred arrangement being tested. If a Highly Compensated Employee participates in a two or more arrangements described in Code section 401(k) that are maintained by the Employer that have different plan years, all Elective Deferral Contributions made during the Plan Year under all such arrangements shall be aggregated. For Plan Years beginning before 2006, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(e)                                  Aggregation of Plans.

(1)                                  Mandatory Aggregation.  In the event that this Plan satisfies the requirements of Code section 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Plan section 5.10 shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. If more than ten percent of the Employer’s Non-Highly Compensated Employees are involved in a plan coverage change as defined in Treasury Regulations Section 1.401(k)-2(c)(4), then any adjustments to the Non-Highly Compensated Employees’ ADP for the prior Plan Year will be made in accordance with such Regulations, unless the Employer has elected in the Adoption Agreement to use the current year testing method. Plans may be aggregated in order to satisfy Code section 401(k) only if they have the same Plan Year and use the same ADP testing method.

(2)                                  Mandatory Disaggregation.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Code section 401(k) and the regulations thereunder; provided, however that for Plan Years beginning after 2005, the mandatory disaggregation rules relating to Code section 401(k) plans and ESOP and non-ESOP portions of a plan set forth in Treasury Regulations Section 1.410(b)-7(c)(2) shall not apply for purposes of this Plan section 5.10.

(f)                                    Timing of Contributions.  For purposes of satisfying the ADP test, Elective Deferral Contributions (and, if applicable, Qualified Nonelective and Qualified Matching Contributions) must meet the conditions in (1) and (2) below:

(1)                                  Allocation of Contribution.  The contribution is allocated to the eligible employee’s account under the plan as of a date within that year. For purposes of this rule, an contribution is considered allocated as of a date within a year only if—

(A)                              The allocation is not contingent on the Employee’s participation in the Plan or performance of services on any date subsequent to that date; and

(B)                                The contribution is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates.

(2)                                  Compensation.  The contribution relates to Compensation that either—

(A)                              Would have been received by the Employee in the Plan Year but for the Employee’s election to defer under the Plan; or

(B)                                Is attributable to services performed by the Employee in the Plan Year and, but for the Employee’s election to defer, would have been received by the Employee within 2 1/2 months after the close of the Plan Year, but only if the Employer has elected in the Adoption Agreement to have elective contributions that relate to Deferral Compensation that would have been received after the close of a Plan Year allocated to such prior Plan Year rather than the Plan Year in which the Deferral Compensation would have been received.

(g)                                 Additional Requirements.  The determination and treatment of Elective Deferral Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions and the Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary from time to time.

5.11.                        EXCESS CONTRIBUTIONS

(a)                                  Permissible Correction Methods.  Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Highly Compensated Employees to whose Account such Excess Contributions were allocated for the preceding Plan Year in accordance with subsection (b), or if elected by the Employer in the Adoption Agreement, recharacterized as Voluntary Contributions in accordance with Plan section 5.11(d), except to the extent such Excess Contributions are classified as Catch-Up Contributions. If such excess amounts (other than Catch-Up Contributions) are distributed more than two and one-half months after the last day of the Plan Year in which such excess amounts arose, a ten percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts, in accordance with Code section 4979.

(b)                                 Allocation of Excess Contributions.  Excess Contributions are allocated to the Highly Compensated Employees with the largest dollar amounts of Employer contributions taken into account in calculating the ADP test for the Plan Year in which the excess arose, as follows:

(1)                                  beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and allocating to him a dollar amount of Excess Contributions equal to the difference between the dollar amount of his Employer contributions and the amount of Employer contributions of the Highly Compensated Employee(s) with the second highest dollar amount of such contributions;

(2)                                  then, if necessary, allocating to the Highly Compensated Employee(s) at the next highest dollar amount of such contributions (including the Highly Compensated Employee(s) who have already received an allocation of Excess Contributions), Excess Contributions equal to the difference between this second highest amount of contributions and the amount of Employer contribution of the Highly Compensated Employee(s) with the third highest dollar amount of such contributions; and

(3)                                  continuing in this manner until all Excess Contributions have been allocated.

To the extent a Highly Compensated Employee has not reached his or her Catch-Up Contribution limit under the Plan, Excess Contributions allocated to such Highly Compensated Employee are Catch-Up Contributions and will not be treated as Excess Contributions.

(c)                                  Distribution of Excess Contributions.  Excess Contributions shall be distributed from the Highly Compensated Employees’ Elective Deferral Contributions Account and Qualified Matching Contribution Account (if applicable) in proportion to the Highly Compensated Employees’ Elective Deferral Contributions and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Highly Compensated Employees’ Qualified Nonelective Contribution Account only to the extent that such Excess Contributions exceed the balance in the Highly Compensated Employees’ Elective Deferral Contributions Account and Qualified Matching Contributions Account.

(1)                                  Income or Loss.  Excess Contributions shall be adjusted for income or loss up to the date of distribution (or a date no more than seven days before the date of distribution). For Plan Years beginning before 2006, income or loss allocable to the period between the end of the Plan Year and the date of distribution (the “gap period”) may be disregarded in determining income or loss. Income or loss allocable to Excess Contributions may be determined under either (A), (B) or (C) below:

(A)                              Safe-Harbor Formula.  The income or loss allocable to Excess Contributions is the sum of:

(i)                                     income or loss allocable to the Participant’s Elective Deferral Contributions Account (and, if applicable, the Roth Deferral Account, the Qualified Nonelective Contribution Account or the Qualified Matching Contribution Account or all) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Contributions for the Plan Year and the denominator is the Participant’s Account balance attributable to Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and

(ii)                                  10 percent of the amount determined under (I) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

(B)                                Alternative Method.  The income or loss allocable to Excess Contributions is determined by multiplying the income or loss allocable to the Participant’s Elective Deferral Contributions Account (and, if applicable, the Roth Deferral Account, the Qualified Nonelective Contribution Account or the Qualified Matching Contribution Account or all) for the Plan Year and the gap period by a fraction, the numerator of which is such Participant’s Excess Contributions for the Plan Year and the denominator is the Participant’s Account balance attributable to Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) as of the date of distribution without regard to any income or loss occurring during the Plan Year or gap period.

(C)                                Reasonable Method.  The income or loss allocable to Excess Contributions shall be determined based on any reasonable method selected by the Employer, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants’ Accounts.

(2)                                  Taxation of Distributions.  Excess Contributions distributed within 2½ months after the end of the Plan Year shall be includible in the Participant’s gross income on the dates the Excess Contributions would have been received by the Participant had the Participant originally elected to receive the amount in cash, treating the Excess Contributions being distributed as the first elective contributions for the Plan Year. Excess Contributions distributed more than 2½ months after the end of the Plan Year shall be treated as received and earned by the Highly Compensated Employee in the taxable year in which distributed. If total Excess Contributions and Excess Aggregate Contributions (excluding income) for a Plan Year are less than $100, the distribution shall be treated as earned and received by the Highly Compensated Employee in the taxable year in which the distribution is made.

(3)                                  Forfeiture of Matching Contributions.  Matching Contributions (and Qualified Matching Contributions, if applicable) which relate to Elective Deferral Contributions distributed as Excess Contributions shall be forfeited as of the last Valuation Date of the Plan Year to which the Excess Contributions relate in accordance with Plan section 8.02(d).

(4)                                  Plan Termination.  In the event of a complete termination of the Plan under Plan sections 16.03 or 16.04 during the Plan Year in which an Excess Contribution arose, the corrective distribution must be made as soon as administratively feasible after the date of termination of the Plan, but in no event later than 12 months after the date of termination. If a Highly Compensated Employee receives a distribution of his or her entire Account balance prior to date the Plan makes a distribution of Excess Contributions under this Plan section 5.11(c), the distribution is deemed to have been a corrective distribution of excess contributions (and income) to the extent that a corrective distribution would otherwise have been required.

(5)                                  Nondiscrimination Requirements Satisfied.  If these distributions are made, the Plan is treated as meeting the nondiscrimination test of Code section 401(k)(3) regardless of whether the Actual Deferral Percentage test, if recalculated after distribution, would satisfy Code section 401(k)(3). The Employer shall retain adequate records to demonstrate compliance with the nondiscrimination requirements under Code section 401(k)(3), including the extent to which Qualified Nonelective Contributions and Qualified Matching Contributions are taken into account for purposes of Plan section 5.10

(d)                                 Recharacterization of Excess Contributions.  If elected by the Employer in the Adoption Agreement, Elective Deferral Contributions allocated to a Highly Compensated Employee as Excess Contributions may be recharacterized as Voluntary Contributions, provided the Employer has elected in the Adoption Agreement to use the same testing method (current year or prior year) for both ADP testing under Plan section 5.10 and ACP testing under Plan section 5.13. A Participant may treat Excess Contributions allocated to him as an amount distributed to the Participant and then contributed by the Participant to the Plan as a Voluntary Contribution. Amounts so recharacterized remain 100% vested and subject to the restrictions on distributions described in Plan section 5.08. In addition, such amounts are to be treated as Voluntary Contributions for purposes of Plan Article V and Code sections 72, 401(a)(4) and 6047 and Treasury Regulations Section 1.401(k)-1(b), but for all other purposes under the Code, they shall continue to be treated as Elective Deferral Contributions.

(1)                                  Limitation.  Excess Contributions may not be recharacterized to the extent such amounts would cause the Plan’s stated limit for Voluntary Contributions to be exceeded for any Highly Compensated Employee.

(2)                                  Taxable Income.  Recharacterized amounts shall be taxable income to the Participant for such Participant’s Taxable Year containing the earliest dates in the Plan Year on which the Participant would have received these amounts had he originally elected to receive them in cash.

(3)                                  Notification.  The Administrator will notify, in writing, an Highly Compensated Employee and the Internal Revenue Service of the amount of any Elective Deferral Contribution recharacterized pursuant to this Plan section.

(4)                                  Timing.  Recharacterization of Excess Contributions must occur no later than two and one-half months after the end of the Plan Year with respect to which such Excess Contributions were made and is deemed to occur on the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof.

5.12.                        ADP TEST SAFE HARBOR

(a)                                  General Rule.  If elected by the Employer in the Adoption Agreement, the ADP test under Plan section 5.10 is treated as satisfied for a Plan Year if the safe harbor contribution requirements of paragraph (1) or (2) and the notice requirements of paragraph (3) are satisfied for such Plan Year.

(1)                                  ADP Safe Harbor Matching Contribution.  If elected by the Employer in the Adoption Agreement, an ADP Safe Harbor Matching Contribution shall be made on behalf of each Non-Highly Compensated Employee for the Plan Year equal to (A) or (B) below. The Employer may not designate a discretionary match as an ADP Safe Harbor Matching Contribution.

(A)                              Basic ADP Safe Harbor Matching Contribution. 100 percent of each Non-Highly Compensated Employee’s Elective Deferral Contributions up to three percent of Compensation and 50 percent of each Non-Highly Compensated Employee’s Elective Deferral Contributions from three to five percent of Compensation.

(B)                                Enhanced ADP Safe Harbor Matching Contribution.   An ADP Safe Harbor Matching Contribution shall be made on behalf of each Non-Highly Compensated Employee for the Plan Year that is at least equal to the contribution provided under (A) above, as specified by the Employer in the Adoption Agreement. Enhanced ADP Safe Harbor Matching Contributions may not provide an increasing rate of matching as the rate of Elective Deferral Contributions increases.

(2)                                  Safe Harbor Nonelective Contribution.  If elected by the Employer in the Adoption Agreement, a Safe Harbor Nonelective Contribution shall be made on behalf of each Non-Highly Compensated Employee for the Plan Year equal to at least three percent of the Non-Highly Compensated Employee’s Compensation for the Plan Year. Although Safe Harbor Nonelective Contributions may be made on a periodic basis throughout the Plan Year, the contribution formula is applied against a Non-Highly Compensated Employee’s Compensation for the Plan Year (unless the Employer has elected in the Adoption Agreement to use Compensation only while a Participant).

(3)                                  Notice Requirements.  Each eligible Employee for the Plan Year must receive a notice of his or her rights and obligations under the Plan. Such notice must be in writing or in such other form as may be approved by the Commissioner, and satisfy the content requirements of (A) and the timing requirements of (B) below:

(A)                              Content of Notice.  The notice must be sufficiently accurate and comprehensive to inform the Employee of his or her rights and obligations under the Plan, and written in a manner calculated to be understood by the average eligible Employee. The notice must describe (i) the safe harbor matching or nonelective contribution formula used under the Plan (including a description of the levels of matching contributions, if any, available under the Plan); (ii) any other contributions under the Plan (including the potential for discretionary matching contributions) and the conditions under which such contributions are made; (iii) the plan to which safe harbor contributions will be made (if different than the plan to which the Elective Deferral Contributions are made); (iv) the type and amount of compensation that may be deferred under the Plan; (v) how to make Elective Deferral Contributions, including any administrative requirements that apply to such elections; (vi) the dates as of which cash or deferred elections may be made; (vii) withdrawal and vesting provisions applicable to contributions under the Plan; and (viii) information that makes it easy to obtain additional information about the Plan (including an additional copy of the summary plan description) such as telephone numbers, addresses and, if applicable, electronic addresses of individuals or offices from whom employees can obtain such Plan information.

(B)                                Timing of Notice.  The notice must be provided within a reasonable period before the beginning of the Plan Year (or within a reasonable period before an Employee becomes a Participant). This requirement is deemed satisfied if the notice is given to each eligible Employee at least 30 but no more than 90 days before the beginning of each Plan Year. For Employees who become eligible after the 90th day before the beginning of the Plan Year (and for new plans), the timing requirement is satisfied if the notice is given no later than the day the Employee becomes eligible, and no earlier than 90 days before the Employee becomes eligible.

(4)                                  Safe Harbor Contributions Made To Another Plan.  The Employer may elect in the Adoption Agreement to make safe harbor contributions to another specified Defined Contribution Plan of the Employer, provided that (i) each Employee eligible under this Plan is also eligible under the other plan and (ii) the other plan has the same Plan Year as this Plan.

(b)                                 Restrictions on Election Periods.  The Employer may limit the frequency and duration of periods during which a Participant may begin or modify an election to make Elective Deferral Contributions, provided that, after receipt of the notice described in subsection (a)(3) above, a Participant has a period of at least 30 days to make or change an election.

(c)                                  Restrictions on Amount of Elective Deferral Contributions.  The Employer may limit the amount of Elective Deferral Contributions that may be made by a Participant under the Plan, provided that each Non-Highly Compensated Employee is permitted to (i) make Elective Deferral Contributions in an amount sufficient to receive the maximum match available under the Plan, and (ii) make any lesser amount of Elective Deferral Contributions. Notwithstanding the preceding, the Employer may limit a Participant’s Elective Deferral Contributions because (i) of the limitations under Code sections 402(g) or 415, or (ii) a Participant’s ability to make Elective Deferral Contributions has been suspended in accordance with Plan section 9.03(d)(3).

(d)                                 Current Year Testing Method.  A Plan that uses the provisions of this Plan section to satisfy the ADP test for a Plan Year is treated as making a current year testing election for that year. Once made, this election can be changed only if the Plan meets the requirements for changing to prior year testing set forth in Notice 98-1 (or superseding guidance). In addition, in the case of a Plan that uses a non-calendar Plan Year, the anti-abuse provision of section VIII of Notice 98-1 applies in a similar manner to changes between the safe harbor methods and the current or prior year testing method.

(e)                                  Short Plan Years.  The Plan will fail to satisfy the ADP test safe harbor for a Plan Year unless (i) the Plan Year is 12 months long, or (ii) in the case of the first Plan Year of a newly established plan (other than a successor plan), the Plan Year is at least three months long (or, any shorter period in the case of a newly established employer that establishes the Plan as soon as administratively feasible after the employer comes into existence).

(f)                                    Timing of Contributions.  For purposes of satisfying the ADP test safe harbor, ADP Safe Harbor Matching Contributions and Safe Harbor Nonelective Contributions must be contributed and allocated to the Trust Fund no later than the last day of the 12-month period immediately following the Plan Year for which such contributions are deemed made.

(g)                                 Interaction With Other Rules.  A Plan that satisfies the ADP test safe harbor must satisfy all other qualification requirements of the Code that are applicable to the Plan, such as the nondiscriminatory availability of benefits, rights and features under Code section 401(a)(4) and the limitations of Code sections 401(a)(17), 401(a)(30) and 415. Safe Harbor Nonelective Contributions (but not ADP Safe Harbor Matching Contributions) may be counted under Code section 416 toward the minimum contribution requirement for top-heavy plans.

(h)                                 Additional Requirements.  The determination and treatment of Elective Deferral Contributions and Safe Harbor Contributions of any Participant shall satisfy such other requirements as may be prescribed by the Secretary from time to time.

5.13.                        LIMITATIONS ON VOLUNTARY AND MATCHING CONTRIBUTIONS

(a)                                  Contribution Percentage Test.  Unless the Employer has elected in Adoption Agreement #003 to use the safe-harbor provisions of Plan section 5.15, the Contribution Percentage (“ACP”) for Highly Compensated Employees for each Plan Year and the prior Plan Year’s Contribution Percentage for Non-Highly Compensated Employees for the prior Plan Year must satisfy one of the tests in paragraph (1) or (2):

(1)                                  The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year’s ACP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(2)                                  The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year’s ACP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by two, provided, however, that the ACP for Participants who are Highly Compensated Employees does not exceed the prior Plan Year’s ACP for Participants who were Non-Highly Compensated Employees in the prior Plan Year by more than two percentage points.

(3)                                  First Testing Year.  For the first Plan Year during which the Plan permits any Participant to make Voluntary Contributions or receive Matching Contributions and this is not a successor plan, for purposes of Plan section 5.13(a), the prior Plan Year’s Contribution Percentage for the Non-Highly Compensated Employees shall be three percent unless the Employer has elected in the Adoption Agreement to use the current Plan Year’s Contribution Percentage for such Participants.

(4)                                  State or Local Governmental Plans.  Pursuant to Code section 401(a)(5)(G), a state or local governmental plan is deemed to satisfy the ACP test.

(5)                                  Collectively Bargained Plans.  Pursuant Treasury Regulation Section 1.401(a)(4)-1(c)(5), a collectively bargained plan (or the portion of a plan that benefits collectively bargained employees) that automatically satisfies Code section 410(b) is deemed to satisfy the ACP test.

(b)                                 Current Year Testing Method.  If elected by the Employer in the Adoption Agreement, the Contribution Percentage test in Plan section 5.13(a) will be applied by comparing the current Plan Year’s ACP for Participants who are Highly Compensated Employees with the current Plan Year’s ACP for Participants who are Non-Highly Compensated Employees. Once made, this election can be changed only if the Plan has used current year testing for each of the preceding five Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger of acquisition described in Code section 410(b)(6)(C)(i), the Employer maintains both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in Code section 410(b)(6)(C)(ii).

(c)                                  Disproportionate Matching Contributions.

(1)                                  Matching Contributions in excess of 100%.  In Plan Years beginning on or after January 1, 2006, a matching contribution with respect to an Elective Deferral Contribution for a Non-

Highly Compensated Employee is not taken into account under the ACP test to the extent it exceeds the greatest of:

(A)                              5% of Compensation;

(B)                                the Non-Highly Compensated Employee’s Elective Deferral Contributions for a year; and

(C)                                the product of 2 times the Plan’s representative matching rate (as defined in paragraph (2)) and the Non-Highly Compensated Employee’s Elective Deferral Contributions for a year.

(2)                                  Representative matching rate.  For purposes of this subsection (c), the Plan’s representative matching rate is the lowest matching rate for any eligible Non-Highly Compensated Employee among a group of Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees in the Plan for the Plan Year who make Elective Deferral Contributions for the Plan Year (or, if greater, the lowest matching rate for all eligible Non-Highly Compensated Employees in the Plan who are employed by the Employer on the last day of the Plan Year and who make Elective Deferral Contributions for the Plan Year).

(3)                                  Definition of matching rate.  For purposes of this subsection (c), the matching rate for a Non-Highly Compensated Employee generally is the Matching Contribution made for such Non-Highly Compensated Employee divided by the Non-Highly Compensated Employee’s Elective Deferral Contributions for the year. If the matching rate is not the same for all levels of Elective Deferral Contributions for an Employee, the Non-Highly Compensated Employee’s matching rate is determined assuming that the Employee’s Elective Deferral Contributions are equal to 6 percent of compensation.

(4)                                  Application to Matching Contributions that match Voluntary Contributions.  If the Plan provides a Matching Contribution with respect to the sum of an Employee’s Voluntary Contributions and Elective Deferral Contributions, that sum is substituted for the amount of the Employee’s Elective Deferral Contributions in paragraphs (1) and (3) of this subsection (c) and Employees who make either Voluntary Contributions or Elective Deferral Contributions are taken into account under paragraph (2) of this subsection (c). Similarly, if the Plan provides a Matching Contribution with respect to the Employee’s Voluntary Contributions, but not Elective Deferral Contributions, the Employee’s Voluntary Contributions are substituted for the amount of the Employee’s Elective Deferral Contributions in paragraphs (1) and (3) of this subsection (c) and Employees who make Voluntary Contributions are taken into account under paragraph (2) of this subsection (d).

(d)                                 Participation in Multiple Plans.  The ACP for any Participant who is a Highly Compensated Employee and who is eligible to make Voluntary Contributions, or to have Matching Contributions allocated to his Account under two or more plans described in Code section 401(a), or arrangements described in Code section 401(m), that are maintained by the Employer, shall be determined as if the total of such Participant’s Voluntary Contributions and Matching Contributions was made under each plan and arrangement. If a Highly Compensated Employee participates in two or more such plans or arrangements that have different Plan Years, all Voluntary and Matching Contributions made during the Plan Year under all such plans and arrangements shall be aggregated. For Plan Years beginning before 2006, all such plans and arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement.

(e)                                  Aggregation of Plans.

(1)                                  Mandatory Aggregation.  In the event that the Plan satisfies the requirements of Code sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code section 410(b) only if aggregated with the Plan, then this Plan section 5.13 shall be applied by determining the ACP of Participants as if all such plans were a single plan. If more than ten percent of the Employer’s Non-Highly Compensated Employees are involved in a plan coverage change as defined in Treasury Regulations Section 1.401(m)-2(c)(4), then any adjustments to the Non-Highly Compensated Employees’ ADP for the prior year will be made in accordance with such regulations unless the Employer has elected in the Adoption Agreement to use the current year testing method.

(2)                                  Mandatory Disaggregation.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Code section 401(m) and the regulations thereunder; provided, however that for Plan Years beginning after 2005, the mandatory disaggregation rules relating to Code section 401(m) plans and ESOP and non-ESOP portions of a plan set forth in Treasury Regulations Section 1.410(b)-7(c)(2) shall not apply for purposes of this Plan section 5.13.

(f)                                    Timing of Contributions.  For purposes of satisfying the Contribution Percentage test, Voluntary Contributions are considered to have been made in the Plan Year in which contributed to the Trust Fund. Matching Contributions and Qualified Nonelective Contributions must be contributed and allocated to the Trust Fund no later than the last day of the 12-month period immediately following the Plan Year for which such contributions are deemed to be made.

(g)                                 Additional Requirements.  The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

5.14.                        EXCESS AGGREGATE CONTRIBUTIONS

(a)                                  Timing of Corrections.  Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Highly Compensated Employees to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year in accordance with subsection (b) . If such excess amounts are distributed or forfeited more than 2½ months after the last day of the Plan Year in which such excess amounts arose, a 10 percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amount, in accordance with Code section 4979.

(b)                                 Allocation of Excess Aggregate Contributions.  Excess Aggregate Contribution are allocated to the Highly Compensated Employees with the largest dollar amounts of contributions taken into account in calculating the ACP test for the Plan Year in which the excess arose, as follows:

(1)                                  beginning with the Highly Compensated Employee with the largest amount of such contributions and allocating to him a dollar amount of Excess Aggregate Contributions equal to the difference between the dollar amount of his contributions and the amount of contributions of the Highly Compensated Employee(s) with the second highest dollar amount of such contributions;

(2)                                  then, if necessary, allocating to the Highly Compensated Employee(s) at the next highest dollar amount of such contributions (including the Highly Compensated Employee(s) who have already received an allocation of Excess Aggregate Contributions), Excess Aggregate Contributions equal to the difference between this second highest amount of contributions and the amount of contributions of the Highly Compensated Employee(s) with the third highest dollar amount of such contributions; and

(3)                                  continuing in this manner until all Excess Aggregate Contribution have been allocated.

(c)                                  Accounting for Corrections.  Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro rata basis from the Highly Compensated Employees’ Voluntary Contribution Account and Matching Contribution Account, (and, if applicable, the Participant’s Qualified Matching Contribution Account, Qualified Nonelective Contribution Account or Elective Deferral Contribution Account).

(d)                                 Income or Loss.  Excess Aggregate Contributions shall be adjusted for income or loss up to the date of distribution (or a date no more than seven days before the date of distribution). For Plan Years beginning before 2006, income or loss allocable to the period between the end of the Plan Year and the date of distribution (the “gap period”) may be disregarded in determining income or loss. Income or loss allocable to Excess Aggregate Contributions may be determined under either (A), (B) or (c) below:

(1)                                  Safe-Harbor Formula.  The income or loss allocable to Excess Aggregate Contributions is the sum of:

(A)                              income or loss allocable to the Participant’s Voluntary Contributions Account, Matching Contribution Account, Qualified Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Contribution Account and Elective Deferral Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the year and the denominator is the Participant’s Account balance(s) attributable to Contribution Percentage amounts without regard to any income or loss occurring during such Plan Year;

(B)                                10 percent of the amount determined under paragraph (A) multiplied by the number of whole calendar months between the end of the Participant’s taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

(2)                                  Alternative Method.  The income or loss allocable to Excess Aggregate Contributions is determined by multiplying the income or loss allocable to the Participant’s Voluntary Contributions Account, Matching Contribution Account, Qualified Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Contribution Account and Elective Deferral Contribution Account for the Plan Year and the gap period by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the Plan Year and the denominator is the Participant’s Account balance(s) attributable to Contribution Percentage amounts as of the date of distribution without regard to any income or loss occurring during the Plan Year or gap period.

(3)                                  Reasonable Method.  The income or loss allocable to Excess Aggregate Contributions shall be determined based on any reasonable method selected by the Employer, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participant’s Accounts.

(e)                                  Forfeitures.  Forfeitures of Excess Aggregate Contributions may either be reallocated to the Accounts of Non-Highly Compensated Employees or applied to reduce Employer contributions, as elected by the Employer in the Adoption Agreement. Amounts forfeited by Highly Compensated Employees under this Plan section 5.14 shall be treated as Annual Additions under the Plan.

(f)                                    Taxation of Distributions.  Excess Aggregate Contributions distributed within 2½ months after the end of the Plan Year shall be treated as received and earned by the Highly Compensated Employee in the taxable year for which the Excess Aggregate Contribution is made. Excess Aggregate Contributions distributed more than 2½ months after the end of the Plan Year shall be treated as received and earned by the Highly Compensate Employee in the taxable year in which distributed. If total Excess Aggregate Contributions and Excess Contributions are less than $100, the distribution shall be treated as earned and received by the Highly Compensated Employee in the taxable year in which the distribution is made.

(g)                                 Nondiscrimination Requirements Satisfied.  If these distributions or forfeitures are made, the Plan is treated as meeting the nondiscrimination test of Code section 401(m)(2) regardless of whether the Contribution Percentage test, if recalculated after distributions or forfeitures, would satisfy Code section 401(m)(2). The Employer shall retain adequate records to demonstrate compliance with the nondiscrimination requirements under Code section 401(m)(2), including the extent to which Qualified Nonelective Contributions and Elective Deferral Contributions are taken into account for purposes of Plan section 5.13.

5.15.                        ACP TEST SAFE HARBOR

(a)                                  General Rule.  If elected by the Employer in the Adoption Agreement, the ACP test under Plan section 5.13 is treated as satisfied for a Plan Year if the Plan satisfies the ADP test safe harbor of Plan section 5.12, and any Matching Contributions provided under the Plan meet one of the following requirements:

(1)                                  Basic ADP Safe Harbor Matching Contribution.  The only matching contributions to the Plan meet the requirements of Plan section 5.12(a)(1)(A); or

(2)                                  Enhanced ADP Safe Harbor Matching Contribution.  The only matching contributions to the Plan (i) meet the requirements of Plan section 5.12(a)(1)(B), and (ii) do not provide a match with respect to a Non-Highly Compensated Employee’s Elective Deferral or Voluntary Contributions that exceeds six percent of Compensation; or

(3)                                  ACP Safe Harbor Matching Contributions.  A Plan that does not satisfy either subparagraph (1) or (2) may still satisfy the requirements of this subsection (a) provided the Employer elects in the Adoption Agreement to make ACP Safe Harbor Matching Contributions that satisfy the all of the following requirements:

(A)                              ACP Safe Harbor Matching Contributions on behalf of any Participant are not made with respect to Elective Deferral or Voluntary Contributions that, in the aggregate, exceed six percent of the Participant’s Compensation for the matching period;

(B)                                The rate of ACP Safe Harbor Matching Contributions does not increase as the rate of the Participant’s Elective Deferral or Voluntary Contributions increases;

(C)                                At any rate of Elective Deferral or Voluntary Contributions, the rate of ACP Safe Harbor Matching Contributions that would apply with respect to any Highly Compensated Employee is no greater than the rate of ACP Safe Harbor Matching Contributions that would apply to any Non-Highly Compensated Employee; and

(D)                               For Plan Years beginning on or after January 1, 2000, discretionary ACP Safe Harbor Matching Contributions may not be made with respect to Elective Deferral or Voluntary Contributions that, in the aggregate, exceed four percent of the Participant’s Compensation for the matching period.

(b)                                 Continued Application of the ACP Test to Certain Contributions. The ACP test of Plan section 5.13 will continue to apply under the following circumstances:

(1)                                  Voluntary Contributions. If the Plan satisfies the ACP test safe harbor with respect to Matching Contributions, it must still satisfy the ACP test under Plan section 5.13 with respect to Voluntary Contributions. The ACP test must be conducted using the current year testing method of Plan section 5.13(a)(3), however, in applying the ACP test, (i) all Matching Contributions may be disregarded (if the safe harbor of subsection (a) is satisfied), or (ii) Matching Contributions that do not exceed four percent of Compensation may be disregarded (if the safe harbor of Plan section 5.12(a)(1) is satisfied).

(2)                                  Matching Contributions.  If the Plan satisfies the ADP test safe harbor under Plan section 5.12 but fails to satisfy the ACP test safe harbor with respect to Matching Contributions, then the Plan must satisfy the ACP test under Plan section 5.13.  The ACP test must be conducted using the current year testing method of Plan section 5.13(a)(3), however, in applying the ACP test, Matching Contributions that do not exceed four percent of Compensation may be disregarded (if the safe harbor of Plan section 5.12(a)(1) is satisfied).

In applying the ACP test under Plan section 5.13, Qualified Nonelective Contributions may be treated as Matching Contributions to the extent permitted under Treasury Regulation Section 1.401(m)-1(b)(5). Further, if

the Plan satisfies the ADP safe harbor test, (i) Matching Contributions may not be treated as Elective Deferral Contributions (and thus excluded from ACP testing), and (ii) Elective Deferral Contributions may not be treated as Matching Contributions for purposes of the ACP test.

(c)                                  Restrictions on Amount of Contributions.  The Employer may limit the amount of Elective Deferral or Voluntary Contributions that may be made by a Participant under the Plan, provided that each Non-Highly Compensated Employee is permitted to (i) make Elective Deferral or Voluntary Contributions in an amount sufficient to receive the maximum match available under the Plan, and (ii) make any lesser amount of Elective Deferral or Voluntary Contributions.  Notwithstanding the preceding, the Employer may limit a Participant’s Elective Deferral or Voluntary Contributions because (i) of the limitations under Code sections 402(g) or 415, or (ii) a Participant’s ability to make Elective Deferral or Voluntary Contributions has been suspended for six months in accordance with Plan section 9.03(d)(3).

(d)                                 Current Year Testing Method.  A Plan that uses the provisions of this Plan section to satisfy the ACP test for a Plan Year is treated as making a current year testing election for that year.  Once made, this election can be changed only if the Plan meets the requirements for changing to prior year testing set forth in Notice 98-1 (or superseding guidance).  In addition, in the case of a Plan that uses a non-calendar Plan Year, the anti-abuse provision of section VIII of Notice 98-1 applies in a similar manner to changes between the safe harbor methods and the current or prior year testing method.

(e)                                  Short Plan Years. The Plan will fail to satisfy the ACP test safe harbor for a Plan Year unless (i) the Plan Year is 12 months long, or (ii) in the case of the first Plan Year of a newly established plan (other than a successor plan), the Plan Year is at least three months long (or, any shorter period in the case of a newly established employer that establishes the Plan as soon as administratively feasible after the employer comes into existence).

(f)                                    Timing of Contributions.  For purposes of satisfying the ACP test safe harbor, Safe Harbor Matching Contributions must be contributed and allocated to the Trust Fund no later than the last day of the 12-month period immediately following the Plan Year for which such contributions are deemed made.

(g)                                 Interaction With Other Rules.  A Plan that satisfies the ACP test safe harbor must satisfy all other qualification requirements of the Code that are applicable to the Plan, such as the nondiscriminatory availability of benefits, rights and features under Code section 401(a)(4) and the limitations of Code sections 401(a)(17), 401(a)(30) and 415.

(h)                                 Additional Requirements.  The determination and treatment of Voluntary and Matching Contributions of any Participant shall satisfy such other requirements as may be prescribed by the Secretary from time to time.

5.16.                        LIMITATIONS ON MULTIPLE USE OF ALTERNATIVE ADP AND ACP LIMITATIONS

(a)                                  Multiple Use Limitation.  This Section 5.16 applies only to Plan Years beginning before January 1, 2002.  Notwithstanding the provisions of Plan sections 5.10 and 5.13, the ADP and ACP tests can both be satisfied with the alternative limitations of Plan sections 5.10(a)(2) and 5.13(a)(2), respectively, only if the combined deferral percentage (as defined below) for the Highly Compensated Employees does not exceed the aggregate deferral limit (as defined below).

(1)                                  Combined Deferral Limit.  For purposes of this Plan section 5.16, the “combined deferral limit” for Highly Compensated Employees means the sum of the Actual Deferral Percentage and the Contribution Percentage for the entire group of eligible Highly Compensated Employees.

(2)                                  Aggregate Deferral Limit.  For purposes of this Plan section 5.16, the “aggregate deferral limit” means the sum of:

(A)                              125% of the greater of (i) the ADP of Non-Highly Compensated Employees for the prior Plan Year, and (ii) the ACP of Non-Highly Compensated Employees for the prior Plan Year; and

(B)                                the lesser of 200% or two percentage points plus the lesser of such ADP and the ACP.

(3)                                  “Lesser” is substituted for “greater” in (A) above and “greater” is substituted for “lesser” after “two percentage points plus the” in (B) above if such substitution would result in a larger aggregate deferral limit.  If the Employer has elected in the Adoption Agreement to use the current year testing method, then, in calculating the aggregate deferral limit for a particular Plan Year, the Non-Highly Compensated Employees’ ADP and ACP for that Plan Year (rather than the prior Plan Year) is used.

(4)                                  If a corrective distribution (or recharacterization) of Excess Contributions has been made, the ADP for the Highly Compensated Employees for Plan Years beginning on or after January 1, 1997, is deemed to be the maximum permitted under Plan section 5.10 for the Plan Year.

(5)                                  If a corrective distribution of Excess Aggregate Contributions has been made, the ACP for the Highly Compensated Employees for Plan Years beginning on or after January 1, 1997, is deemed to be the maximum permitted under Plan section 5.13 for the Plan Year.

(b)                                 Correction of Multiple Use.  In the event that the combined deferral percentage for Highly Compensated Employees exceeds the aggregate deferral limit, Voluntary Contributions for the group of Highly Compensated Employees shall be reduced in accordance with Plan section 5.14 until either the combined deferral percentage does not exceed the aggregate deferral limit or until the limitation of Plan section 5.10(a)(1) is satisfied. In the event such reductions do not bring the Plan into compliance with the aggregate deferral limit, then the Elective Deferral Contributions for the group of Highly Compensated Employees shall be reduced in accordance with Plan section 5.11 until either the combined deferral percentage does not exceed the aggregate deferral limit or until the limitation of Plan section 5.10(a)(1) is satisfied.

(c)                                  ADP and ACP Safe Harbors.  The restrictions of subsection (a) do not apply to a Plan that satisfies the ADP test safe harbor in accordance with Plan section 5.12.  Further the restrictions of subsection (a) do not apply to a Plan that satisfies the ACP test safe harbor in accordance with Plan section 5.15, provided the Plan does not permit Voluntary Contributions.

ARTICLE VI

ACCOUNTING

6.01.        PARTICIPANTS’ ACCOUNTS

The Administrator shall cause to be established and maintained one or more separate accounts in the name of each Participant to which shall be credited or charged the Participant’s share of Employer Contributions, forfeitures and Participant contributions, as well as a proportionate share of the net earnings, gains or losses of the Trust Fund allocable to the investment of the applicable accounts, and any distributions allocable thereto.  By way of example and not of limitation, separate accounts may be maintained for Employer Basic Contributions, Elective Deferral Contributions (accounting separately for Pre-Tax Deferrals and Roth Deferrals), Voluntary Contributions, Rollover Contributions, Transferred Contributions, Qualified Nonelective Contributions, Matching Contributions, and Qualified Matching Contributions.

6.02.        ADJUSTMENTS OF PARTICIPANTS’ ACCOUNTS

Participants’ Accounts shall be appropriately credited and charged, as of each Valuation Date, in accordance with one of the methods of accounting set forth below:

(a)           Balance Forward Valuation.  Under a “balance forward” method of accounting, the Administrator, as of each Valuation Date as follows, shall:

(1)           First, charge to the proper Participant Accounts all distributions, withdrawals, loan disbursements and other proper payments (such as fees) made since the immediately preceding Valuation Date that have not been charged previously;

(2)           Next, the sub-Accounts, if any, of Participants shall be appropriately charged and credited to reflect transfers of balances in such Accounts between Investment Funds pursuant to the investment elections made in accordance with Plan section 15.01;

(3)           Next, adjust the balances in the Accounts of all Participants in accordance with each Participant’s proportionate share in any income and increase or decrease in the fair market value of the Trust Fund since the last Valuation Date; and

(4)           Finally, credit the Account of each Participant with an amount equal to the contributions (and forfeitures, if any) that are to be credited as of that date in accordance with this Plan Article V.

(b)           Daily Valuation.  Under a “daily valuation” method of accounting (as that term is generally understood and applied in the employee benefits industry), the value of Participant Accounts is converted into an appropriate number of units or shares, based on the unit or share value of the Investment Funds in which such Accounts are invested, and adjusted by the Administrator as of each Valuation Date as follows:

(1)           First, the value of the units or shares of each Account shall be adjusted upward or downward to reflect the then current market value of such unit or share as of such Valuation Date;

(2)           Next, the Accounts to which contributions and loan repayments are to be allocated shall be credited with the appropriate number of units or shares, based on the then current market value of such units or shares, which equals the allocable amount of such additions;

(3)           Next, the Accounts from which distributions, withdrawals, loan disbursements and other proper payments (such as fees) were made since the immediately preceding Valuation Date shall be charged with the appropriate number of units or shares, based on the then current market value of such units or shares, which equals the amount of such payments; and

(4)           Finally, each Account shall be appropriately charged and credited with the appropriate number of units or shares, based on the then current market value of such units or shares, which equals the amount of transfers, if any, of balances made between Investment Funds since the immediately preceding Valuation Date.

(c)           Modifications Allowed.  Notwithstanding the foregoing, the Administrator may modify the accounting sequences set forth in subsections (a) and (b) above so as to properly reflect the income, losses, appreciation and depreciation attributable to such Accounts, and the Administrator also may implement such other appropriate accounting measures as it considers necessary to effect such methods of accounting.

6.03.        STATEMENTS

The Administrator will furnish Participants (or Beneficiaries) with statements reflecting the balance of the Accounts maintained on their behalf in the Trust Fund as soon as practicable after the last day of each Plan Year and at such other times as the Administrator may deem necessary and administratively practicable.  No Participant, except one authorized by the Employer, shall have the right to inspect the records reflecting the Accounts of any other Participant.

ARTICLE VII

LIMITATIONS ON ALLOCATIONS

7.01.        LIMITATIONS ON CONTRIBUTIONS

(a)           Participation in this Plan Only.  If a Participant does not participate in, and has never participated in (i) another qualified plan maintained by the Employer, or (ii) a welfare benefit fund (as defined in Code section 419(e)) maintained by the Employer, or (iii) an individual medical account (as defined in Code section 415(l)(2)) maintained by the Employer, or (iv) a simplified employee pension (as defined in Code section 408(k)) maintained by the Employer, which provides an Annual Addition, the following provisions apply:

(1)           Maximum Permissible Amount. A Participant’s Annual Additions for a Limitation Year may not exceed the Maximum Permissible Amount.

(2)           Estimated Annual Additions.  Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the maximum Annual Addition for a Participant on the basis of a reasonable estimation of the Participant’s Compensation for the Limitation Year, uniformly determined for all participants similarly situated.

(3)           Actual Annual Additions.  As soon as is administratively feasible after the end of the Limitation Year, the maximum Annual Addition for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

(4)           Excess Annual Additions.  If the Employer contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced in accordance with Plan section 7.02 so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

(b)           Participation in This Plan and Another Master or Prototype Defined Contribution Plan. This Plan section 7.01(b) applies if, in addition to this Plan, a Participant is covered under (i) another qualified Master or Prototype defined contribution plan maintained by the Employer, or (ii) a welfare benefit fund (as defined in Code section 419(e)) maintained by the Employer, or (iii) an individual medical account (as defined in Code section 415(l)(2)) maintained by the Employer, or (iv) a simplified employee pension (as defined in Code section 408(k)) maintained by the Employer, which provides an Annual Addition during any Limitation Year.

(1)           Maximum Permissible Amount.  The Annual Additions which may be credited to a Participant’s Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant’s Account under the other plans and welfare benefit funds for the same Limitation Year.

(A)          If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated to the Plan will be reduced so that the Annual Additions under all such plans and welfare benefits funds for the Limitation Year will equal the Maximum Permissible Amount.

(B)           If the Annual Additions with respect to the Participant under such other defined contributed plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s Account under this Plan for the Limitation Year.

(2)           Estimated Annual Additions.  Prior to determining the Participant’s actual compensation for the Limitation Year, the Employer may determine the maximum Annual Addition for a Participant in the manner described in Plan section 7.01(a)(2).

(3)           Actual Annual Additions.  As soon as is administratively feasible after the end of the Limitation Year, the maximum Annual Addition for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

(4)           Excess Annual Additions.  If, pursuant to subsection (b)(3) or as a result of the allocation of Forfeitures, a Participant’s Annual Additions under this Plan and such other plans would result in an excess Annual Addition for a Limitation Year, the excess Annual Addition will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.  If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount allocated to this Plan will be the product of:

(A)          the total excess amount allocated as of such date, multiplied by

(B)           the ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under the Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other qualified master or prototype defined contributions plans.

(5)           Any excess amount attributed to the Plan will be handled in the manner described in Plan section 7.02.

(c)           Participation in this Plan and Another Defined Contribution Plan Which Is Not a Master or Prototype Plan.  If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant’s Account under this Plan for any Limitation Year will be limited in accordance with subsection (b) as though the other plan were a Master or Prototype Plan unless the Employer provides other limitations in the Adoption Agreement.

7.02.        DISPOSITION OF EXCESS ANNUAL ADDITIONS

(a)           Limitation.  No allocation or other addition to a Participant’s Account is permitted under a plan that would result in total Annual Additions under Defined Contribution Plans maintained by the Employer or its Related Entities exceeding the Maximum Permissible Amount for the Limitation Year.  To the extent that an allocation or addition pursuant to a plan intended for a Participant’s Account cannot be allocated or added to that Account, it is treated as a mistake-of-fact contribution if that is allowed by law, and to the extent that the allocation or addition cannot be so treated without adverse consequences to the Plan, it is allocated or distributed according to subsection (b).

(b)           Refund or Suspense Account.

(1)           Return of Voluntary Contributions.  Any Voluntary Contributions (plus attributable earnings), to the extent they would reduce the excess amount, will be returned to the Participant;

(2)           Return of Elective Deferral Contributions. If, after the application of subsection (b)(1), an excess amount still exists, any Elective Deferral Contributions (plus attributable earnings), to the extent they would reduce the excess amount, will be distributed to the Participant;

(3)           Allocated Suspense Account.  If, after the application of subsection (b)(2), an excess amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant’s Account will be held in an allocated suspense account and used to reduce Employer Contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year and each succeeding Limitation Year if necessary;

(4)           Unallocated Suspense Account.  If, after the application of subsection (b)(2), an excess amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the excess amount will be held unallocated in a suspense account.  The suspense account will be applied to reduce future Employer Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year as necessary;

(5)           Allocation Restrictions.  If a suspense account is in existence at any time during a Limitation Year pursuant to this subsection (b), it shall not participate in the allocation of investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to participant’s Accounts before any Employer or employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

7.03.        TOP-HEAVY RULES

(a)           In General.  For any Plan Year in which this Plan is (or is deemed) a Top-Heavy Plan, the provisions of this Plan section supersede conflicting Plan provisions regarding contributions, allocations, and accrual of benefits under the Plan.  A Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Treasury Regulation Section 1.410(b)-3(a).

(1)           Safe-Harbor 401(k) Plans.  The top-heavy requirements of Code section 416 and Plan section 16.02 shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code section 401(k)(12) and matching contributions with respect to which the requirements of Code section 401(m)(11) are met.

(2)           Exclusion of Collectively-Bargained Employees.  Notwithstanding any other provision of this Plan section, Employees who are included in a unit covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers shall not be included in determining whether or not the Plan is a Top-Heavy Plan.  In addition, such Employees shall not be entitled to a minimum contribution under subsection (d) or accelerated vesting under subsection (e) unless otherwise provided in the collective bargaining agreement.

(b)           Minimum Contribution.

(1)           In General.  The minimum contribution requirement applies only in Plan Years for which the Plan is a Top-Heavy Plan.  Except as provided in the Adoption Agreement, if the Plan is a Top-Heavy Plan in any Plan Year:

(A)          Eligibility for Contribution. Each Non-Key Employee who is a Participant and is employed by the Employer on the last day of the Plan Year will receive a top heavy minimum contribution for that Plan Year, regardless of whether he satisfies the Hours of Service requirement for a contribution specified in the Adoption Agreement; and

(B)           Minimum Contribution.  The top heavy minimum contribution is the lesser of (i) three percent of the Non-Key Employee’s Compensation for the Plan Year or (ii) the largest percentage of Employer contributions and forfeitures, as a percentage of the Key Employees’ Compensation for the Plan Year allocated on behalf of any Key Employee for that Plan Year. However, if a Defined Benefit Plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the nondiscrimination rules of Code section 401(a)(4) or the coverage rules of Code section 410 (or another plan benefiting the Key

Employee so depends on such Defined Benefit Plan), the top heavy minimum contribution is three percent of the Non-Key Employees’ Compensation, regardless of the percentage of Employer contribution and forfeitures allocated to Key Employees.

(C)           Alternate Plan.  The Employer may provide in the Adoption Agreement that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Code section 401(k)(12) and matching contributions with respect to which the requirements of Code section 401(m)(11) are met).

(2)           Cash or Deferred Profit Sharing Plan.  The following provisions apply if the Employer has adopted a Cash or Deferred Profit Sharing Plan (Adoption Agreement #003).

(A)          Top-Heavy In Plan Years Beginning After December 31, 2001.  Elective Deferral Contributions may not be used to satisfy the minimum contribution requirement. Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m).

(B)           Top-Heavy In Plan Years Beginning Before January 1, 2002.  Elective Deferral Contributions may not be used to satisfy the minimum contribution requirement. Matching Contributions which are not necessary to satisfy the nondiscrimination requirements of Code sections 401(k) or (m) may be used to satisfy the minimum contribution requirement. Notwithstanding the foregoing, if the Employer elects the ADP test safe harbor under Plan section 5.12, Safe Harbor Nonelective Contributions (but not Safe Harbor Matching Contributions) may be counted under Code section 416 toward the minimum contribution requirement for any Plan Year in which the Plan is a Top-Heavy Plan.

(3)           Nonforfeitability.  The minimum contribution required (to the extent required to be nonforfeitable under Code section 416(b)) may not be forfeited under Code sections 411(a)(3)(B) or 411(a)(3)(D).

(c)           Minimum Vesting.  In any Plan Year for which this Plan is a Top-Heavy Plan, benefits not otherwise fully vested will be vested in accordance with the Top-Heavy Vesting Schedule elected by the Employer in the Adoption Agreement. The minimum vesting schedule applies to all benefits within the meaning of Code section 411(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of Code section 416 and benefits accrued before the Plan became a Top-Heavy Plan. Further, no decrease in a Participant’s nonforfeitable percentage may occur in the event the Plan’s status as top-heavy changes for any Plan Year.  However, this Plan subsection does not apply to the Account balances of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan and such Employee’s Account balance attributable to Employer contributions and Forfeitures will be determined without regard to this Plan section.

(d)           Treatment of Rollover and Transferred Contributions.  The provisions of this subsection govern the treatment of Rollover or Transferred Contributions for purposes of this Plan section 7.03.

(1)           For a Rollover or Transferred Contribution that is both initiated by the employee and made from a Qualified Plan maintained by one employer to a Qualified Plan maintained by another employer,

(A)          the Qualified Plan providing the distribution always counts the distribution as a distribution under this section, and

(B)           the Qualified Plan accepting the Rollover or Transferred Contribution does not consider it part of an Annual Addition if the Rollover or Transferred Contribution was accepted after December 31, 1983, but it must be considered part of an Annual Addition if the Rollover or Transferred Contribution was accepted before December 31, 1983.

(2)           For a Rollover or Transferred Contribution that either is not initiated by the employee or is not made to a Qualified Plan maintained by the same employer, the Qualified Plan providing the Rollover or Transferred Contribution does not count the Rollover or Transferred Contribution as a distribution under this Plan section, and the Qualified Plan accepting the Rollover or Transferred Contribution must count it as part of an Annual Addition, regardless of when the acceptance occurs.

ARTICLE VIII

VESTING

8.01.        VESTING

(a)           Vesting Schedule.   Each Participant shall acquire a vested interest in his Account attributable to Employer Basic Contributions, Matching Contributions and ACP Safe Harbor Matching Contributions in accordance with the vesting provisions selected by the Employer in the Adoption Agreement.

(b)           Accelerated Vesting.   However, if a Participant is not already fully vested in Employer Basic Contributions, Matching Contributions and ACP Safe Harbor Matching Contributions, he shall become fully vested upon the occurrence of his Normal Retirement Age (or if applicable, Early Retirement Age) while employed by the Employer, upon the complete or partial termination of a profit-sharing plan, or upon the complete discontinuance of Employer Contributions. If elected by the Employer in the Adoption Agreement, a Participant also becomes fully vested upon the occurrence of his Disability or death while employed by the Employer.

(c)           Fully Vested Accounts.   A Participant’s interest in his Account attributable to Voluntary Contributions, Rollover Contributions, Transferred Contributions, Elective Deferral Contributions, Qualified Matching Contributions, Qualified Nonelective Contributions, ADP Safe Harbor Matching Contribution and Safe Harbor Nonelective Contributions, if any, shall be fully vested and nonforfeitable at all times.

(d)           Excluded Years of Service.   All of an Employee’s Years of Service are counted to determine his or her vested interest in Employer Basic, Matching and ACP Safe Harbor Matching Contributions except as specified by the Employer in the Adoption Agreement.

8.02.        FORFEITURES

(a)           Timing of Forfeitures, If a Participant’s employment by the Employer terminates before his Account has become 100% vested, the non-vested portion of such Account shall be forfeited as of the earlier of the date the Participant incurs five consecutive One Year Breaks in Service or the date his Account is distributed under the provisions of Plan Article X. In the case of a terminated Participant whose vested interest in his Account is zero, such Participant shall be deemed to have received a distribution of such vested Account balance as of the Valuation Date following the Participant’s termination of employment and the Participant’s non-vested Account balance shall be forfeited as of such date.

(b)           Reinstatement of Forfeitures. If a Participant is reemployed by the Employer before five consecutive One-Year Breaks in Service and had received a distribution of the entire vested interest in his Account prior to his reemployment, any Forfeitures shall be reinstated as elected by the Employer in the Adoption Agreement:

(1)           as of the last Valuation Date of the Plan Year during which the Participant is reemployed; or

(2)           as of the last Valuation Date of the Plan Year during which repayment of the earlier distribution is received. The Participant shall have the right to repay to the Plan the full amount of the distribution attributable to his or her earlier separation from Service on or before the earlier of the date that the Participant incurs five consecutive One-Year Breaks in Service following the date of distribution or five years after the date of the Participant’s reemployment.

The forfeited portion of a Participant’s Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date on which the forfeiture was made.

(c)           Use of Forfeitures. As elected by the Employer in the Adoption Agreement, any Forfeitures shall be:

(1)           Reallocated. Forfeitures shall be reallocated among Participants’ Accounts as follows:

(A)          Employer Basic Contributions. Forfeitures of Employer Basic Contributions shall be added to the amount, if any, which the Employer contributed for the Plan Year in which the Forfeiture is being reallocated, and allocated to each Participant’s Employer Basic Contributions Account in the manner elected by the Employer in the Adoption Agreement for allocating Employer Basic Contributions.

(B)           Matching Contributions. Forfeitures of Matching Contributions (including ACP Safe Harbor Matching Contributions) that occur as a result of termination of employment prior to becoming fully vested shall be reallocated to each Participant’s Employer Basic Contributions Account in the ratio that each Participant’s Compensation for the Plan Year in which the Forfeiture is being reallocated bears to all Participants’ Compensation for such Plan Year.

(C)           Excess Aggregate Contributions. Forfeitures of Matching Contributions that are designated as Excess Aggregate Contributions shall be allocated, after all other Forfeitures under the Plan, to each Participant’s Employer Basic Contributions Account who is a Non-Highly Compensated Employee in the ratio which each such Participant’s Compensation for the Plan Year in which the Forfeiture is being reallocated bears to all Participants’ Compensation for such Plan Year.

(D)          Excess Deferrals or Excess Contributions. Forfeitures of Matching Contributions that relate to Excess Deferrals or Excess Contributions shall be allocated, after all other Forfeitures under the Plan, to each Participant’s Employer Basic Contributions Account who is a Non-Highly Compensated Employee in the ratio which each such Participant’s Compensation for the Plan Year in which the Forfeiture is being reallocated bears to all Participants’ Compensation for such Plan Year.

(2)           Reduce Employer Contributions. Forfeitures shall be used to reduce Employer Contributions for the applicable Plan Year.

(d)           Forfeitures Relating to Excess Deferrals, Excess Contributions or Excess Aggregate Contributions.

(1)           Excess Deferrals and Excess Contributions. Notwithstanding any provision in the Plan to the contrary, Matching Contributions which relate to Elective Deferral Contributions distributed as Excess Deferrals or Excess Contributions shall be forfeited as of the last Valuation Date of the Plan Year to which such contributions relate. Such forfeitures shall be reallocated to the Accounts of other Participants or used to reduce Employer Contributions as elected by the Employer in the Adoption Agreement.

(2)           Excess Aggregate Contributions. Notwithstanding any provision in the Plan to the contrary, Matching Contributions which are distributed as Excess Aggregate Contributions shall be forfeited, to the extent they are not fully vested, as of the last Valuation Date of the Plan Year to which such contributions relate. Such forfeitures shall be reallocated to the Accounts of Non-Highly Compensated Employees or used to reduce Employer Contributions as elected by the Employer in the Adoption Agreement.

8.03.        YEARS OF SERVICE FOR VESTING PURPOSES

In order to determine the vested interest of a Participant, the following rules shall apply:

(a)              One-Year Break in Service. If elected by the Employer in the Adoption Agreement, in the case of a Participant who has incurred a One-Year Break in Service, Years of Service prior to such Break in

Service will not be taken into account until such Participant completes a Year of Service after returning to the employment of the Employer.

(b)           Five One-Year Breaks in Service. In the case of a Participant who has five or more consecutive One-Year Breaks in Service, all Service after such One-Year Breaks in Service shall be disregarded for determining the nonforfeitable percentage of his Account attributable to Employer Basic Contributions and Matching Contributions which accrued before such Breaks in Service. Such Participant’s pre-break Service shall count in determining the vested percentage of his post-break Account balance attributable to Employer Basic Contributions and Matching Contributions only if such Participant was at least partially vested in the Account attributable to Employer Basic Contributions and Matching Contributions at the time of his separation from Service. Separate Accounts shall be maintained for the Participant’s pre-break Service and post-break Service Account balance. Both Accounts shall share in the earnings and losses of the Trust Fund.

(c)           Computation Period. For purposes of computing an Employee’s nonforfeitable right to the Account balance derived from Employer Basic Contributions and Matching Contributions, Years of Service and One-Year Breaks in Service shall be measured by the 12-consecutive month period elected by the Employer in the Adoption Agreement.

(d)           Short Computation Period. If, because of a change in the Plan Year, there is a computation period of fewer than 12 months in duration, the Hours of Service specified in the Adoption Agreement to receive a Year of Service will be multiplied by a fraction, the numerator of which is the number of months in the computation period, and the denominator of which is 12.

8.04.        AMENDMENT OF VESTING PROVISIONS

(a)           No amendment to the vesting provisions of the Adoption Agreement pursuant to Plan section 16.01 shall be effective to the extent that such amendment has the effect of decreasing a Participant’s nonforfeitable Account as of the date of the amendment. Further, if the vesting provisions of the Plan or the Adoption Agreement are amended, or the Plan is amended in any way that directly or indirectly affects computation of a Participant’s nonforfeitable percentage of his Account, or if the Plan is deemed to be amended by an automatic change to or from a vesting schedule due to the Plan being a Top Heavy Plan, each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. For Participants who do not have at least one Hour of Service in any Plan Year after December 31, 1988, the preceding sentence shall be applied by substituting “five Years of Service” for “three Years of Service” where such language appears. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of: (i) 60 days after the amendment is adopted; (ii) 60 days after the amendment becomes effective; or (iii) 60 days after the Participant is issued written notice of the amendment by the Employer or the Administrator.

(b)           For purposes of this Section, a Plan amendment that has the effect of decreasing a Participant’s Account or eliminating an optional form of benefit, with respect to benefits attributable to Service before the amendment shall be treated as reducing the Participant’s Account. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date it is adopted or becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s right to his Account shall not be less than his percentage computed under the Plan without regard to such amendment.

8.05.        PARTIAL VESTING

If a distribution is made at a time when a Participant has a vested interest in less than 100% of the Accounts specified in Plan section 8.01, and the Participant may increase his vested interest in such Accounts, the following rules apply:

(a)           Separate Account. A separate account will be established for the Participant’s interest in the Plan as of the time of the distribution, and

(b)           Determination of Vesting. At any relevant time, the Participant’s vested interest in his separate account will be equal to an amount “X”, determined by the following formula:

X = P(AB + (R x D)) - (R x D)

For purposes of applying the formula, P is the vested interest at the relevant time; AB is the Account balance at the relevant time; D is the amount of the distribution and R is the ratio of the Account balance at the relevant time to the Account balance after distribution.

ARTICLE IX

WITHDRAWALS AND LOANS

9.01.        IN-SERVICE WITHDRAWALS

(a)           General Rules. A Participant may make in-service withdrawals from the Plan in accordance with this Plan section 9.01.

(1)           Minimum. Any withdrawal pursuant to this Plan section 9.01 may not be in an amount less than $100, or, if less, the entire available balance in the Participant’s Account(s) specified in subsections (b), (c), (d), (e) or (f) below.

(2)           Repayment. A Participant may not replace any amount withdrawn under this Plan section 9.01.

(3)           Spousal Consent. If a Participant who requests a withdrawal under this Plan section 9.01 is married and subject to the Qualified Joint and Survivor Annuity rules under Plan section 10.04, then such Participant may not receive a withdrawal without obtaining, within the 90-day period before the time the withdrawal is made, the written consent of his Spouse. A Spouse’s consent must be in writing and must be witnessed by a Plan representative or a notary public.

(b)           Withdrawal of Voluntary Contributions. In accordance with procedures approved by the Administrator, a Participant may withdraw the lesser of (i) the fair market value of such Account as of the immediately preceding Valuation Date, or (ii) the amount of his Voluntary Contributions to the Plan reduced by any prior withdrawals from such Account. No Forfeiture will occur solely as a result of a Participant’s withdrawal of Voluntary Contributions. The Employer may specify restrictions on such withdrawals in the Adoption Agreement.

(c)           Withdrawal of Rollover Contributions. If elected by the Employer in Adoption Agreement #003 and in accordance with procedures approved by the Administrator, a Participant may withdraw all or part of his Rollover Contribution Account as of the immediately preceding Valuation Date. No Forfeiture will occur solely as a result of a Participant’s withdrawal of Rollover Contributions. The Employer may specify restrictions on such withdrawals in the Adoption Agreement.

(d)           Age 59 1/2 Withdrawals. If elected by the Employer in Adoption Agreement #003, and in accordance with procedures approved by the Administrator, a Participant who is (i) at least 59 1/2 years old and (ii) fully vested in his Account balance, may withdraw all or a portion of such Accounts as are specified by the Employer in the Adoption Agreement. Such withdrawal shall be based upon the Participant’s Account balance as of the Valuation Date next preceding the withdrawal. The Employer may specify restrictions on such withdrawals in the Adoption Agreement.

(e)           Normal Retirement Age Withdrawals. If elected by the Employer in the Adoption Agreement, and in accordance with procedures approved by the Administrator, a Participant who has reached Normal Retirement Age may withdraw all or a portion of such Accounts as are specified by the Employer in the Adoption Agreement. The Employer may specify restrictions on such withdrawals in the Adoption Agreement.

(f)            Other Withdrawals. If elected by the Employer in Adoption Agreement #003, and in accordance with procedures approved by the Administrator, a Participant may withdraw all or a portion of such Accounts as are specified by the Employer in Addendum B to the Adoption Agreement.

9.02.        QUALIFIED DOMESTIC RELATIONS ORDER PAYMENTS

This section applies to amounts that are subject to a Qualified Domestic Relations Order:

(a)           Separate Accounting. During the 18-month period beginning on the date on which the Administrator receives a domestic relations order (or a modification of a domestic relations order) for determination as a Qualified Domestic Relations Order, the Administrator must separately account for the amounts that would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order.

(b)           Suspension of Benefit Payments. No benefits will be distributed to the Participant to whom a domestic relations order relates after the date on which the Administrator receives the order (or modification of an order) for determination as a Qualified Domestic Relations Order and before the earliest of (i) the expiration of the 18-month period beginning on that date; (ii) the date on which the Administrator determines that the order (or modification of an order) is a Qualified Domestic Relations Order; or (iii) the date the parties notify the Administrator that they no longer intend to pursue a Qualified Domestic Relations Order with respect to the Participant’s account.

(c)           QDRO Account. Upon determination by the Administrator that an order is a Qualified Domestic Relations Order, amounts subject to a Qualified Domestic Relations Order that are not immediately distributable will be segregated, as of the date the qualified Domestic Relations Order requires the amounts to be valued or if no such date is specified, as of the Valuation Date on or immediately preceding the date of segregation, into a separate account for the benefit of the Alternate Payee (the “QDRO Accounts”). QDRO Accounts will participate in the gains or losses of the Trust Fund in the same manner as a Participant’s account. An Alternate Payee may not make withdrawals from his QDRO Account. A distribution to the Alternate Payee from the QDRO Account will be made as soon as possible after the payment date specified in the order.

(d)           Nonforfeitable Percentage. If a distribution is made to an Alternate Payee under a Qualified Domestic Relations Order before any amounts are segregated pursuant to subsection (c), in no event may the distribution exceed the nonforfeitable percentage of a Participant’s Account balance under the Plan valued as of the Valuation Date on or immediately preceding the date of distribution. If amounts are to be segregated pursuant to subsection (c), in no event may the amounts segregated into the QDRO Account exceed the nonforfeitable percentages of the Participant’s account balances under the Plan valued as of the Valuation Date on or immediately preceding the date of segregation.

(e)           Timing of QDRO Payment. The Trustee will make payments pursuant to a Qualified Domestic Relations Order as soon as practicable after the payment date specified in the order. To the extent that a contrary result is not specified by the Qualified Domestic Relations Order, payments to the Alternate Payee will be made in cash in a single-sum payment. The order may not specify a payment option other than those provided for in Plan section 10.02.

(f)            Charged Against Participant’s Accounts. A distribution made pursuant to a Qualified Domestic Relations Order will be charged proportionately against a Participant’s Accounts, including the earnings thereon.

(g)           Basis. If a distribution is made to an Alternate Payee who is the Participant’s Spouse or former Spouse, the Participant’s investment in the contract, i.e., his basis in the Plan, will be allocated to that distribution on a pro rata basis in accordance with Treasury regulations.

(h)           Earliest Retirement Age. A Qualified Domestic Relations Order may provide for payments to begin to an Alternate Payee before the earliest date on which the Participant is entitled to receive a distribution from the Plan, provided the Employer has so elected in the Adoption Agreement. If the Participant dies before that date, the Alternate Payee is entitled to benefits only if the Order requires survivor benefits to be paid. In the case of such order, the amount to be paid to the Alternate Payee is computed by using the benefit that would be payable to the Participant if he had retired on the date on which such payments are to begin. The payment of early retirement benefits with respect to a Participant who has not yet retired is not considered to violate the prohibition against providing increased benefits.

(i)            Rights of Alternate Payee. To the extent provided under a Qualified Domestic Relations Order, a former Spouse of a Participant shall be treated as the Spouse or Surviving Spouse for all purposes under the Plan. All rights and benefits, including elections, provided to a Participant in the Plan shall be subject to the rights afforded any Alternate Payee under a Qualified Domestic Relations Order.

9.03.        HARDSHIP WITHDRAWAL

(a)           General Rules. If the Employer so elects in Adoption Agreement #003, a Participant may request a withdrawal from the vested portion of those Accounts specified by the Employer in the Adoption Agreement if the Participant has incurred a financial hardship, as described below. A Participant may not withdraw earnings from his Account attributable to Elective Deferral Contributions and may not make any withdrawal of his Qualified Matching Contributions, Qualified Nonelective Contributions and Safe Harbor Matching or Nonelective Contributions. In no event may a Participant withdraw more than the value of his Account as of the date of the hardship distribution.

(b)           Immediate and Heavy Financial Need. A Participant shall be considered to have incurred a financial hardship if he has an immediate and heavy financial need that cannot be fulfilled through other reasonably available financial sources of the Participant. Immediate and heavy financial needs shall be limited to

(1)           Medical Expenses. Expenses for (or necessary to obtain) medical care that would be deductible under Code section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2)           Principal Residence. Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3)           Educational Expenses. Payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant or his Spouse, children or dependents (as defined in Code section 152, and for taxable years beginning on or after January 1, 2005, without regard to Code sections 152(b)(1), (b)(2) and (d)(1)(B));

(4)           Eviction or Foreclosure. Payments necessary to prevent the eviction of the Participant from his personal residence or foreclosure on the mortgage of the Participant’s principal residence;

(5)           Burial or Funeral Expenses. Payment of burial or funeral expenses incurred on or after January 1, 2006, for the Participant’s deceased parent, Spouse, children or dependents (as defined in Code section 152, without regard to Code section 152(d)(1)(B)); or

(6)           Damage to Principal Residence. Payment of expenses incurred on or after January 1, 2006, to repair damage to the Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(c)           Certification of Need. The Administrator may rely on the Participant’s representation (made in writing or such other form as may be prescribed by the Commissioner) that the financial needs cannot be relieved from other resources that are reasonably available to the Participant, unless the Administrator has actual knowledge to the contrary, that the need cannot reasonably be relieved by

(1)           Insurance. Reimbursement or compensation by insurance or otherwise;

(2)           Liquidation of Assets. Reasonable liquidation of the Participant’s assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

(3)           Cessation of Deferrals. Cessation of Elective Deferral or Voluntary Contributions under the Plan; or

(4)           Plan Distributions or Loans. Other currently available distributions (including distribution of ESOP dividends under Code section 404(k)) or non-taxable loans from plans maintained by the Employer or by any Affiliate, or

(5)           Commercial Loans. Borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

(d)           Distribution Necessary to Satisfy Financial Need. A distribution will be deemed necessary to satisfy an immediate and heavy financial need of the Participant if all of the following requirements are met:

(1)           Immediate and Heavy Financial Need. The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant.

(2)           Loans and Distributions. The Participant has obtained all distributions, other than hardship withdrawals, and all non-taxable loans currently available under all plans maintained by the Employer.

(3)           Suspension of Contributions. The Participant’s Elective Deferral and/or Voluntary Contributions to this Plan and to any other plan maintained by the Employer will be suspended for six months (12 months for hardship distributions made before January 1, 2002) after receipt of the withdrawal.

(4)           Limitation on Deferrals Prior To January 1, 2002. The Participant may not make Elective Deferral Contributions to this Plan or to any other plan maintained by the Employer for the taxable year of the Participant that immediately follows the taxable year of the withdrawal in excess of the applicable dollar limit under Code section 402(g)(1)(B), minus the amount of the Participant’s Elective Deferral Contributions for the taxable year prior to 2002 in which the withdrawal is made.

(e)           Application. A Participant who wishes to make a hardship withdrawal shall apply in accordance with procedures approved by the Administrator. The Participant must furnish such information in support of his application as may be requested by the Administrator. The Administrator shall determine the amount, if any, of the withdrawal that shall be made and may direct distribution of as much of the Participant’s vested Account as it deems necessary to alleviate or help alleviate the hardship. The determination of financial hardship shall be made by the Administrator in a uniform and non-discriminatory manner in accordance with such standards as may be promulgated from time to time by the Internal Revenue Service. The Administrator may not authorize a hardship withdrawal in excess of the amount deemed necessary to alleviate the hardship.

(f)            Valuation. The amount of the withdrawal shall be based upon the Participant’s Account balance as of the Valuation Date immediately preceding the date of the withdrawal.

(g)           Timing. The distribution shall be made as soon as possible after the hardship withdrawal is approved.

(h)           Spousal Consent. If a Participant who requests a withdrawal under this Plan section 9.03 is married and subject to the Qualified Joint and Survivor Annuity rules under Plan section 10.04, then such Participant may not receive a withdrawal without obtaining, within the 90-day period before the time the withdrawal is made, the written consent of his Spouse. A Spouse’s consent must be in writing and must be witnessed by a Plan representative or a notary public.

(i)            Order of Withdrawal. The withdrawal will be made pro rata from the Accounts specified by the Employer in the Adoption Agreement.

9.04.        LOANS TO PARTICIPANTS

(a)           General Rules. As elected by the Employer in the Adoption Agreement, the Trustee may, upon the written direction of the Administrator, make loans from the vested portion of a Participant’s Account to Participants and Beneficiaries under the following circumstances:

(1)           Availability. Loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis. Loans shall not be made available to Highly Compensated Employees or Partners in an amount greater than the amount made available to other Participants and Beneficiaries.

(2)           Interest. Loans shall bear a reasonable rate of interest. The interest rate shall be determined by the Administrator based on a rate of return commensurate with the prevailing interest rate charged on similar commercial loans by persons in the business of lending money.

(3)           Security. Loans shall be adequately secured with assets of the Participant’s Account.

(b)           Owner-Employees and Shareholder-Employees Prior to January 1, 2002. Prior to January 1, 2002, loans could not be made to any Owner-Employee or Shareholder-Employee. For purposes of this requirement, a Shareholder-Employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Code section 318(a)(1)), on any day during the taxable year of such corporation, more than five percent of the outstanding stock of the corporation.

(c)           Limitation on Loan Amount. Any loan to a Participant or Beneficiary, when added to the outstanding balance of all loans from the Plan, including for purposes of this subsection all other Defined Benefit and Defined Contribution Plans maintained by the Employer, or by an Affiliate, to such Participant, shall not exceed the lesser of

(1)           $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or

(2)           50% of the then nonforfeitable portion of the Participant’s Account, valued as of the Valuation Date coincident with or immediately following approval of the loan request.

An assignment or pledge of any portion of the Participant’s interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this section.

(d)           Repayment Required. Any loan to a Participant or Beneficiary, by its terms, shall be required to be repaid (principal and interest) within five years with payments made at least quarterly and amortized in level payments.

(1)           Principal Residence. Notwithstanding the preceding, if such loan is to be used to acquire any dwelling unit which, within a reasonable time, will be used (to be determined at the time such loan is made) as the principal residence of such Participant, the loan may provide for periodic repayment over the period of time specified by the Employer in the Adoption Agreement.

(2)           Military Leave. Notwithstanding the preceding, the Employer may elect in the Adoption Agreement to suspend loan repayments while a Participant is on Military Leave.

(3)           Early Payment. Notwithstanding the preceding, the Participant or Beneficiary shall have the right, at any time, to prepay all of the then outstanding principal balance of the loan, including accrued interest and unpaid costs, without premium or penalty.

(e)           Payroll Deduction. The Administrator will require a loan to be repaid through payroll deductions.

(f)            Loan Documentation. If a Participant’s loan application is approved by the Administrator, such Participant shall be required to sign such documents (i.e., a note, loan agreement, and assignment of the applicable portion of his other interest in the Plan as collateral for the loan) as the Administrator may require.

(g)           Administrative Limitations. The Employer will specify in the Adoption Agreement the minimum amount that may be borrowed by any Participant, the maximum number of loans that a Participant may have outstanding at any time, and any limitations on acceptable reasons for requesting a loan.

(h)           Valuation. The amount of the loan shall be based upon the Participant’s Account balance on the Valuation Date next following the date of the approval of the loan or, in the discretion of the Trustee, may be based upon the Participant’s Account balance as of a Valuation Date as close as practicable to the date of the loan.

(i)            Order of Withdrawal. The loan will be made pro rata from the Accounts specified by the Employer in the Adoption Agreement.

(j)            Spousal Consent. If the Participant is married and if such Participant is subject to the Qualified Joint and Survivor Annuity rules under Plan section 10.04, then such Participant may not receive a loan from the Trust Fund without obtaining, within the 90-day period before the time the Account is used as security for the loan, the written consent of his Spouse. A Spouse’s consent must be in writing and must be witnessed by the Administrator or a notary public. A new consent is required if the Participant’s Account is used for renegotiation, extension, renewal or other revision of the loan. Such consent shall thereafter be binding with respect to the consenting Spouse and any subsequent Spouse with respect to the loan.

(k)           Valuation of Security Interest. If a valid spousal consent has been obtained in accordance with subsection (j), then, notwithstanding any other provision of the Plan, the portion of the Participant’s vested Account used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Participant’s Account payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant’s vested Account (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the Participant’s Account shall be adjusted by first reducing the vested Account by the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse.

(l)            Default. At the discretion of the Administrator, the following may constitute an event of default: (i) the Participant fails to fulfill the conditions of the promissory note; (ii) the Participant makes a false or misleading statement in obtaining the loan; (iii) the Participant dies, becomes insolvent, makes assignment for the benefit of creditors, has an entry of judgment against him, all or part of the Participant’s property is attached, or the Participant files a petition of bankruptcy or has one filed against him; (iv) the Participant’s vested Account balance decreases to an extent that the Administrator determines the security is impaired; or (v) the Internal Revenue Service denies or terminates the Plan’s authority to make loans or the Plan is terminated for any reason. In the event of default, the entire outstanding principal balance and accrued but unpaid interest and costs, at the time of default, may, at the Administrator’s option, become immediately due and payable.

(m)          Default Remedies.

(1)           Active Participants. For Participants who fail to make any installment payment when due, in accordance with the terms of the loan, the Administrator may grant a grace period ending on the last day of the calendar quarter following the calendar quarter in which the Participant missed any payment. If the loan is not brought current within the grace period, it shall be treated as taxable income to the Participant, however foreclosure on the note and attachment of security shall not occur until a distributable event occurs under the Plan.

(2)           Terminated Participants.  A Participant’s loan shall immediately become due and payable if such Participant terminates employment for any reason. If such Participant terminates employment, the Administrator shall immediately request payment of principal and interest on the loan. If the loan is not repaid within the grace period described in subparagraph (1) above, the Administrator shall reduce the Participant’s vested Account balance by the remaining principal and accrued unpaid interest on the loan.

(n)           Responsibility of Administrator.  The Administrator shall have the sole responsibility for insuring that the Participant timely makes all loan payments, and for notifying the Trustee in the event of any default by the Participant on the loan. Each loan repayment shall be paid to the Trustee, and shall be accompanied by written instructions from the Administrator that identify the Participant on whose behalf the loan payment is being made.

ARTICLE X

DISTRIBUTIONS

10.01.      TIMING OF DISTRIBUTION

Subject to Plan sections 10.03 or 10.04, a Participant may elect to receive a distribution of his Accounts on the following dates:

(a)           Normal Retirement Date.  The Participant will be entitled to retire as of his Normal Retirement Date.  The distribution of his Account, valued as of the Valuation Date coincident with or next preceding his distribution date shall commence as soon as practicable following his retirement and will be distributed in accordance with this Plan Article X.

(b)           Early Retirement Date.  If the Employer elects an Early Retirement Date in the Adoption Agreement, the Participant shall be entitled to retire as of his Early Retirement Date. The Participant’s Account will be valued as of the Valuation Date coincident with or next preceding the distribution date and the distribution shall be made in accordance with this Plan Article X. If a Participant separates from service before satisfying the age requirement for Early Retirement, but has satisfied the service requirement, the Participant will be entitled to elect an Early Retirement benefit upon satisfaction of such age requirement.

(c)           Termination of Employment.  A Participant will be entitled to a distribution of his vested Account as of the date elected by the Employer in the Adoption Agreement following his or her termination of employment. The Participant’s Account shall be valued as of the Valuation Date coincident with or next preceding the distribution date and the distribution will be made in accordance with this Plan Article X and the nonvested portion of his Account shall be forfeited.

(d)           Disability.  If the Administrator determines that the Participant is Disabled, the Participant shall be entitled to retire on the first day of the month following the Administrator’s determination of disability. The Participant’s Account will be valued on the Valuation Date coincident with or next preceding the distribution date and such distribution will be made in accordance with this Plan Article X.

(e)           Death.  A Participant’s Beneficiary will be entitled to a distribution of the Participant’s vested Account as soon as practicable following the Participant’s death. The Participant’s Account shall be valued as of the Valuation Date coincident with or next preceding the distribution date and the distribution will be made in accordance with Plan Article XI.

(f)            Postponement of Distribution.  Whenever, during any Plan Year, the amount standing to the credit of a Participant’s Account becomes distributable by reason of such Participant’s retirement, Disability or death, the Participant may elect to postpone such distribution until such time after the close of such Plan Year when the amount, if any, allocable to his Account for such Plan Year shall have been ascertained.

10.02.      METHODS OF DISTRIBUTION

(a)           Normal Form of Payment.  A Participant, or if applicable, a Participant’s Beneficiary, shall have his vested Account balance distributed in the form of a single lump sum unless the distribution is subject to the provisions of Plan section 10.04.

(b)           Optional Forms of Payment.  Subject to Plan section 10.04, a Participant (or, in the case of a Participant who is incapacitated, the individual who (i) is his or her court appointed guardian, (ii) holds a valid power of attorney or (iii) is recognized by the state law under which the Trust has been established), may elect to have the benefits to which he is entitled under the Plan paid under one of the options below, as specified by the Employer in the Adoption Agreement:

(1)           Installment Payments.  Distributions over a fixed period in monthly, quarterly, semi-annual or annual installments not extending beyond the life expectancy of the Participant or the joint life expectancy of the Participant and his designated Beneficiary.

(2)           Annuity Contracts.  Purchase of an annuity contract that provides for payments to be made in accordance with such terms as are elected by the Employer in the Adoption Agreement. Any annuity contract distributed by the Plan must be nontransferable. In addition, the terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse must comply with the requirements of Plan section 10.04.

The elimination of any optional form of benefit in accordance with Treasury Regulation Section 1.411(d)-4 Q&A-3(e) shall not be effective for any Participant whose Annuity Starting Date is earlier than the 90th day after the date such Participant has been furnished with a summary of material modifications that reflects the amendment (or, if earlier, the first day of the second Plan Year following the Plan Year in which the amendment is adopted).

(c)           Involuntary Cash Out.  Notwithstanding the above,

(1)           Distributions Prior to March 28, 2005.  Prior to March 28, 2005, if a Participant’s vested Account does not exceed $5,000 on the date of distribution, it shall be distributed in a lump sum as soon as practicable after the Participant’s separation from Service;

(2)           Distributions On or After March 28, 2005.  Effective with respect to distributions made on and after March 28, 2005, if a Participant’s vested Account does not exceed $5,000 on the date of distribution, it may be distributed in a lump sum as soon as practicable after the Participant’s separation from Service in accordance with paragraphs (A), (B) and/or (C) below:

(A)          If a Participant’s vested Account does not exceed $1,000 on the date of distribution, and the Participant does not elect to make a direct rollover in accordance with Plan section 10.09 within 30 days of receiving the notice required by Plan section 10.03(b), such vested Account shall be distributed to the Participant in a lump sum as soon as practicable after the Participant’s separation from Service.

(B)           A Participant may receive a cash out or automatic rollover of his or her vested Account in excess of $1,000 but not in excess of $5,000, as specified by the Employer in the Adoption Agreement.

(C)           Spousal Consent is not required for the cash out of a vested Account that does not exceed $5,000 on the date of distribution. Rollovers are taken into account for purposes of paragraph (A) but not paragraph (B).

(3)           Rollovers disregarded in determining value of Account balance for involuntary distributions.  Except as otherwise provided above, if elected by the Employer in the Adoption Agreement, the value of a Participant’s vested Account balance shall be determined without regard to that portion of the Account balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the value of the Participant’s nonforfeitable Account balance as so determined is $5,000 or less, the Plan shall distribute the Participant’s entire vested Account balance as described in subsection (c)(1) or (c)(2) above.

10.03.      ELECTION PROCEDURE

This Plan section 10.03 is applicable to a Participant in a Profit Sharing Plan or Cash or Deferred Profit Sharing Plan (Adoption Agreement #003) for which the Employer has not made an election in the Adoption Agreement to subject the Plan to the requirements of Plan section 10.04.

(a)           Consent Required.  If, as of the applicable Valuation Date, the vested portion of a Participant’s Account balance exceeds the cash-out limit specified in Plan section 10.02(c), then on his Information Date, the Participant shall be given a notice which describes the optional forms of benefit payment under Plan section 10.02(b). After his Information Date, a Participant must consent to receive a distribution pursuant to Plan section 10.01.

(b)           Notice.  On his Information Date, a Participant shall be given a notice (by first class mail, electronic medium or personal delivery), which describes the following; (i) the terms and conditions of the optional forms of benefit payment under Plan section 10.02, (ii) the Participant’s right to make, and the effect of, an election to receive benefits under the optional forms of payment and the rights of the Participant’s Spouse (if any) with respect to such election, (iii) his right to make and effect of, an election not to receive benefits in the normal form; (iv) the right to make, and the effect of, a revocation of any election; (v) the general financial effect of selecting an optional form of payment; and (vi) sufficient additional information explaining the relative forms of benefits under the Plan.

(c)           Affirmative Election.  Elections under this Plan section shall be made in accordance with documented administrative procedures during the 90-day period ending on the later of the Participant’s Annuity Starting Date or Information Date, and shall take effect as of the Participant’s Annuity Starting Date.

(1)           Waiver of 30-Day Notice Period.  A Participant’s Annuity Starting Date may be less than 30 days after the Information Date, provided the Administrator clearly informs the Participant that the Participant has the right to a period of at least 30 days after receiving the notice to consider whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.

(2)           Changes or Revocations.  After the Annuity Starting Date, no further elections, changes in elections or revocations of elections are permitted.

(d)           Distribution May be Deferred.  If, after his Information Date, the Participant does not consent to receive a distribution, the distribution of his Account will be postponed until the date on which the Account is no longer immediately distributable. A Participant’s Account is immediately distributable prior to the later of (i) the Participant’s attainment of age 62 or (ii) his Normal Retirement Age.  If elected by the Employer in the Adoption Agreement, a Participant may delay distribution of his Account until his Required Beginning Date. The Participant’s postponed distribution account will be held as part of the Trust Fund and will participate in the income, gains and losses of the Trust.

(e)           Spousal Consent.  If the Participant is married and if he designates a non-Spouse Beneficiary to receive benefits, his election of an optional form of benefit is not effective unless the Participant’s Spouse consents in writing to the election and to the specific non-Spouse Beneficiary named in such election, as applicable, during the 90 day period prior to the Participant’s Annuity Starting Date.  The Participant’s election must designate a specific Beneficiary, including any class of beneficiary or contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without further spousal consent). A consent that permits designations by the Participant without any requirement of further consent by the Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit, where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights.

(1)           Witness.  The Spouse’s consent must acknowledge the effect of the Participant’s election and must be witnessed by a Plan representative or notary public.

(2)           Limitation.  Any consent under this subsection is valid only with respect to the Spouse who signed the consent.

(3)           Consent Not Required.  The consent of a Spouse will not be required if the Participant establishes to the satisfaction of the Administrator that such written consent cannot be obtained because there is no Spouse or because the Spouse cannot be located. Any evidence that the consent of a Spouse cannot be obtained is valid only with respect to that designated Spouse.

10.04.      QUALIFIED JOINT AND SURVIVOR ANNUITY

(a)           In General.  The provisions of this Plan section 10.04 shall apply to any Participant in a Money Purchase Pension Plan (Adoption Agreement #001) who is credited with at least one Hour of Service with the Employer on or after August 23, 1984. In addition, the provisions of this section shall apply to (i) any profit sharing plans which do not meet the requirements of the safe harbor provided in Plan section 10.05 and (ii) profit sharing plans for which the Employer has elected in the Adoption Agreement for this provision to apply.

(b)           Normal Form of Benefit.  Unless an optional form of benefit under Plan section 10.02 is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, the vested Account balance of a married Participant will be paid in the form of a Qualified Joint and Survivor Annuity. Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, the vested Account of a Participant who does not have a Spouse will be paid in the form of a single life annuity (an annuity payable in equal installments for the life of the Participant that terminates upon the Participant’s death). The Participant may elect to have such annuity distributed upon attainment of the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

(c)           Normal Form of Benefit Upon Death.  Unless an optional form of benefit is selected pursuant to a Qualified Election, if a Participant dies before the Annuity Starting Date, the Participant’s surviving Spouse (if any) will receive a Qualified Preretirement Survivor Annuity pursuant to Plan section 10.05.

(d)           Notice Requirements.  A Participant may make a Qualified Election to waive the Qualified Joint and Survivor Annuity upon receipt, no less than 30 days and no more than 90 days prior to the Annuity Starting Date, of a notice providing a written description of:

(1)           the terms and conditions of a Qualified Joint and Survivor Annuity;

(2)           the Participant’s right to make and the effect of a Qualified Election to waive the Qualified Joint and Survivor Annuity form of benefit;

(3)           the rights of a Participant’s Spouse; and

(4)           the right to make, and the effect of, a revocation of a previous Qualified Election to waive the Qualified Joint and Survivor Annuity.

A Participant may elect (with the consent of his or her Spouse) to waive the requirement that the written explanation be provided at least 30 days before the Annuity Starting Date, provided payments actually commence more than seven days after such explanation is provided. The Plan may provide the written explanation after the Annuity Starting Date, in which case, the Participant’s Qualified Election shall not end before a date 30 days after the date the explanation is provided.

(e)           Distribution May be Deferred.  If, after his Information Date, the Participant does not consent to receive a distribution, the distribution of his Account will be postponed until the date on which the Account is no longer immediately distributable.  A Participant’s Account is immediately distributable as noted in Plan section 10.03(d). The Participant’s postponed distribution account will be held as part of the Trust Fund and will participate in the income, gains and losses of the Trust.

10.05.      SAFE HARBOR RULES FOR PROFIT SHARING PLANS

This Plan section 10.05 shall apply to a Participant in a Profit Sharing Plan or a Cash or Deferred Profit Sharing Plan (Adoption Agreement #003) if the following conditions are satisfied:

(a)           No Annuities.  The Participant does not or cannot elect payments in the form of a life annuity; and

(b)           Beneficiary.  On the death of a Participant, the Participant’s vested Account balance will be paid to the Participant’s Surviving Spouse, but if there is no Surviving Spouse, or if the Surviving Spouse has consented in a manner conforming to a Qualified Election, then to the Participant’s Designated Beneficiary. The Surviving Spouse may elect to have distribution of the vested Account balance commence within the 90-day period following the date of the Participant’s death. The Account balance shall be adjusted for gains or losses occurring after the Participant’s death in accordance with the provisions of the Plan governing the adjustment of Account balances for other types of distributions.

(c)           Transferred Plan.  This Plan section 10.05 shall not be operative with respect to a Participant in a profit sharing plan if the plan is a direct or indirect transferee of a Defined Benefit Plan, money purchase plan, or a target benefit plan, stock bonus or profit sharing plan which is subject to the survivor annuity requirements of Code sections 401(a)(11) and 417. If this Plan section 10.05 is operative, then the provisions of Plan sections 10.04 and 11.05 shall be inoperative.

10.06.      DISTRIBUTIONS WITHOUT CONSENT

(a)           Small Balances.  The Trustee shall pay, without the consent of the Participant (or Beneficiary, if applicable), the vested portion of a Participant’s Account balance that does not exceed the limit of Plan section 10.02(c) to the Participant in a single lump sum upon his separation from service for any reason, unless the Participant or Surviving Spouse elects to have such distribution paid as a direct rollover pursuant to Plan section 10.09.

(b)           Normal Retirement Age.  Payment may be made without the Participant’s consent after he attains his Normal Retirement Age, provided the Participant terminated his employment with the Employer prior to Normal Retirement Age.

(c)           Statutory Distributions.  The consent of the Participant shall not be required to the extent that a distribution (i) is required to satisfy Code section 401(a)(9) or 415, (ii) is a distribution of Excess Deferrals, Excess Contributions or Excess Aggregate Contributions, or (iii) is made in connection with the termination of this Plan if the Employer has not elected an annuity option (purchased from a commercial provider) and if the Employer or any Affiliate does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)).  However, if an Affiliate maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7) of the Code), then the Participant’s account balance will be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.

10.07.      MINIMUM REQUIRED DISTRIBUTIONS TO PARTICIPANTS

(a)           General Rules.  Subject to Plan section 10.04, the requirements of this Plan section 10.07 shall apply to any distribution of a Participant’s Account on or after January 1, 2003, and will take precedence over any inconsistent provisions of the Plan.

(1)           Regulations.  All distributions required under this Plan Article X shall be determined and made in accordance with the final and temporary regulations under Code section 401(a)(9), including the minimum distribution incidental benefit requirement of Code section 401(a)(9)(G).

(2)           Required Beginning Date.  The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant’s Required Beginning Date.

(b)           Limits on Distribution Period.  As of the first Distribution Calendar Year, distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

(1)           the life of the Participant;

(2)           the life of the Participant and a designated Beneficiary;

(3)           a period certain not extending beyond the Life Expectancy of the Participant; or

(4)           a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

(c)           Minimum Amount to be Distributed Each Year.  If the Participant’s benefit (as defined in subsection (d)) is to be distributed in other than a single lump sum payment, the following minimum distribution rules shall apply on or after the Required Beginning Date.

(1)           Amount.  During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar year is the lesser of:

(A)          the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations Section 1.401(a)(9)-9, Q&A-2, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B)           if the Participant’s sole designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulations Section 1.401(a)(9)-9, Q&A-3, using the Participant’s and Spouse’s attained age as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(2)           Timing.  The minimum distribution required for the Participant’s first Distribution Calendar Year must be made on or before the Participant’s Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year. The final minimum distribution to a Participant will be paid in the Distribution Calendar Year that includes the Participant’s date of death.

(3)           Annuities.  If the Participant’s Account is distributed in the form of an annuity contract purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code section 401(a)(9) and the Regulations promulgated thereunder. Further, the terms and conditions of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the distribution requirements and all other applicable provisions of the Plan.

(d)           Participant’s Benefit.  For the purposes of this Plan section, Participant’s benefit means the Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year), increased by the amount of any contributions or Forfeitures allocated to the Account as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the Distribution Calendar Year after the distribution date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year, and

(e)           Five Percent Owners.  Once distributions have begun to a Five Percent Owner under this Plan section 10.07, they must continue to be distributed, even if the Participant ceases to be a Five Percent Owner in a subsequent year.

(f)            Transition Rules.  For plans in existence before 2003, required minimum distributions before 2003 were made pursuant to Plan section 10.07(g) if applicable, and subsections (1) through (3) below:

(1)           Calendar Years 2000 and Before.  Required minimum distributions for calendar years after 1984 and before 2001 were made in accordance with Code section 401(a)(9) and the proposed regulations thereunder published in the Federal Register on July 27, 1987 (the “1987 Proposed Regulations”).

(2)           Calendar Year 2001.  Required minimum distributions for calendar year 2001 were made in accordance with Code section 401(a)(9) and the 1987 Proposed Regulations, unless the Adoption Agreement provides that required minimum distributions for 2001 were made pursuant to the proposed regulations under Code section 401(a)(9) published in the Federal Register on January 17, 2001 (the “2001 Proposed Regulations”). If distributions were made in 2001 under the 1987 Proposed Regulations prior to the date in 2001 the plan began operating under the 2001 Proposed Regulations, the special transition rule in Announcement 2001-82, 2001-2 C.B. 123, applied.

(3)           Calendar Year 2002.  Required minimum distributions for calendar year 2002 were made in accordance with Code section 401(a)(9) and the 1987 Proposed Regulations unless either (A) or (B) below applies.

(A)          The Adoption Agreement provides that required minimum distributions for 2002 were made pursuant to the 2001 Proposed Regulations.

(B)           The Adoption Agreement provides that required minimum distributions for 2002 were made pursuant to the Final and Temporary regulations under Code section 401(a)(9) published in the Federal Register on April 17, 2002 (the “2002 Final and Temporary Regulations”) which are described in subsections (c), (d) and (e) above and Plan section 10.02.

If distributions were made in 2002 under either the 1987 Proposed Regulations or the 2001 Proposed Regulations prior to the date in 2002 the Plan began operating under the 2002 Final and Temporary Regulations, the special transition rule in Section 1.2 of the model amendment in Rev. Proc. 2002-29, 2002-1 C.B. 1176, applied.

(g)           Transitional Rule For Distribution Elections Made Prior to January 1, 1984

(1)           Transition Rule.  Notwithstanding the other requirements of this Plan Article X and subject to the requirements of Plan section 10.04, distribution on behalf of any Employee, including a Five Percent Owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

(A)          The distribution by the Plan is one which would not have disqualified such Plan under Code section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

(B)           The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

(C)           Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

(D)          The Employee had accrued a benefit under the Plan as of December 31, 1983.

(E)           The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distribution will be made, and, in the case of any distribution upon the Employee’s death, the Beneficiaries of the Employee listed in order of priority.

(2)           Distribution Upon Death.  A distribution upon death will not be covered by this transition rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

(3)           Distributions Continuing After December 31, 1983.  For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee or the Beneficiary, to which such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsection (a)(1) and (5).

(4)           Revocation of Designation.  If a designation is revoked, any subsequent distribution must satisfy the requirements of Code section 401(a)(9) and the regulations thereunder.  If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs, the total amount not yet distributed which would have been required to have been distributed to satisfy Code section 401(a)(9) and the regulations thereunder but for the Section 242(b)(ii) Election.  For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

(5)           Transfers and Rollovers.  In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Treasury Regulations Section 1.401(a)(9)-8, Q&A-14 and Q&A-15 shall apply.

10.08.      COMMENCEMENT OF BENEFITS

Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which

(a)           the Participant attains age 65 (or Normal Retirement Age, if earlier);

(b)           occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or

(c)           the Participant terminates service with the Employer.

Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of Plan section 10.03(d), shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

10.09.      DIRECT ROLLOVERS

(a)           Direct Rollovers After 2001.  This Plan section 10.09(a) applies to distributions made after December 31, 2001. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Plan section, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution that is equal to at least $500 paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. If an Eligible Rollover

Distribution is less than $500, a Distributee may not make the election described in the preceding sentence to rollover a portion of the Eligible Rollover Distribution.

(1)           Definitions

(A)          Eligible Rollover Distribution.  An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee,

(i)            Exclusions.  Except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code section 401(a)(9); (iii) any hardship distribution; (iv) the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) and (v) any other distribution(s) reasonably expected to total less than $200 during a Plan Year.

(ii)           After-Tax Contributions.  A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code section 408(a) or (b), or to a qualified defined contribution plan described in Code section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(iii)          Roth Deferrals.  A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of Roth Deferral Contributions and income allocable thereto which are not includible in gross income. However, such portion may be transferred only to another designated Roth account of the Participant from whose Roth Deferral Account the payment or distribution was made, or a Roth IRA of such Participant.

(B)           Eligible Retirement Plan.  An Eligible Retirement Plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), a qualified trust described in Code section 401(a), an annuity contract described in Code section 403(b) or an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

(i)            If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account, an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account of the individual from whose Account the payments or distributions were made, or a Roth IRA of such individual.

(ii)           The definition of eligible retirement plan shall also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relation Order, as defined in Code section 414(p).

(C)           Distributee.  A Distributee includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s Surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order, are Distributees with regard to the interest of the Spouse or former Spouse.

(D)          Direct Rollover.  A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(2)           Eligible Rollover Distributions.  Any distribution made to a Participant who is an Employee after the attainment of age 70 1/2 and prior to retirement or death shall be considered an eligible rollover distribution if it otherwise meets the requirements of subparagraph (b)(1).

(3)           Distributee Elections.  At least 30 but not more than 90 days before the Participant’s Annuity Starting Date, the Administrator shall provide to each Distributee who is entitled to make an Eligible Rollover Distribution a notice that (i) describes the Plan’s default distribution procedure in the event the Distributee fails to make a rollover election and (ii) satisfies Code section 402(f).  A Participant may affirmatively elect to waive the minimum 30-day election period, provided that he receives adequate information describing his right to a 30-day election period.

(A)          Default Election.  If a Participant who is due a distribution under Plan sections 10.02(c)(1) or 10.02(c)(2)(A) fails to make an affirmative election under this Plan section 10.09, the Participant shall be deemed to have elected not to have any portion of his Eligible Rollover Distribution paid in a Direct Rollover.

(B)           Automatic Rollover.  In the event that a Participant who is due a distribution under Plan section 10.02(c)(2)(B) fails to make an affirmative election under this Plan section 10.09, the Plan Administrator will pay the distribution in a Direct Rollover to an individual retirement plan designated by the Plan Administrator, provided the Employer has elected in the Adoption Agreement to make such distributions without the Distributee’s consent.

(b)           Direct Rollovers After 1992 And Before 2002.  This Plan section 10.09(b) applies to distributions made on and after January 1, 1993 and before January 1, 2002.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Plan section, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution that is equal to at least $500 paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.  If an Eligible Rollover Distribution is less than $500, a Distributee may not make the election described in the preceding sentence to rollover a portion of the Eligible Rollover Distribution.

(1)           Definitions

(A)          Eligible Rollover Distribution.  An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code section 401(a)(9); (iii) any hardship distribution described in Code section 401(k)(2)(B)(i)(iv) received after December 31, 1998; (iv) the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (v) any other distribution(s) reasonably expected to total less than $200 during a Plan Year.

(B)           Eligible Retirement Plan.  An Eligible Retirement Plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified plan described in Code section 401(a) that agrees to separately account for amounts transferred into such plan from this Plan.  However, in the case of an eligible rollover distribution to the Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(C)           Distributee.  A Distributee includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s Surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order, are Distributees with regard to the interest of the Spouse or former Spouse.

(D)             Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(2)           Distributee Elections.  At least 30 but not more than 90 days before the Participant’s Annuity Starting Date, the Administrator shall provide to each Distributee who is entitled to make an Eligible Rollover Distribution a notice that (i) describes the Plan’s default distribution procedure in the event the Distributee fails to make a rollover election and (ii) satisfies Code section 402(f).  A Participant may affirmatively elect to waive the minimum 30 day election period, provided that he receives adequate information describing his right to a 30 day election period.

10.10.      ELECTIVE TRANSFERS

(a)           Transfers of Distributable Benefits. A Participant whose Account balance is distributable in accordance with Plan section 10.01 may make a voluntary, fully-informed election to transfer his or her entire vested Account balance to another similar Defined Contribution Plan, provided such vested Account balance cannot be distributed in a single-sum distribution that would consist entirely of an Eligible Rollover Distribution. Such a transfer is considered to be a distribution and is subject to the cash-out rules of Plan section 10.02(c) and the notice and consent rules of Plan sections 10.03 or 10.04.

(b)           Transfers of Non-Distributable Benefits.  A Participant whose Account balance is not distributable in accordance with Plan sections 10.01 or 10.10 may make a voluntary and fully-informed election to transfer his or her entire Account balance to another similar Defined Contribution Plan. The transfer must be made either:

(1)           Change in Employer.  In connection with an asset or stock acquisition, merger, or other similar transaction involving a change in the Participant’s employer (i.e., an acquisition or disposition within the meaning of Treasury Regulation Section 1.410(b)-2(f)); or

(2)           Change in Employment Status. In connection with the Participant’s change in employment status to an employment status with respect to which the Participant is no longer entitled to additional contributions under the Plan.

Such a transfer is considered to be a distribution and is subject to the cash-out rules of Plan section 10.02(c) and the notice and consent rules of Plan sections 10.03 or 10.04.

(c)           Other Requirements.  Any elective transfer made under this Plan section must meet the requirements of Treasury Regulation Section 1.411(d)-4 Q&A-3.

10.11.      DISTRIBUTIONS OF ROTH DEFERRALS

(a)           Qualified Distribution.  Any qualified distribution (as that term is defined in subsection (b)(1) below) from a Participant’s Roth Deferral Account shall not be includible in the Participant’s gross income provided such qualified distribution is made after the nonexclusion period (as that term is defined in subsection (b)(2) below).

(b)           Definitions. For purposes of this Plan section 10.11,

(1)           “Qualified distribution” means any payment or distribution:

(A)          made on or after the date on which the Participant attains age 59 1/2;

(B)           made to a Beneficiary (or to the estate of the Participant) on or after the death of the Participant; or

(C)           attributable to the Participant’s Disability;

provided, however, that the term qualified distribution shall not include distribution of any Excess Deferral under Plan section 5.09 or any Excess Contribution under Plan section 5.11, and any income on the Excess Deferral or Excess Contribution.

(2)           “Nonexclusion period” means the five-taxable-year period beginning with the earlier of:

(A)          the first taxable year for which the Participant made a Roth Deferral to any Roth Deferral Account established for such Participant under this Plan; or

(B)           if a Rollover Contribution was made to such Roth Deferral Account from a designated Roth account previously established for such Participant under another employer’s retirement plan or a Roth IRA, the first taxable year for which the Participant made a designated Roth contribution to such previously established account.

ARTICLE XI

DEATH BENEFITS

11.01.                  GENERAL

(a)                                  Active Participant.  Upon the death prior to his Annuity Starting Date of a Participant who is an Employee, his vested Account balance shall be distributed to his Beneficiary in accordance with the provisions of this Plan Article XI.  An active Participant will become 100% vested in his Account balance upon his death, if such Account was not already fully vested. The amount to be distributed shall consist of the vested amount credited to the Participant’s Account as of the Valuation Date coincident with or immediately preceding the date of distribution (including any amount that is subsequently allocated to his Account pursuant to Plan Article V).

(b)                                 Terminated Participant.  Upon the death prior to his Annuity Starting Date of a Participant who is no longer an Employee, his vested Account balance shall be distributed to his Beneficiary as provided in this Plan Article XI.  The amount to be distributed shall consist of the vested amount credited to the Participant’s Account as of the Valuation Date coincident with or immediately preceding the date of distribution (including any amount that is subsequently allocated to his Account pursuant to Plan Article V).

11.02.                  MINIMUM REQUIRED DISTRIBUTIONS TO BENEFICIARIES

(a)                                  In General.  The requirements of this Plan section 11.02 shall apply to any distribution of a Participant’s Account on or after January 1, 2003, and will take precedence over any inconsistent provisions of the Plan.  All distributions required under this Plan Article XI shall be determined and made in accordance with the final and temporary regulations under Code section 401(a)(9), including the minimum distribution incidental benefit requirement of Code section 401(a)(9)(G).

(b)                                 Death After Commencement of Benefits.  If a Participant dies after distribution of his Account has begun, the remaining portion of his Account shall continue to be distributed as follows:

(1)                                  Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(A)                                       The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)                                If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year.  For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(C)                                If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)                                  No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of the September 30 of the year after the year of the

Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(c)                                  Death Before Commencement of Benefits.

(1)                                  Timing of Distributions.  If a Participant dies before distribution of his Account begins, distribution of the Participant’s Account shall be distributed, or begin to be distributed, no later than as follows:

(A)                              Surviving Spouse is Sole Designated Beneficiary.  If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, then, except as provided in the Adoption Agreement, distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)                                Surviving Spouse is Not Sole Designated Beneficiary.  If the Participant’s Surviving Spouse is not the Participant’s sole designated beneficiary, then, except as provided in the Adoption Agreement, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)                                No Designated Beneficiary.  If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)                               Election to Apply Five-Year Rule to Designated Beneficiary.

(i)                                     If elected by the Employer in the Adoption Agreement, distribution to the designated beneficiary must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary and the Surviving Spouse dies after the Participant but before distributions to either the Participant or the Surviving Spouse begin, this election will apply as if the Surviving Spouse were the Participant.

(ii)                                  If elected by the Employer in the Adoption Agreement, Participants or Beneficiaries may elect on an individual basis whether the 5-year rule in Plan section 11.02(c)(1)(C) or the life expectancy rule in Plan section 11.02(c)(1)(B) applies to distributions after the death of a Participant who has a designated beneficiary.  The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Plan section 11.02(c)(1)(A) or (B), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, Surviving Spouse’s) death. If neither the Participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with Plan sections 11.02(c)(1)(A) or (B) and 11.02(c)(2) and, if applicable, the election in Plan section 11.02(c)(1)(D)(i) above.

(E)                                 If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this subsection (c)(1), other than subsection (c)(1)(A), will apply as if the Surviving Spouse were the Participant.

(2)                                  Amount of Distributions.  If a Participant dies before distribution of his Account begins:

(A)                              Participant Survived by Designated Beneficiary. Except as provided in the Adoption Agreement, if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in subsection (a)(1).

(B)                                No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)                                Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under subsection (c)(1)(a), this subsection (c)(2) will apply as if the Surviving Spouse were the Participant.

(3)                                  Payment to Surviving Spouse.  If any portion of the Participant’s benefit is payable to the Participant’s Surviving Spouse, distributions shall begin by the later of (A) December 31 of the calendar year immediately following the calendar year in which the Participant died, or (B) December 31 of the calendar year in which the Participant would have attained age 70½.  If the Surviving Spouse dies before the distributions to such Spouse begin, the five-year distribution requirement shall apply as if the Surviving Spouse were the Participant.

(4)                                  Life Expectancy.  Distributions after the death of the Participant shall be distributed using the applicable Life Expectancy, as defined in subsection (f)(2) below, as the relevant divisor without regard to Treasury Regulations Section 1.401(a)(9)-2.

(d)                                 Payments to Child.  For purposes of this Plan section 11.02, any amount paid to a child of the Participant shall be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

(e)                                  Date Benefits Begin.  For purposes of Plan section 11.02(c) and Plan section 11.02(b), unless Plan section 11.02(c)(1)(E) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Plan section 11.02(c)(1)(E) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under Plan section 11.02(c)(1)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under Plan section 11.02(c)(1)(A)), the date distributions are considered to begin is the date distributions actually commence.

(f)                                    Definitions.  For purposes of this Plan section 11.02, the following terms shall have the meanings assigned to them below:

(1)                                  Designated Beneficiary.  The individual who is designated as the beneficiary under Plan section 11.03 and is the designated beneficiary under Code section 401(a)(9) and Treasury Regulations Section 1.401(a)(9)-4.

(2)                                  Life Expectancy. Life expectancy as computed by use of the Single Life Table in Treasury Regulations Section 1.401(a)(9)-9.

(3)                                  Participant’s Account Balance.  The Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year as of or after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(g)                                 Transition Rules.  The provisions of Plan section 10.07(f) also apply to this Plan section 11.02.

11.03.                  DESIGNATION OF BENEFICIARY

(a)                                  Married Participants.  A married Participant’s Beneficiary is the Participant’s Spouse unless the Spouse consents to the Participant’s designation of a different Beneficiary.  The Spouse must consent in writing to the designation in accordance with Plan section 10.03(e).

(b)                                 Written Designation.  A Participant, Beneficiary or Alternate Payee may designate a Beneficiary or Beneficiaries, indicating single, multiple, primary or secondary Beneficiaries.  Each designation must be in writing, signed by the Participant, delivered to the Administrator, and if applicable under subsection (a), be consented to by the Participant’s Spouse.  Each designation by a Participant, Beneficiary, or Alternate Payee is revocable.  A change in Beneficiary designation made by a Participant, Beneficiary, or Alternate Payee is not effective until received by the Administrator. The Administrator, the Trustee and the Employer are not liable for a failure to make a change between the time requested and the death of the Participant, Beneficiary or Alternate Payee unless the failure is willful or due to substantial negligence; and one party is not liable for the failure of another party.

(c)                                  Absence of Valid Beneficiary Designation. If (i) there is no valid Beneficiary designation by the Participant, or (ii) the designated Beneficiary (or Beneficiaries) fails to survive the Participant or is no longer in existence at his death, or (iii) the designated Beneficiary dies after the Participant and prior to the commencement of benefit payments without having designated a Beneficiary for such payments, then Beneficiary means the Participant’s Surviving Spouse; and if there is no Surviving Spouse, the Participant’s children who survive him, with the descendants (who survive the Participant) of any deceased child to share per stirpes in the portion that would have been allocated to such child had he survived the Participant, and if there are no such children or descendants, the Participant’s estate.

11.04.                  ELECTION BY BENEFICIARY

If a Participant, Beneficiary or Alternate Payee dies before his Annuity Starting Date, any death benefits payable to his Beneficiary may be paid (subject to any restrictions that may be placed on the payments by the Participant) in any manner that is authorized by Plan Article X, elected by the Beneficiary of a Participant, Beneficiary or Alternate Payee.

11.05.                  QUALIFIED PRERETIREMENT SURVIVOR ANNUITY

(a)                                  General Rules.  The provisions of this Plan section 11.05 apply only to a Participant in a Money Purchase Pension Plan (Adoption Agreement #001) or profit sharing plan that does not meet the safe-harbor requirements of Plan section 10.05, who dies before his Annuity Starting Date and who is married on the date of his death.

(b)                                 Normal Form of Benefit.  Unless a Participant described in subsection (a) has made a Qualified Election to waive the Qualified Preretirement Survivor Annuity, such Participant shall have his or her Account paid to the Surviving Spouse, in the form of a Qualified Preretirement Survivor Annuity if the Participant’s vested interest in his or her Account exceeds the cash out limits of Plan section 10.02(c) at the time of the Participant’s death.

(c)                                  Notice Requirement.  A Participant may make a Qualified Election to waive the Qualified Preretirement Survivor Annuity upon receipt, within the applicable period for such Participant, of a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for a Qualified Joint and Survivor Annuity pursuant to Plan section 10.04(d). The applicable period for a Participant is whichever of the following periods ends last:

(1)                                  The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

(2)                                  A reasonable period after the individual becomes a Participant;

(3)                                  A reasonable period ending after this Plan section first applies to the Participant.

Notwithstanding the foregoing, notice under this subsection must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.  For purposes of applying this subsection, a reasonable period ending after the enumerated events described in (2), and (3) is the end of the two year period beginning one year prior to the date the applicable event occurs, and ending after that date.  In the case of a Participant who terminates employment before the Plan Year in which he attains age 35, notice shall be provided within the two year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

(d)                                 Qualified Election. A Qualified Election must be made during the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant’s death.  If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, then with respect to the Account balance as of the date of separation, the election period shall begin on the date of separation.

(1)                                  A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35.  Such election will not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Plan section 10.04(c).

(2)                                  If a Participant makes a Qualified Election in accordance with subparagraph (1) above, Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35.  A Participant must make a new Qualified Election on or after such date

(e)                                  Consent Required.  An Account that exceeds the cash out limit of Plan section 10.02(c) and which is immediately distributable (as defined in Plan section 10.03(d)), shall be distributed from the Plan only upon the written consent of the Surviving Spouse.  A Surviving Spouse who becomes entitled to a Qualified Preretirement Survivor Annuity may direct that payments begin within a reasonable time after the Participant’s death. Such benefits will normally be paid in the form of an annuity for the Surviving Spouse’s lifetime although the Surviving Spouse will be entitled to make any of the elections which any other Beneficiary is entitled to make pursuant to Plan section 10.02.

11.06.                  CASH-OUT OF SMALL DEATH BENEFITS

The vested interest in a Participant’s Account which is less than the cash-out limit of Plan section 10.02(c), without regard to the election made in Plan section 10.02(c)(2)(A) or (B), shall be paid to his or her Beneficiary in a cash lump sum as of the Valuation Date specified in Plan section 10.01(e).

ARTICLE XII

APPOINTMENTS AND ALLOCATION OF FIDUCIARY RESPONSIBILITY

12.01.                  ALLOCATION OF RESPONSIBILITY

The Named Fiduciary shall have the power to allocate Fiduciary responsibilities among other named Fiduciaries and to designate Fiduciaries to carry out Fiduciary responsibilities in order to provide for the orderly operation and administration of the Plan.  Any allocation, delegation, or other assignment of duties previously made is hereby confirmed and shall continue until such time as it is revoked, modified, or altered by the Named Fiduciary.  The Named Fiduciary may permit any person to whom any authority or control has been granted to further allocate, delegate, or assign any or all such duties to such other person or entity as the Named Fiduciary may specify.  A person or entity serving as a Fiduciary with regard to the Plan may serve in more than one Fiduciary capacity and may employ one or more persons to render advice with regard to his Fiduciary responsibilities hereunder.  To the extent allowed by law, each Fiduciary’s responsibility is limited to the duties allocated or designated to it.

12.02.                  ADMINISTRATOR

The Administrator is the individual or entity specified by the Employer in the Adoption Agreement. The Administrator has only the responsibilities described in this Plan.  The Administrator has no responsibility for the control or management of the Trust Fund except as specifically provided in this Plan.

12.03.                  ADMINISTRATIVE COMMITTEE

The Board shall have the power to appoint an Administrative Committee of at least three members which shall serve pursuant to Plan Article XIII.  The Board shall have the power to remove a member of the Committee at its discretion for any reason.  In the event of a removal or if for any other reason there are fewer than three members of the Committee serving at any time the Board shall as soon as practicable appoint a new member or members so that there shall be a minimum of three members.

12.04.                  TRUSTEE

The Board shall have the power to appoint one or more Trustees, to remove a Trustee at its discretion upon 60 days’ written notice unless a shorter period is agreed to, to appoint a successor to any Trustee who has resigned, has been removed, or has ceased to serve for any other reason, and to appoint a co-Trustee with the consent of the Trustee then serving.  The Trustee may resign at any time upon 60 days’ written notice to the Employer unless a shorter period is agreed to.  The appointment of any Trustee or co-Trustee shall become effective upon the Trustee’s or co-Trustee’s acceptance of the appointment in writing.

12.05.                  INVESTMENT MANAGER

This Plan section 12.05 applies only if the Named Fiduciary authorizes the appointment of one or more Investment Managers to manage, acquire, and dispose of all or part of the Trust Fund.  Such Investment Manager shall have complete control and responsibility over all matters pertaining to the investment of the assets under its control, including brokerage commissions, if any, and proxy voting.  When an Investment Manager has been appointed and has accepted its Fiduciary responsibility to the Plan, the Trustee shall be under no obligation to invest the portion of the Trust Fund under the control of the Investment Manager and shall not incur any liability with respect to such portion of the Trust Fund unless it shall knowingly participate in or knowingly conceal another party’s breach of its Fiduciary responsibilities with respect to such portion.  An Investment Manager appointed hereunder shall acknowledge in writing that it is a Fiduciary with respect to the Plan. Nothing herein, however, shall relieve the Trustee from responsibility for its acts as such.

12.06.                  FIDUCIARY DISCRETION

In discharging the duties assigned to it under the Plan, each Fiduciary has the discretion to interpret the Plan; adopt, amend and rescind rules and regulations pertaining to its duties under the Plan; and to make all other determinations necessary or advisable for the discharge of its duties under the Plan.  Each Fiduciary’s discretionary authority is absolute and exclusive if exercised in a uniform and nondiscriminatory manner with respect to similarly situated individuals. The express grant in the Plan of any specific power to a Fiduciary with respect to any duty assigned to it under the Plan must not be construed as limiting any power or authority of the Fiduciary to discharge its duties.  A Fiduciary’s decision is final and conclusive unless it is established that the Fiduciary’s decision constituted an abuse of its discretion.

12.07.                  BONDING OF FIDUCIARIES

Every Trustee or other Fiduciary must be bonded to the extent, if any, required by ERISA.  If the law requires bond, such Fiduciary must secure the minimum (or any greater amount set by the Employer) and obtain reimbursement pursuant to Plan section 13.07(a).

ARTICLE XIII

ADMINISTRATION OF THE PLAN

13.01.                  GENERAL

(a)                                  Operation and Administration.  The Administrator is responsible for the operation and administration of the Plan, except to the extent its duties are allocated to or assumed by other persons or entities according to the terms of the Plan.

(b)                                 Rules and Procedures.  The Administrator shall establish rules and procedures to be followed by Participants and Beneficiaries in filing applications for benefits and for furnishing and verifying proofs of any matter necessary to establish their rights to benefits or other rights in accordance with the Plan.

(c)                                  Information.  The Administrator shall supply such full and timely information on all matters relating to the Plan as the Trustee, each Fiduciary and other persons performing services for the Plan may require for the effective discharge of their respective duties.

13.02.                  DUTIES OF ADMINISTRATOR

It shall be the duty of the Administrator or such persons as it may designate to handle the day-to-day operations of the Plan including the enrollment of Participants; the distribution of booklets, notices and other information regarding the Plan; maintaining Beneficiary designation forms; and communicating all other matters relating to Participants’ participation and entitlement to benefits to each Fiduciary and other persons performing services for the Plan as may be necessary to enable them to discharge their duties under the Plan.  The Administrator or such persons as it may designate shall carry out the duties in a uniform, equitable, and nondiscriminatory manner with regard to all Participants or Beneficiaries under similar circumstances.

13.03.                  DISCLOSURE

(a)                                  Documentation.  The Administrator shall make available to Participants and Beneficiaries receiving benefits under the Plan a summary of the Plan at such place and at such times as may be required by federal statutes and regulations, and shall maintain copies of the Plan document and Plan summaries for inspection by the Department of Labor.

(b)                                 Financial Accountings. The Administrator shall arrange for the preparation and filing of such annual reports, including financial statements of the Plan’s assets and liabilities, schedules, receipts and disbursements and changes in financial position in such form, at such place and at such times as may be required by federal statutes and regulations.  The Administrator shall furnish annually to all Participants and Beneficiaries receiving benefits under the Plan a copy of a summary of the financial statement of the Plan’s assets and liabilities and schedules of receipts and disbursements and such other material as is necessary to fairly summarize the latest annual report at such times and to the extent required by federal statutes and regulations.

(c)                                  Inspection of Documents.  The Administrator shall make available at its principal office copies of the Plan, any Trust Agreement, copies of any contracts relating to the Plan, descriptions of the Plan, and annual reports for examination by any Participant or Beneficiary.

(d)                                 Copies of Documents.  Upon the written request of any Participant or Beneficiary receiving benefits under the Plan, the Administrator shall furnish him a copy of the latest updated summary plan description, plan description, latest annual report, and a copy of the Plan and Trust Agreement.  The Administrator may make a reasonable charge for the costs of furnishing such copies not otherwise required to be provided to such Participant or Beneficiary without charge as a matter of law.

13.04.                  TEMPORARY SUSPENSION OF CERTAIN PLAN ACTIVITIES IN CONNECTION WITH A SERVICE PROVIDER.

Notwithstanding any other Plan provision to the contrary, in the event of a change in service providers (including, but not limited to, the recordkeeper) for, or the investment funds of, the Plan, the Administrator may establish in its sole discretion such procedures for temporarily suspending such Plan activities as it deems necessary or appropriate to implement the change involved.  The activities that may be suspended under this section include, but are not limited to, distributions, investment and contribution elections, and changes in contribution percentages and Investment Fund allocations.

13.05.                  TEMPORARY SUSPENSION OF CERTAIN PLAN ACTIVITIES IN CONNECTION WITH A ROLLOVER, ACCOUNT TRANSFER, OR PLAN MERGER.

Notwithstanding any other Plan provision to the contrary, in the event of a rollover, transfer of a Member’s account balance from (or to) another tax qualified plan or plan merger, the Administrator may establish in its sole discretion such procedures for temporarily suspending such Plan activities as it deems necessary or appropriate to implement the rollover, account transfer, or merger involved.  The activities that may be suspended under this section include, but are not limited to, loans, distributions, investment elections, and changes in Investment Fund allocations.

13.06.                  ANNUAL ACCOUNTINGS

To the extent required by law, the Administrator shall engage, on behalf of all Participants, an independent qualified public accountant designated by the Employer, to certify and render an opinion that the financial statements and schedules prepared in conjunction with the Plan are presented fairly and are in conformity with generally accepted accounting principles.

13.07.                  EXPENSES AND COMPENSATION

(a)                                  Expenses Charged to Trust Fund.  All reasonable expenses of the Plan and the Trust Fund shall be paid by, and constitute a charge upon, the Trust, except to the extent that the Employer may, in its discretion, elect to pay and not seek reimbursement for any such expense.  Such expenses include, to the extent allowed by law, any reasonable expenses incident to the functioning of the Plan, including, without limitation, attorneys’ fees and the compensation of actuaries and other agents, accounting and clerical charges, expenses, if any, of being bonded as required by ERISA, and any other costs of administering the Plan.  As indicated above, the Employer may also seek reimbursement from the Trustee for expenses properly payable from the Trust Fund but advanced by the Employer.  No Employee of the Employer or an Affiliate shall be entitled to compensation for his services with respect to the Plan other than his normal compensation received as an employee of an Employer, but he shall be entitled to reimbursement for his reasonable expenses incurred in the administration of the Plan.

(b)                                 Participant-Directed Accounts.  To the extent allowed under ERISA section 404(c), a Participant’s Directed Account may be charged for the reasonable expense of carrying out that Participant’s investment direction.

13.08.                  DIRECTIONS TO TRUSTEE

(a)                                  Investments.  Except as provided in Plan section 13.01, the Employer shall have the right to direct the Trustee with respect to the investment of all or a designated part of the Trust Fund (other than the portion of the Trust Fund subject to the control of an Investment Manager), either directly or indirectly through such agents as it may retain to direct the investment of the Trust Fund.

(b)                                 Written Direction. All directions from the Administrator to the Trustee shall be in writing from such person or persons as may be appointed in writing by the Administrator.  The Trustee shall rely on and shall act in accordance with such directions, unless the Trustee knows or should know that the directions constitute a breach of that person’s or entity’s or its own obligations under the Plan.

13.09.                  RECAPTURE OF PAYMENTS

(a)                                  Payments Made in Error.  By error, it is possible that payments to a Participant or Beneficiary may exceed the amounts to which the recipient is entitled.  When notified of the error, the recipient must return the excess to the Trust Fund. This requirement is limited where explicit statutory provisions require limitation.

(b)                                 Repayment in Installments.  To prevent hardship, repayment under subsection (a) may be made in installments, determined in the sole discretion of the Administrator.  A repayment arrangement, however, may not be contrary to law, and may not be used as a disguised loan.

(c)                                  Statutory Authority.  If the Trustee or Trustees are authorized by statute to recover payments, no Plan provision may be construed to contravene the statute.

13.10.                  CLAIMS PROCEDURE

(a)                                  Submission of Claim.  Claims for benefits under the Plan may be submitted to the Administrator or such persons as it may designate in writing who shall have the initial responsibility for determining the eligibility of any Participant or Beneficiary for benefits.  Such claims for benefits shall be made in writing and shall set forth the facts which such Participant or Beneficiary believes to be sufficient to entitle him to the benefit claimed.  The Administrator may adopt forms for the submission of claims for benefits in which case all claims for benefits shall be filed on such forms.  If the Employer has elected in the Adoption Agreement to condition some benefits on a finding of Disability and has elected a definition of Disability which requires the Administrator (or a physician chosen by the Administrator) to make a determination of Disability, the provisions in this Plan section concerning disability claims shall apply to the Plan.

(b)                                 Initial Review.

(1)                                  General.  On receipt of a claim, the Administrator must respond in writing within 90 days.  If special circumstances require an extension of time for the Administrator to process the claim, the 90-day period may be extended for an additional 90 days.  Prior to the termination of the initial 90-day period, the claimant shall be furnished a written notice setting forth the reason for the extension. The notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render the benefit determination.

(2)                                  Disability Claims.  On receipt of a Disability claim, the Administrator must respond in writing within 45 days following receipt of the claim (regardless of whether all the information necessary to make a benefit determination accompanies the claim) unless a 30-day extension is necessary due to matters beyond the control of the Administrator.  If such an extension is necessary, the Administrator shall notify the claimant prior to the expiration of the initial 45-day period.  If the Administrator determines that a decision cannot be made within the first extension period due to matters beyond the control of the Administrator, the time period for making a determination may be further extended for an additional 30 days.  If such an additional extension is necessary, the Administrator shall notify the Member prior to the expiration of the first 30-day extension period.

(A)                              Any notice of an extension period shall indicate (i) the circumstances necessitating the extension of time, (ii) the date by which the Administrator expects to furnish a notice of decision, (iii) the specific standards on which such entitlement to a benefit is based, (iv) the unresolved issues that prevent a decision on the claim and (v) any additional information needed to resolve those issues.

(B)                                A claimant will be provided a minimum of 45 days to submit any necessary additional information to the Administrator.  In the event that a 30-day extension is necessary due to a claimant’s failure to submit information necessary to decide a claim under this Plan section 13.10, the period for furnishing a notice of decision shall be tolled from the date on which the notice of the extension is sent to the claimant until the date the claimant responds to the request for additional information.

(c)                                  Notice of Denial.  If a claim is wholly or partially denied, the Administrator must give written notice to the claimant within the time provided in subsection (b).

(1)                                  General.  Such notice shall set forth, in a manner calculated to be understood by the claimant, (i) the specific reasons for the denial; (ii) the Plan provision(s) on which the denial was based; (iii) a description of the additional material or information necessary for the claimant to revise and perfect the claim and an explanation of why such material or information is necessary; and (iv) a description of the Plan’s claims review procedure and time limits applicable to such procedures, including a claimant’s right to bring civil action under ERISA section 502(a) following an adverse benefit determination on review.

(2)                                  Disability Claims.  In addition to the information specified in subsection (c)(1), an adverse benefit determination concerning a Disability claim shall also set forth, in a manner calculated to be understood by the claimant, (i) an explanation of any internal rule or guideline relied on to make the adverse determination, or (ii) a statement that a specific rule or guideline was relied upon and that a copy of the rule will be provided to the claimant free of charge upon request.

(d)                                 Request for Review.  If a claim for benefits is denied in whole or in part, the claimant may request in writing a full and fair review of the claim and an adverse benefit determination.  The Administrator may appoint a committee to review benefit claims, which must consider any denied claim that is submitted for review.  If no committee is appointed, the Administrator will process any valid request for review.  The claims procedure must provide claimants with

(1)                                  at least 60 days (180 days in the case of a Disability claim) following receipt of an adverse determination on which to appeal the determination;

(2)                                  the opportunity to submit written comments, documents and records relating to the claim;

(3)                                  reasonable access to and copies of documents and records relevant to the claim for benefits, upon request and free of charge; and

(4)                                  a review taking into account all comments, documents, records and information submitted by the claimant relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination.

(e)                                  Review of Denied Claims.  The Administrator must make a decision concerning the determination upon review of a denied claim within 60 days (45 days in the case of a Disability claim) of receipt of a request for review.  Under special circumstances, the review period may be extended for an additional 60 days (45 days in the case of a Disability claim).  If an extension is required, the Administrator will provide the claimant with written notification of the special circumstances involved and the date by which the Administrator expects to render a final decision.

(1)                                  Hearing.  The Administrator or the committee appointed to review claims must determine whether there will be a hearing.  A hearing must be scheduled to give sufficient time for this review and submission, giving notice of the schedule and deadlines for submission.

(2)                                  Review by Committee.  If a committee is appointed and if such committee has regularly scheduled meetings at least quarterly, the rules in this subsection govern the time for the decision on review and supersede the rules in this subsection (e).  If the claimant’s written request for review is received more than 30 days before a meeting, a decision on review must be made at the next meeting after the request for review has been received.  If the claimant’s written request for review is received 30 days or less before a meeting of the committee, the decision on review must be made at the committee’s second meeting after the request for review has been received.  If an extension of time is required, written notice of the extension must be furnished to the claimant before the extension begins.

(3)                         Disability Claims.  The review shall be conducted by the Administrator (exclusive of the person who made the initial adverse decision or such person’s subordinate).  In reviewing the appeal, the Administrator shall (i) not afford deference to the initial denial of the claim, (ii) consult a medical professional who has appropriate training and experience in the field of medicine relating to the Member’s disability and who was neither consulted as part of the initial denial nor is the subordinate of such individual and (iii) identify the medical or vocational experts whose advice was obtained with respect to the initial benefit denial, without regard to whether the advice was relied upon in making the decision.  If a claim is denied due to a medical judgment, the reviewer will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment.  The health care professional consulted will not be the same person consulted in connection with the initial benefit decision (nor be the subordinate of that person).  The decision on review also will identify any medical or vocational experts who advised the Administrator in connection with the original benefit decision, even if the advice was not relied upon in making the decision.

(f)                                    Notification on Review. If a request for review is wholly or partially denied, the Administrator must give written or electronic notice to the claimant within the time provided in subsection (e).  The notice must contain the information detailed in subsection (c).  If the notification concerns the denial of a Disability claim, the notice must also contain; (i) a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures, and (ii) a statement that the claimant may have other voluntary alternative dispute resolution options, such as mediation.

(g)                                 Authorized Representative.  Any action that may be taken by a claimant under this Plan section 13.10 may also be taken by the claimant’s authorized representative.

(h)                                 Determinations Are Binding.  All good-faith determinations by the Administrator are conclusive and binding on all persons, and there is no right of appeal except as provided above. Any electronic notification shall comply with the standards imposed by Department of Labor Regulation 2520.104b-1(c).

13.11.                  ADMINISTRATIVE COMMITTEE

If a Committee is appointed by the Board pursuant to Plan section 12.03, the following provisions shall apply:

(a)                                  Powers and Duties.  The Committee shall have all duties specifically allocated to it hereunder or which are delegated to it by the Administrator, and shall have all necessary powers to carry out these duties.  The Committee shall have the power to construe the Plan and to determine all questions that arise thereunder.

(b)                                 Indemnification.  The Employer shall indemnify and save harmless each and all of the members of the Committee from the effect and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences shall result from their own willful misconduct or gross negligence.

(c)                                  Abstention.  A member of the Committee who is also a Participant in the Plan shall abstain from any action which directly affects him as a Participant in a different manner than other similarly situated Participants.  In the event of an abstention, matters shall be decided by the remaining members of the Committee.  Nothing herein, however, shall prevent any member of the Committee who is also a Participant or Beneficiary from receiving any benefit to which he may be entitled, so long as the benefit is computed and paid on a basis that is consistently applied to all other Participants or Beneficiaries.

(d)                                 Agents and Counsel.  The Committee may engage agents to assist it in its duties and may consult with counsel, who may be counsel for the Employer, with respect to the meaning or construction of this document and its obligations hereunder, or with respect to any action, proceeding, or question of law related thereto.

(e)                                  Officers.  The Committee shall choose a chairman from its members and may appoint a secretary to keep such records of the acts of the Committee as may be necessary.  The secretary may, but need not, be a member of the Committee. The secretary may perform any and all purely ministerial acts which may be delegated to him by the Committee.

(f)                                    Rules and Regulations.  The Committee may formulate such rules and regulations which are not inconsistent with the purposes of the Plan as it may deem necessary to enable it to carry out its duties hereunder.

13.12.                  ERRORS AND OMISSIONS

Individuals and entities charged with the administration of the Plan must see that it is administered in accordance with the terms of the Plan as long as the Plan does not conflict with the Code or ERISA.  If an innocent error or omission is discovered in the Plan’s operation or administration, and the Administrator determines that it would cost more to correct the error than is warranted, and if the Administrator determines that the error did not result in discrimination in operation or cause a qualification or excise-tax problem, then, to the extent that an adjustment will not, in the judgment of the Administrator, result in discrimination in operation, the Administrator may authorize any equitable adjustment it deems necessary or desirable to correct the error or omission, including but not limited to the authorization of additional Employer Contributions designed, in a manner consistent with the goodwill intended to be engendered by the Plan, to put Participants in the same relative position they would have enjoyed if there had been no error or omission.  Any correction made under this Plan section shall be made in accordance with Revenue Procedure 2001-17 and any subsequent ruling, procedure or announcement, or regulation that replaces on supersedes such Revenue Procedure.  Any contribution made pursuant to this section is an additional discretionary contribution.

13.13.                  IMPOSSIBILITY OF PERFORMANCE

In the event it becomes impossible for the Employer, the Administrator or a Committee, if any, to perform any act under the Plan, or when the provisions of the Plan are ambiguous or unclear, that act shall be performed which in the judgment of the Administrator or a Committee, if any, as the context requires, will most nearly carry out the intent and purposes of the Plan.  All persons in any way interested in the Plan, including, but not limited to, retired, Disabled, terminated Participants, deceased Participants and Beneficiaries, shall be bound by any acts performed under such conditions.

ARTICLE XIV

TRUST AGREEMENT AND INVESTMENTS

14.01.                  TRUST AGREEMENT

(a)                                  Establishment of Trust.  As elected by the Employer in the Adoption Agreement, the Employer hereby establishes with the Trustee a Trust which shall consist of contributions acceptable to the Trustee as shall from time to time be contributed by the Employer and the earnings and gains thereon. In accordance with the provisions of Plan section 4.04, and as elected by the Employer in the Adoption Agreement, the Trustee shall accept Rollover Contributions and Transferred Contributions.  All such money, investments, proceeds, earnings, and profits, less the payments which at the time of reference shall have been made by the Trustee, as authorized herein, are referred to as the Trust Fund.  The Trust Fund shall be held by the Trustee in trust and dealt with in accordance with the provisions of this Article.  Except as provided for in Plan section 17.03, at no time shall any part of the corpus or income of the Trust Fund be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries.

(b)                                 Acceptance of Trust.  By execution of the Adoption Agreement, the Trustee hereby accepts the Trust created hereunder and agrees to hold all cash, securities and other properties now or hereafter constituting the Trust Fund hereunder, subject to all the terms and conditions of this Article.  The Employer may, however, designate a Trustee under a separate Trust Agreement, in which case this Plan Article XIV shall not apply.

(c)                                  Transferred Funds.  The Trustee shall also accept funds transferred for the benefit of a Participant from plans providing contributions or benefits for Employees or Partners, some or all of whom are Owner-Employees. Such funds shall be segregated from the other assets of the Trust Fund so as to be subject to specific regulations or federal legislation already enacted or to be set forth in future regulations or federal legislation dealing with the same.

(d)                                 Domestic Trust.  The Trust is intended to qualify as a domestic trust in accordance with Code section 7701(a)(30)(E) and any regulations issued thereunder.  Accordingly, only United States persons (as defined in Code section 7701(a)(30) may have the authority to control all substantial decisions regarding the Trust (including decisions to appoint, retain or replace the Trustee), unless the Plan filed a domestic trust election pursuant to Treasury Regulation Section 301.7701-7(f) or any subsequent guidance issued by the Internal Revenue Service, or except as otherwise provided in applicable regulations or legislation.

(e)                                  Fiscal Year of Trust. The fiscal year of the Trust shall coincide with the Plan Year unless the Employer specifies otherwise in the Adoption Agreement.

(f)                                    Governing Law.  This Trust Agreement shall be construed, administered and enforced according to ERISA and, to the extent not preempted thereby, the laws of the Commonwealth of Virginia. Nothing contained in this Plan Article XIV shall be construed in a manner which subjects a governmental plan (as defined in Code section 414(d)) or a non-electing church plan (as described in Code section 410(d)) to the fiduciary provisions of Title I of ERISA.

14.02.                  DISCRETIONARY TRUSTEE

(a)                                  Designation.  If the Employer elects in the Adoption Agreement to designate the Trustee to administer the Trust as a discretionary Trustee, then the Trustee has full discretion and authority with regard to the investment of the Trust Fund, except with respect to a Plan asset under the control or the direction of a properly appointed Investment Manager or with respect to a Plan asset properly subject to Employer, or to Participant direction of investment. The Trustee must coordinate its investment policy with Plan financial needs as communicated to it by the Administrator.

(b)                                 The Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:

(1)                                  accept and receive all sums of money and such other property paid and acceptable to it from time to time by the Employer;

(2)                                  subject to the provisions of Plan section 14.04, hold, invest, reinvest, manage and administer such moneys, properties, and increments, increases, earnings, and income as a Trust Fund for the exclusive benefit of those entitled to receive benefits under the Plan;

(3)                                  retain in cash so much of the Trust Fund as it may deem advisable to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest;

(4)                                  compromise, contest, arbitrate or abandon claims and demands, in the Trustee’s discretion;

(5)                                  except to the extent provided under Plan section 14.02(a) above or Plan section 14.05, have with respect to the Trust all of the rights of an individual owner, including the power to exercise any and all voting rights associated with Trust assets, to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, to tender shares and to exercise or sell stock subscriptions or conversion rights;

(6)                                  hold any securities or other property in the name of the Trustee or its nominee, with depositories or agent depositories or in another form as it may deem best, with or without disclosing the trust relationship;

(7)                                  pay moneys to the Participants and Beneficiaries in accordance with the terms of the Plan;

(8)                                  in accordance with instructions from the Employer or Administrator, transfer moneys on behalf of the Participants to another trust maintained by such Participant’s new employer which forms part of a pension, profit sharing or stock bonus plan that meets the requirements of Code section 401(a), provided that the trust to which such transfers are made permits such transfers;

(9)                                  transfer moneys on behalf of the Participants to Individual Retirement Accounts, as defined under the Code; or

(10)                            retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until a court of competent jurisdiction makes final adjudication.

14.03.                  NONDISCRETIONARY TRUSTEE

(a)                                  Designation.  If the Employer elects in the Adoption Agreement to designate the Trustee to administer the Trust as a nondiscretionary Trustee, then the Trustee will not have any discretion or authority with regard to the investment of the Trust Fund, but must act solely as a directed trustee of the funds contributed to it.

(b)                                 A nondiscretionary Trustee, as directed trustee of the funds held by it under the Plan, is authorized and empowered, by way of limitation, with the following powers, rights and duties, each of which the nondiscretionary Trustee exercises solely as directed trustee in accordance with the written direction of the Named Fiduciary (except to the extent a Plan asset is subject to the control and the management of a properly appointed Investment Manager or subject to Employer or Participant direction of investment):

(1)                                  accept and receive all sums of money and such other property paid and acceptable to it from time to time by the Employer;

(2)                                  subject to the provisions of Plan section 14.04, hold, invest, reinvest and administer such moneys, properties, and increments, increases, earnings, and income as a Trust Fund for the exclusive benefit of those entitled to receive benefits under the Plan and to make any other investments the Named Fiduciary deems appropriate;

(3)                                  retain in cash so much of the Trust Fund as the Named Fiduciary may direct in writing to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest;

(4)                                  compromise, contest, arbitrate or abandon claims and demands, as the Named Fiduciary deems appropriate;

(5)                                  have with respect to the Trust all of the rights of an individual owner, including the power to exercise any and all voting rights associated with Trust assets, to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, to tender shares and to exercise or sell stock subscriptions or conversion rights, provided the exercise of any such powers is in accordance with and at the written direction of the Named Fiduciary or a Participant, if participant-directed investment is elected by the Employer in the Adoption Agreement;

(6)                                  hold any securities or other property in the name of the Trustee or its nominee, with depositories or agent depositories or in another form as the Named Fiduciary may direct in writing, with or without disclosing the trust relationship;

(7)                                  in accordance with instructions from the Administrator, pay moneys to the Participants and Beneficiaries;

(8)                                  in accordance with instructions from the Employer or Administrator, transfer moneys on behalf of the Participants to another trust maintained by such Participant’s new employer which forms part of a pension, profit sharing or stock bonus plan that meets the requirements of Code section 401(a), provided that the trust to which such transfers are made permits such transfers;

(9)                                  in accordance with instructions from the Employer or Administrator, transfer moneys on behalf of the Participants to Individual Retirement Accounts, as defined under the Code; or

(10)                            retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until a court of competent jurisdiction makes final adjudication.

(c)                                  Modification of Powers.  The Employer and the nondiscretionary Trustee, in writing, may limit the powers of the nondiscretionary Trustee to any combination of powers listed within this Plan section 14.03.  If there is a nondiscretionary Trustee under the Plan, then the Employer, in adopting this Plan acknowledges the nondiscretionary Trustee does not have any discretion with respect to the investment or the re-investment of the Trust Fund and the nondiscretionary Trustee is acting solely as a directed trustee with respect to the assets comprising the Trust Fund.

(d)                                 Named Fiduciary.  The Named Fiduciary under the Plan has the sole responsibility for the management and control of the Trust Fund, except with respect to a Plan asset under the control or the direction of a properly appointed Investment Manager or with respect to a Plan asset properly subject to Participant or Employer direction of investment.  The Named Fiduciary will exercise its management and control of the Trust Fund through its written direction to the nondiscretionary Trustee.

(e)                                  Limitation of Liability of Nondiscretionary Trustee. The nondiscretionary Trustee does not have any duty to review or to make recommendations regarding investments made at the written direction of the Named Fiduciary.  The nondiscretionary Trustee must retain any investment obtained at the written direction of the Named Fiduciary until further directed in writing by the Named Fiduciary to dispose of such investment. The nondiscretionary Trustee is not liable in any manner or for any reason for making, retaining or disposing of any investment pursuant to any written direction of the Named Fiduciary.  The Employer will indemnify, defend and hold the nondiscretionary Trustee harmless from any damages, costs or expenses, including reasonable attorneys’ fees, which the nondiscretionary Trustee may incur in consultation with the Employer as a result of any claim asserted against the nondiscretionary Trustee or the Trust arising out the nondiscretionary Trustee’s full and timely compliance with any written direction of the Named Fiduciary.

14.04.                  INVESTMENTS

(a)                                  Permitted Investments.  The Trustee shall invest and reinvest the principal and the income of the Trust Fund and keep the Trust Fund invested, without distinction between principal and income, in any common or preferred stocks, open-end or closed-end mutual funds (including proprietary funds), interests in real estate investment trusts, savings accounts, certificates of deposit and other types of time deposits with any financial institution, put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, limited partnerships, insurance contracts of any type, notes or other property of any kind, real or personal, to buy or sell options on common stock on a nationally recognized exchange, to open and maintain margin accounts, to engage in short sales, and to make any other investments the Trustee deems appropriate, with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Any investment made or retained by the Trustee in good faith is proper but must be of a kind constituting a diversification considered by law suitable for trust investments.

(b)                                 Prohibited Investments. The Trustee may not invest in commodities, collectibles (i.e., works of art, rugs, antiques, metals, gems, stamps, coins, alcoholic beverages, or any other tangible personal property specified by the Secretary of the Treasury as “collectibles” within the meaning of Code section 408(m)), uncovered options, long equity call options, long equity put options with no offsetting long equity position, non-equity options, municipal bonds, mortgages, leaseholds, solicited partnership interests (other than those on the Trustee’s approved list of such interests applicable to such accounts and as revised from time to time) or in a dividend reinvestment program or in any other reinvestment program or in any investment which the Trustee determines is unacceptable due to administrative considerations.

(c)                                  Common or Collective Funds.  The Trustee is specifically authorized and empowered to transfer, at any time, and from time to time, such part or all of the Trust Fund as it shall deem advisable to any banking institution who is trustee of any trust qualified under Code section 401(a) and exempt under Code section 501(a), maintained by such bank as a medium for the collective investment of funds of pension, profit sharing, or other employee benefit trusts of which it may, from time to time, be acting as trustee, or any other commingled fund set up for the collective investment of funds under which the bank is acting as trustee, and to withdraw any part or all of the Trust Fund so transferred.  The provisions of any such trust shall be deemed a part of the Trust.

14.05.                  INVESTMENT DIRECTION BY PARTICIPANTS OR THE EMPLOYER

(a)                                  Participant-Directed Investments.  If allowed by the Employer in the Adoption Agreement, this Plan section 14.05 shall apply when a Participant or the Employer executes a specific investment directive with respect to the Participant’s Account. The Trustee shall be under no duties whatsoever except such duties as are specifically set forth in the investment directive. The Trustee shall perform such duties as are set forth in the investment directive in a reasonable time period, where up to five working days shall be considered reasonable.  The Trustee shall not make any investments or dispose of any investment held in a self-directed Account, except upon the written direction of the Employer.

(b)                                 No Duty to Review.  Subject to the restrictions set forth in this Plan section 14.05, the Trustee shall be under no duty to question any such direction of the Participant or the Employer, to review any securities held in an Account, or to make suggestions to the Participant or the Employer with respect to the investment, retention or disposition of any assets held in the Accounts.

(c)                                  No Liability for Lack of Direction.  The Trustee shall be under no liability for any loss of any kind which may result by reason of any action taken by it in accordance with the directions of the Participant or the Employer or by reason of any failure to act because of the absence of any such directions.

(d)                                 No Discretion.  The Trustee shall have no discretion to direct any aspect of the business administration of the Account, but is merely authorized to acquire and hold particular investments specified by the Participant or the Employer.

(e)                                  Indemnification.  The Trustee shall be full protected in acting upon any instrument, certificate, or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of such statements.  The Participant or the Employer shall at all times fully indemnify and save harmless the Trustee from any liability which may arise hereunder except liability arising from the gross negligence or willful misconduct of the Trustee.

14.06.                  PROHIBITED TRANSACTIONS

The Trustee shall not knowingly permit the occurrence of any of the prohibited transactions described in ERISA section 406.

14.07.                  POWERS OF THE TRUSTEE

(a)                                  The Trustee is authorized and empowered

(1)                                  to sell, exchange, convey, transfer or otherwise dispose of any asset held by it, by private contract or at a public auction, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

(2)                                  to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers of an owner with respect to stocks, securities, insurance policies or other property held in the Trust Fund;

(3)                                  to make, execute, acknowledge and deliver any and all documents of transfer and conveyance, and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(4)                                  to register any investment held in the Trust Fund in the name of the Trust, or in the name of a nominee and to hold any investment in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

(5)                                  to employ suitable agents and counsel and to pay their reasonable expenses and compensation;

(6)                                  to appoint, in accordance with ERISA section 402(c)(3), an Investment Manager to manage any or all of the assets of the Trust Fund; and

(7)                                  to borrow or raise moneys for the purpose of the Trust in such amount, and upon such terms and conditions, as the Trustee in its absolute discretion may deem advisable; and, for any sums so borrowed, to issue its promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part of, the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency or propriety of any such borrowing; it being intended that the Trustee shall also have the power to borrow from itself, provided in such case the interest on the loan does not exceed the prevailing interest rate for a loan of the type made.

(b)                                 Limitations.  The Trustee shall be under no duty to inquire into the correctness of the amounts tendered to it by an Employer, nor to enforce payment of any contribution and shall not be responsible for the adequacy of the Trust Fund to meet and discharge any liabilities under the Plan. The Trustee shall have no responsibility for determining the eligibility of a Participant or Beneficiary under the Plan or for determining their respective interests in the Trust Fund.

14.08.                  EXPENSES

(a)                                  Trust Expenses.  All brokerage costs and transfer taxes incurred in connection with the investment of the Trust Fund and all income taxes or other taxes of any kind whatsoever which may be levied or assessed under existing or future laws upon or in respect of the Trust Fund, and any interest which may be payable on money borrowed by the Trustee for the purposes of the Trust, shall be paid from the Trust Fund, and, until paid, shall constitute a charge upon said Trust Fund.

(b)                                 Trustee Expenses.  Subject to any applicable statute, the Trustee may be compensated by the Employer for its services under the agreement in accordance with a reasonable fee schedule.  All other administrative expenses incurred by the Trustee in the performance of its duties, including fees for legal services rendered to the Trustee, such compensation to the Trustee as may be agreed upon in writing from time to time between the Employer and the Trustee, and all other proper charges and disbursements of the Trustee, shall be paid by the Employer or, if not by the Employer, by the Trust Fund, but until paid shall be a charge upon the Trust Fund.

14.09.                  DISCHARGE OF DUTIES BY THE TRUSTEE

The Trustee must discharge its duties solely in the interest of Participants and Beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and by diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.  The Trustee, however, shall not be liable for any investment it makes in accordance with the specific instructions of the Participant, Employer or Named Fiduciary, or for any acts of any Investment Manager, employed by the Trustee or the Employer whose power would include the acquisition and disposition of Plan assets; provided, however, that the Trustee did not violate its general fiduciary duty in selecting or retaining such Investment Manager or managers.  The Trustee may, from time to time, consult with counsel, who may be counsel to the Employer, and shall be fully protected in acting upon the advice of counsel.

14.10.                  ACCOUNTS AND REPORTS OF THE TRUSTEE

(a)                                  Accounts and Reports.  The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person or persons designated by the Employer.

(1)                                  Annual Accounting.  Within 120 days after the close of each Plan Year, the Trustee shall render an account for such year to the Employer showing the value of the Trust Fund and such other information or data deemed appropriate.  The Employer, within 180 days after the receipt of an accounting, may make written objection thereto, and the failure of the Employer to make objection within the permitted period shall be considered an approval of the accounts.

(2)                                  Final Accounting.  Within 75 days after the removal or resignation of the Trustee as provided in Plan section 14.11, such Trustee shall file with the Employer a written account setting forth all investments, receipts, disbursements and other transactions affected by it during the period from the close of the last fiscal year to the date of such removal or resignation, showing the current value of the Trust Fund as of the close of business on the date of such removal or resignation and the properties constituting the Trust Fund as of that date.

(b)                                 Separate Accounts.  The Trustee may maintain separate accounts for purpose of convenience, but the maintenance of such accounts shall not operate to vest an interest in the assets of the Trust Fund in any Participant except as provided by the other provisions of the Plan.

(c)                                  Valuation of the Trust Fund.  As of the Valuation Date, the Trustee shall ascertain the fair market value of the assets and liabilities of the Trust Fund.  Securities which are listed on a national securities exchange shall be valued at their last sales prices on the Valuation Date of the largest national securities exchange on which they are traded, or, if no sales occurred on such day, at the mean between the “bid” and “asked” prices on such day.  Securities which are traded over-the-counter shall be valued at their last closing “bid” prices on such day as reported by the National Quotation Bureau Incorporated.  In the event that the Valuation Date is not a business day, such valuation shall be as of the next succeeding business day.  All other assets, and all liabilities, shall be valued at fair market value as determined by the Trustee, and such values, as well as all other values assigned to securities by the Trustee pursuant to this Plan section, shall be final and conclusive. Earnings shall be posted to the assets of the Plan periodically, but not less frequently than annually.

14.11.                  RESIGNATION OR REMOVAL OF THE TRUSTEE

(a)                                  Resignation or Removal. The Trustee may resign at any time upon 60 days notice in writing to the Employer.  The Trustee may be removed by the Employer at any time upon 60 days notice in writing to the Trustee.

(1)                                  Successor Trustee.  Upon such resignation or removal, the Employer shall appoint a successor Trustee who shall have the same powers and duties as those conferred upon the Trustee hereunder. Upon acceptance of such appointment by the successor Trustee, the Trustee shall assign, transfer and pay over to such successor Trustee the funds and properties then constituting the Trust Fund and, in that connection, shall cause any part held in any commingled trust to be withdrawn.  A successor Trustee is not personally liable for any act or failure to act of any predecessor Trustee, except as required under ERISA.  With the approval of the Employer and the Administrator, a successor Trustee, with respect to the Plan, may accept the account rendered and the property delivered to it by a predecessor Trustee without liability.

(2)                                  Settlement of Trustee Account.  The Trustee is authorized, however, to reserve such sum of money, as to it may deem advisable, for payment of its fees and expenses in connection with the settlement of its account or otherwise, and any balance of such reserve remaining after the payment of such fees and expenses shall be paid over to the successor Trustee.

(b)                                 Merger or Consolidation of Trustee.  If the Trustee shall merge or consolidate with any other institution or if a new institution results from such merger or consolidation, the merged, consolidated or new institution shall become the successor Trustee of the Trust.

(c)                         Appointment of a Successor or Substitute Trustee.  A successor or substitute Trustee shall be appointed in the event that the Internal Revenue Service notifies the Trustee that it has failed in any manner to comply with the requirements of the Code or to keep such records, to make such returns or to render such statements as may be required of it by law.

14.12.                  LIMITATION OF TRUSTEE LIABILITY

(a)                                  Written Direction.  The Trustee shall be protected in acting upon any notice, direction, certificate, or other paper or document believed by the Trustee to be genuine and to have been executed by a Participant or the Employer or a duly authorized person or persons representing the Employer.

(b)                                 Distributions or Transfers Taken Only Upon Direction.  Any distributions or transfers shall be made to Participants, Beneficiaries or successor Trustees by the Trustee only upon direction from the Administrator.  Any such direction shall be deemed to constitute a certification by the Administrator that the distribution or transfer so directed is one that the Administrator is authorized to direct under the Plan and does not constitute a diversion of Trust Fund assets to any other purpose, and the Trustee shall not be under any liability for any distribution made by it under this Plan section pursuant to any such directions nor shall the Trustee be under any duty to make further inquiry or investigation with respect thereto.

(c)                                  Investment Manager.  The Trustee is not liable for the acts or omissions of any Investment Manager the Named Fiduciary may appoint, nor is the Trustee under any obligation to invest or otherwise to manage any asset of the Trust Fund which is subject to the management of a properly appointed Investment Manager.  The Named Fiduciary, the Trustee and any properly appointed Investment Manager may execute a written agreement as a part of this Plan delineating the duties, responsibilities and liabilities of the Investment Manager with respect to any part of the Trust Fund under the control of the Investment Manager.

(d)                                 Ancillary Trustee or Independent Fiduciary. The limitation on liability described in this Plan section 14.12 also applies to the acts or omissions of any ancillary trustee or independent fiduciary appointed under Plan section 14.16.  However, if a discretionary Trustee, pursuant to the delegation described in Plan section 14.16(a) appoints an ancillary trustee, the discretionary Trustee is responsible for the periodic review of the ancillary trustee’s actions and must exercise its delegated authority in accordance with the terms of the Plan and in a manner consistent with ERISA.  The Employer, the discretionary Trustee and an ancillary trustee may execute a written agreement as a part of this Plan delineating any indemnification agreement among the parties.

14.13.                  PLAN TERMINATION

The Plan may be terminated at any time by the Employer, in which event the Trust Fund shall be disposed of by the Trustee in accordance with the provisions of the Plan.

14.14.                  INDEMNIFICATION

The Employer agrees, to the extent permitted by law, to indemnify and hold the Trustee harmless from and against any liability that it may incur in the administration of the Trust Fund, unless arising from the Trustee’s own negligent or willful breach of the provisions of ERISA.

14.15.                  ILLEGAL PROVISIONS

Should any provision of this Plan Article XIV or rules and regulations adopted thereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the provisions herein or therein contained unless such illegality shall make impossible or impractical the functioning of this Plan Article XIV, and, in such case, the appropriate parties shall immediately adopt a new provision.

14.16.                  APPOINTMENT OF ANCILLARY TRUSTEE OR INDEPENDENT FIDUCIARY

(a)                                  Ancillary Trustee.  The Named Fiduciary, in writing, may appoint any qualified person in any state to act as ancillary trustee with respect to a designated portion of the Trust Fund. An ancillary trustee must acknowledge in writing its acceptance of the terms and conditions of its appointment as ancillary trustee and its fiduciary status under ERISA.

(1)                                  Rights, Powers and Duties.  The ancillary trustee has the rights, powers, duties and discretion as the Employer may delegate, subject to any limitations or directions specified in the agreement appointing the ancillary trustee and to the terms of the Plan or of ERISA.  The investment powers delegated to the ancillary trustee may include any investment powers available under Plan section 14.07.

(2)                                  Resignation or Removal. The ancillary trustee may resign its position and the Named Fiduciary may remove an ancillary trustee as provided in Plan section 14.11 regarding resignation and removal of the Trustee. In the event of such resignation or removal, the Named Fiduciary may appoint another ancillary trustee or may return the assets to the control and management of the Trustee.

(3)                                  Discretionary Trustee.  The Named Fiduciary may delegate its responsibilities under this Plan section 14.16 to a discretionary Trustee under the Plan, but not to a nondiscretionary Trustee, subject to the acceptance by the discretionary Trustee of that delegation.

(b)                                 Independent Fiduciary.  If the Department of Labor requires engagement of an independent fiduciary to have control or management of all or a portion of the Trust Fund, the Named Fiduciary will appoint such independent fiduciary, as directed by the Department of Labor.  The independent fiduciary will have the duties, responsibilities and powers prescribed by the Department of Labor and will exercise those duties, responsibilities and powers in accordance with the terms, restrictions and conditions established by the Department of Labor, and, to the extent not inconsistent with ERISA, the terms of the Plan.  The independent fiduciary must accept its appointment in writing and must acknowledge its status as a fiduciary of the Plan.

14.17.                  EMPLOYER STOCK

(a)                                  Acquisition of Employer Stock.  Employer Stock shall be purchased by the Trustee from time to time out of funds held by the Trustee under the Plan or advanced by the Employers, either on the open market, from the Employer’s authorized but unissued stock or by exercising any rights to purchase shares granted with respect to shares of Employer Stock held by the Trustee.  The Trustee shall hold, for the purpose of allocation to the Accounts of Participants, shares of such Employer Stock which the Trustee has acquired due to withdrawals by Participants.  Shares of Employer Stock held by the Trustee as a result of a withdrawal shall be deemed to have been purchased by the Trustee as of the Valuation Date they were valued for purposes of the withdrawal and reallocated at their current market value as of such Valuation Date.

(b)                                 Participant-Directed Investments.  If the Employer has elected in the Adoption Agreement to allow Participant direction of investments in accordance with Plan section 15.01, investments in Employer Stock shall be made via the Employer Stock fund which shall consist of either:

(1)                                  Share Accounting Stock Fund.  The share of Employee Stock held for each Participant who participates in the Employer Stock fund (a “share accounting stock fund”); or

(2)                                  Unitized Stock Fund.  A combination of shares of Employer Stock and short-term liquid investments, consisting of mutual fund shares or commingled money market pool units as agreed to by the Employer and the Trustee, which are necessary to satisfy the Employer Stock fund’s cash needs for transfers and payments (a “unitized stock fund”).

(c)                                  Unitized Stock Fund.  In the case of a unitized stock fund, such units shall represent a proportionate interest in all assets of the unitized stock fund, which includes shares of Employer Stock, short-term investments, and at times, receivables for dividends and/or Employer Stock sold and payables for Employer Stock purchased. A net asset value per unit shall be determined daily for each cash unit outstanding of the unitized stock fund.  The return earned by the unitized stock fund shall represent a combination of the dividends paid on the shares of Employer Stock held by the unitized stock fund, gains or losses realized on sales of Employer Stock, appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the unitized stock fund.  A target range for the short-term liquid investments shall be maintained for the unitized stock fund.  The Named Fiduciary shall, after consultation with the Trustee, establish and communicate to the Trustee in writing such target range and a drift allowance for such short-term liquid investments.  Such target range and drift allowance may be changed by the Named Fiduciary, after consultation with the Trustee, provided any such change is communicated to the Trustee in writing.  The Trustee is responsible for ensuring that the actual short-term liquid investments held in the unitized stock fund fall within the agreed upon target range over time, subject to the Trustee’s ability to execute open-market trades in Employer Stock or to otherwise trade with the Employer.

(d)                                 Warrants, Rights and Options.

(1)                                  Nondiscretionary Trustee.  A Participant shall have the right to request, direct or demand a nondiscretionary Trustee to exercise on his behalf any rights, warrants or options issued with respect to Employer Stock credited to his Directed Accounts, and the Trustee shall exercise or sell any such rights, warrants or options in accordance with the Participant’s directions.

(2)                                  Discretionary Trustee.  A Participant shall not have the right to request, direct or demand a discretionary Trustee to exercise on his behalf any rights, warrants or options issued with respect to Employer Stock credited to his non-Directed Accounts and the Trustee, in its discretion, may exercise or sell any such rights, warrants or options.  In the event such warrants, rights or options are exercised or sold, the Account of each Participant in the Plan shall be credited with its proportionate share of the proceeds.

(e)                                  Voting of Employer Stock.

(1)                                  Nondiscretionary Trustee.  A Participant with an interest in an Employer Stock fund shall have the right to direct a nondiscretionary Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Employer Stock that is credited to his Directed Account, if the Plan uses share accounting, or if accounting is by units of participation, that reflect such Participant’s proportional interest in the Employer Stock fund (both vested and unvested).  Directions from a Participant to the Trustee concerning the voting of Employer Stock shall be communicated in writing, or by such other means as is agreed upon by the Trustee and the Employer. The Trustee shall vote or not vote shares of Employer Stock as directed by the Participant. Except as otherwise required by law, the Trustee shall not vote shares of Employer Stock that are credited to a Participant’s Directed Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect a Participant’s proportional interest in the Employer Stock fund for which the Trustee has received no direction from the Participant.  Notwithstanding the foregoing, if an independent fiduciary has been appointed pursuant to Plan section 14.16, such person or entity shall decide how to vote unallocated shares of Employer Stock and all shares of Employer stock credited to Participants’ Directed Accounts as to which the Trustee has not been provided voting instructions.  Unallocated shares of Employer Stock will be voted proportionally based on those shares for which voting instructions have been received.

(2)                                  Discretionary Trustee.  Any shares of Employer Stock credited to Participants’ non-Directed Accounts or which are not credited to a Participant’s Account as of the applicable Valuation Date shall be voted by a discretionary Trustee in a manner that it believes to be consistent with fiduciary standards under ERISA.

(f)                                    Tender of Employer Stock.

(1)                                  Nondiscretionary Trustee.  A Participant with an interest in an Employer Stock fund shall have the right to direct a nondiscretionary Trustee to tender or not to tender some or all of the shares of Employer Stock that are credited to his Directed Account, if the Plan uses share accounting, or if accounting is by units of participation, that reflect such Participant’s proportional interest in the Employer Stock fund (both vested and unvested).  Directions from a Participant to the Trustee concerning the tender of Employer Stock shall be communicated in writing, or by such other means as is agreed upon by the Trustee and the Employer.  The Trustee shall tender or not tender shares of Employer Stock as directed by the Participant.  Except as otherwise required by law, the Trustee shall not tender shares of Employer Stock that are credited to a Participant’s Directed Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect a Participant’s proportional interest in the Employer Stock fund for which the Trustee has received no direction from the Participant.  Notwithstanding the foregoing, if an independent fiduciary has been appointed pursuant to Plan section 14.16, such person or entity shall decide whether or not to tender unallocated shares of Employer Stock and all shares of Employer stock credited to Participants’ Directed Accounts as to which the Trustee has not been provided tender instructions.

(A)                              A Participant who has directed the Trustee to tender some or all of the shares of Employer Stock that reflect the Participant’s proportional interest in the Employer Stock fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of such tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline.  A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

(B)                                A direction by a Participant to the Trustee to tender shares of Employer Stock that reflect the Participant’s proportional interest in the Employer Stock fund shall not be consider written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares.  If the Plan uses share accounting, the Trustee shall credit to the Participant’s Account the proceeds received by the Trustee in exchange for the shares of Employer Stock tendered from the Participant’s Account.  If accounting is by units of participation, the Trustee shall credit to each proportional interest of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Employer Stock tendered from that interest.  Pending receipt of direction (through the Administrator) from the Participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining Investment Funds the proceeds should be invested in, the Trustee shall invest the proceeds in the default Investment Fund specified by the Employer or, if no such Investment Fund has been specified, the most conservative Investment Fund designated by the Employer.

(2)                                  Discretionary Trustee.  Any share of Employer Stock which are credited to Participants’ non-Directed Accounts or which are not credited to a Participant’s Account as of the applicable Valuation Date shall be voted by a discretionary Trustee in a manner that it believes to be consistent with fiduciary standards under ERISA

(g)                                 Expenses.  When incurred, brokerage commissions, transfer taxes and other charges, and expenses in connection with the purchase or sale of Employer Stock shall be added to the cost of such stock or deducted from the proceeds thereof, as the case may be.

(h)                                 Securities Law Reports.  The Employer shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust’s ownership of Employer Stock; including, without limitation, any reports required under Section 13 or 16 of the Securities Exchange Act of 1934 and the Named Fiduciary or, where applicable, independent fiduciary, shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Employer Stock pending the filing of any report.  The Trustee shall provide to the Employer such information on the Trust’s ownership of Employer Stock as the Employer may reasonably request in order to comply with Federal or state securities laws.

ARTICLE XV

PARTICIPANT DIRECTED INVESTMENTS

15.01.                  PARTICIPANT DIRECTED INVESTMENTS

(a)                                  Opportunity to Direct Investments.  If the Employer so elects in the Adoption Agreement, each Participant shall have the right to direct the investment of his Directed Account and will have a reasonable opportunity to give investment instructions to the Administrator or his delegate.  The Administrator or his delegate is obligated to comply with such instructions except as provided in subsection (k), provided that the instructions are in accordance with the procedures governing investment elections.  A Participant who directs the investment of his Account in accordance with this Plan section shall not be deemed to be a Fiduciary of the Plan.  In addition, no Fiduciary with respect to the Plan shall be liable for any breach of Title I of ERISA as a result of a Participant’s investment direction. The provisions of this Plan section are intended to satisfy the requirements of ERISA section 404(c) and the regulations promulgated thereunder.

(b)                                 Directed Investments.  Except as provided in subsections (c) and (h) and except to the extent that a loan from a Participant’s Account is considered a directed investment according to the Plan, a Participant may direct the investment of that portion of his Account as is specified by the Employer in the Adoption Agreement (“Directed Accounts”) in accordance with the procedures described in the following subsections.

(1)                                  Investment Funds.  The Administrator may, in its discretion, designate three or more Investment Funds into which Participants may direct the investment of their Directed Accounts.  The Administrator may add or delete investment funds from time to time.  Participants shall be given notice of all changes in the Investment Funds offered under this Plan section.  The availability of Investment Funds shall be administered in a uniform and nondiscriminatory basis with respect to all similarly situated Participants.

(2)                                  Investment Manager. The Administrator may, in its discretion, designate one or more Investment Managers from which a Participant may choose to manage all or part of his Directed Accounts.

(3)                                  Brokers, Salesmen or Agents.  The Administrator may, in its discretion, designate one or more brokers, salesmen or agents from which a Participant may choose to execute investment orders with respect to all or part of his Directed Accounts.

(c)                                  Investment of Future Contributions. Each Participant shall provide investment direction to the Administrator that specifies the investments in which his contributions are to be invested and stating the percentage of the contributions to be invested in each such Investment Fund.  The investment direction must be in such form and meet such criteria as are specified from time to time by the Administrator.  Any such investment direction shall continue in effect until amended or revoked.  The Administrator shall forward investment directions to the Trustee (or to such third party as the Employer and the Trustee shall direct) in order to implement the Participant’s directions.

(d)                                 Transfer of Account Balances. A Participant may, in addition to the election available under subsection (e), elect to change his investment elections with respect to the balance in his Directed Accounts. The investment direction must be in such form and meet such criteria as are specified from time to time by the Administrator. The Administrator shall forward investment directions to the Trustee (or to such third party as the Employer and the Trustee shall direct) in order to implement the Participant’s directions.

(e)                                  Investment Information.  The Administrator will provide Participant wit sufficient information concerning the Investment Funds to permit the Participant to make a informed investment decision.  Alternatively, the Administrator may provide Participants with directions as to how such investment information may be obtained.

(f)                                    Charge and Expenses.  A Participant’s Directed Accounts may be charged for the reasonable expenses of carrying out his investment directions, provided that reasonable procedures are established to inform the Participant of any charges.  Each Participant must also receive periodic reports of the actual expenses incurred with respect to his Directed Accounts.

(g)                                 Investment in Employer Stock.  If Employer Stock is one of the Investment Funds offered under the Plan, a Participant may direct all or a portion of his Directed Accounts to be invested in Employer Stock provided that:

(1)                                  Publicly Traded.  The Employer Stock is publicly traded on a national exchange or other recognized securities market;

(2)                                  Trading Volume.  The Employer Stock is traded with sufficient frequency and in sufficient volume to assure that Participant directions to buy or sell the stock may be acted upon promptly and efficiently;

(3)                                  Shareholder Information.  The same information provided to shareholders of Employer Stock is provided to Participants who invest in such Employer Stock;

(4)                                  Pass-Through Rights.  Voting, tender and similar rights with respect to Employer Stock are passed through to Participants pursuant to the provisions governing nondiscretionary Trustees under Plan section 14.17;

(5)                                  Confidentiality.  Information relating to the purchase, holding, and sale of Employer Stock and the exercise of voting, tender and similar rights with respect to such stock by Participants is maintained in accordance with procedures designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA; and

(6)                                  Fiduciary.  The Administrator designates a Fiduciary who is responsible for ensuring that (i) the procedures required in subparagraph (5) are sufficient to safeguard the confidentiality of the information described in that subparagraph; (ii) such procedures are being followed; an (iii) an independent Fiduciary (who is not affiliated with an Employer) is appointed to carry out activities relating to any situation which the Fiduciary designated for purposes of this paragraph determines involve a potential for undue influence upon Participants by any Employer (or an Affiliate) with regard to the direct or indirect exercise of shareholder rights.

(A)                              Absent the designation of a Plan Fiduciary in accordance with this subparagraph (6) on or before the prescribed date, the Administrator is designated as the Plan Fiduciary and shall continue as such, until it appoints a successor.  The Administrator shall retain the right to appoint and remove both the Fiduciary required by this Plan section and any independent fiduciary appointed pursuant to subparagraph (6).

(B)                                If the Administrator fails to appoint an independent Fiduciary hereunder in circumstances which the Trustee believes warrants such appointment, the Trustee may request the Administrator to do so and the Administrator shall either make such appointment or the Board shall appoint a successor Trustee.

(h)                                 Trustee’s Right to Decline.  The Trustee may decline to implement any Participant direction under this Plan section 15.01 which, if implemented:

(1)                                  would not be in accordance with the documents and instruments governing the Plan, insofar as such documents are consistent with Title I of ERISA;

(2)                                  would cause the Trustee to maintain indicia of ownership of any asset of the Plan outside the jurisdiction of the district courts other than as permitted by ERISA section 404(b);

(3)                                  would jeopardize the Plan’s tax-qualified status under Code section 401(a);

(4)                                  would result in a direct or indirect:

(A)                                       sale, exchange or lease of property between the Employer and the Plan (other than a purchase or sale of Employer Stock that satisfies subsection (j));

(B)                                         loan to the Employer or an Affiliate;

(C)                                        acquisition or sale of any employer real property (a defined in ERISA section 407(d)(2)); or

(D)                                       prohibited transaction described in ERISA section 406 or Code section 4975;

(5)                                  would result in a loss in excess of the Participant’s Account balance; or

(6)                                  would generate income that would be taxable to the Plan.

(i)                                     Failure to Direct Investments.  If a Participant chooses not to direct the investment of all or part of his Directed Accounts (whether an affirmative choice or one deemed by his failure to submit an election to invest his Directed Accounts or part of his Directed Accounts), the Trustee shall invest his Directed Account as directed by the Administrator.

15.02.                  INVESTMENT OF INCOME

Earnings on each Investment Fund collected by the Trustee, shall be credited to Participant Accounts, on the basis of his interest in that fund and the amounts so credited shall be reinvested in that fund.

15.03.                  ELECTION DISCREPANCIES.

Participants shall notify the Administrator or the Named Fiduciary of any discrepancies in their investment elections as reflected on their confirmation statement within thirty (30) days (or such other period as may be permitted or established by the Administrator) of receipt of the first confirmation statement reflecting the discrepancy.  If a Participant fails to provide such notice within the required timeframe, he shall be deemed to have elected the investment reflected on his confirmation statement.

ARTICLE XVI

AMENDMENT AND TERMINATION OF THE PLAN

16.01.                  AMENDMENTS BY THE EMPLOYER

(a)                                  Plan Amendments.  The Board shall have the right, with the consent of the Sponsor, to amend its Plan at any time and from time to time. Such amendment shall be evidenced by the amendment of its Adoption Agreement to adopt any provision which could be adopted by a new Employer hereunder.  Any such amendment shall become operative upon receipt of the Sponsor’s written consent thereto and when so operative shall be effective as of the date therein provided. Except as may be necessary to obtain or retain the qualified status of the Plan under the appropriate section of the Code or ERISA, no amendment shall be made which would have any of the following effects:

(1)                                  deprive a Disabled or retired Participant of any income to which he is entitled;

(2)                                  deprive a terminated Participant of any of the benefits to which he is entitled;

(3)                                  deprive a Participant of any interest to which he is entitled if such Participant were to terminate his employment on the effective date of such amendment;

(4)                                  deprive any Beneficiary of a deceased Participant of the right to receive any benefits to which he may be entitled;

(5)                                  decrease a Participant’s accrued benefit;

(6)                                  increase the responsibilities, duties, liabilities or obligations of the Trustee without the Trustee’s written consent thereto; or

(7)                                  eliminate or restrict an optional form of benefit unless the amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted.  For purposes of this paragraph (7), a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

(b)                                 Permitted Amendments.  The Employer may, with the consent of the Sponsor, amend the Plan by:

(1)                                  changing the choice of options in the Adoption Agreement;

(2)                                  adding overriding Plan language to the Adoption Agreement where such language is necessary to satisfy Code section 415 or 416 because of the required aggregation of multiple plans;

(3)                                  changing administrative provisions of the Trust or custodial document;

(4)                                  adopting certain model amendments published by the Internal Revenue Service which specifically provide that their adoption shall not cause the Plan to be treated as an individually designed plan; and

(5)                                  adding or changing provisions permitted under the Plan and/or specifying or changing the effective date of a provision as permitted under the Plan, and correcting obvious and unambiguous typographical errors and/or cross-references that merely correct a reference but that do not in any way change the original intended meaning of the provision(s).

(c)                                  Individually Designed Plan.  An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Code section 412(d), will no longer participate in this prototype plan, but will be considered to have an individually designed plan.  If the Employer’s Plan fails to attain or retain qualification, such Plan will no longer participate in this prototype plan and will be considered an individually designed plan.

16.02.                  AMENDMENTS BY THE SPONSOR

The Employer, by adopting the Plan and signing the Adoption Agreement, authorizes and empowers the Sponsor to

(a)                                  amend the Plan at any time as the Sponsor deems necessary or appropriate to enable the Plan to obtain or retain its status as a qualified plan under the Code or ERISA, and such amendments may be made retroactively;

(b)                                 amend the Plan at any time as the Sponsor deems necessary or appropriate to conform the Plan to any law of the United States, the Commonwealth of Virginia or any other state, or any political subdivision thereof, or to any rule or regulation thereunder, or change in any such law, rule or regulation, and such amendment may take effect as of the date such amendment is required to be effective under such law, rule or regulation; and

(c)                                  amend the Plan at any time in any way which the Sponsor deems necessary or appropriate; provided, however, that no amendment shall be made under this subsection which shall affect the obligations of an Employer without the written consent of such Employer.

16.03.                  MANDATORY TERMINATION

The Plan shall terminate, in the case of an Employer which is a corporation, upon the sale, termination or dissolution of the corporation or, in the case of an Employer which is a sole proprietorship, upon the death of the sole proprietor or, in the case of an Employer which is a partnership, upon the termination or dissolution of the partnership, unless the successor to the business of the Employer duly elects to continue the Plan and such continuation is approved by the Trustee in writing.  In the case of a Profit Sharing Plan (Adoption Agreement #003), a termination shall occur in the event of a complete discontinuance of contributions under the Plan, whereupon the Accounts of all affected Participants shall become nonforfeitable.

16.04.                  ELECTIVE TERMINATION

The Board may, at any time, in its sole discretion, terminate the Plan upon 30 days written notice to the Trustee, provided that the Board shall have no power to terminate the Plan in such manner as will adversely affect the rights of any Participant with respect to contributions theretofore made or, except as provided in Plan section 17.03, as will cause or permit any part of the Trust Fund to be used for, or diverted to, purposes other than the exclusive benefit of Participants or Beneficiaries.

16.05.                  DISCONTINUANCE OF PARTICIPATION BY PARTICIPATING EMPLOYER

Each Participating Employer reserves the right to terminate its participation in the Plan prospectively or to prospectively discontinue contributions under the Plan with respect to its otherwise eligible Employees by action of its board of directors and in accordance with applicable law.  Further, with the consent of the Board, any Participating Employer may, by action of its board of directors, withdraw from the Plan by giving six months advance notice of such intention to the Board and the Trustee, unless a shorter notice period shall be agreed to in writing by the Board and the Trustee. The Trustee shall thereafter transfer, deliver and assign Trust Fund assets allocable to the Accounts of the Participants of such Participating Employer to such new Trustee as shall have been designed by such Participating Employer, in the event that it has established a separate pension plan for its Employees provided however, that no such transfer shall be made if the result is the elimination or reduction of any Code section 411(d)(6) protected benefits.  If no successor Trustee is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Plan Article XIII hereof.  In no event shall any part of the corpus or income of the Trust Fund as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

16.06.                  DISTRIBUTION UPON TERMINATION

Upon termination or partial termination of the Plan, the Account of each affected Participant will be nonforfeitable and will be distributed by the Trustee to the Participants or Beneficiaries, as the case may be, in such amounts as are credited to their Accounts as of the date of such termination.  Distribution will be in cash or in kind, as directed by the Employer or Participant (or in the absence of such direction, as determined by the Trustee) pursuant to the provisions of Plan Article IX, and will occur within a reasonable period of time after such termination.

16.07.                  MERGER OR CONSOLIDATION

No merger or consolidation of the Plan with, or transfer by the Plan of assets or liabilities to, any other plan, shall occur unless each Participant would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

ARTICLE XVII

MISCELLANEOUS

17.01.                  QUALIFICATION AND INTERPRETATION

The Plan is established with the intention that it qualify under Code section 401(a), as amended by ERISA (or the corresponding provision of any subsequent federal law pertaining to the Code or ERISA at the time in effect).  Accordingly, all terms and provisions contained in the Plan shall be interpreted, wherever possible, so as to comply with the requirements for qualification under the Code and ERISA.

17.02.                  PARTICIPATING EMPLOYER

In the event the Plan of a participating Employer fails to attain or retain its qualified status, such Plan shall be treated as an individually designed plan and shall not be considered a Prototype Plan.

17.03.                  ALIENATION OF BENEFITS

No benefits under the Plan shall in any manner be anticipated, assigned or alienated and any attempt to do so shall be void; provided however, payments shall be made pursuant to (i) a federal tax levy made pursuant to Code section 6331, (ii) a judgment in favor of the United States resulting from an unpaid tax assessment, (iii) a Qualified Domestic Relations Order, or (iv) certain orders or decrees entered on or after August 5, 1997, authorizing the settlement of liabilities incurred against the Plan by a Participant as allowed by Code section 401(a)(13).

17.04.                  GENDER

For purposes of the Plan, words in the masculine include the feminine and neuter genders, words in the neuter include the masculine and feminine genders, the singular includes the plural, and vice versa, unless qualified by the context.

17.05.                  RIGHT TO INSPECT RECORDS OF THE PLAN

Unless otherwise authorized by the Employer, no participating Employee, Partner or Owner-Employee has the right to inspect the records of the Plan except to the extent required by ERISA.

17.06.                  EXPENSES OF THE PLAN

Any and all expenses of maintaining each plan adopted pursuant to the Plan shall be charged ratably to each Account under such plan as the Trustee shall determine, unless paid by the Employer.

17.07.                  LOST PARTICIPANT OR BENEFICIARY

In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, remain unpaid solely by reason of the inability of the Employer or the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, and the amount is forfeited, such benefit shall be restored if a claim is made by the Participant or Beneficiary.

17.08.                  VIRGINIA LAW APPLIES

The Plan and each plan adopted hereunder shall be governed by and administered, construed and enforced in accordance with the laws of the Commonwealth of Virginia.

17.09.                  HEADINGS NOT PART HEREOF

Headings of Articles and Plan sections hereof are provided solely for convenience of reference and shall constitute no part of the Plan and shall not be considered in the construction of any part hereof.

17.10.                  USERRA

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Military Leave will be provided in accordance with Code section 414(u).